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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
POLAROID HOLDING COMPANY
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies: 34,956,069 shares of Common Stock and options to purchase 752,921 shares of Common Stock
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined based on the sum of: (a) the product of (i) 34,956,069 shares of Common Stock and (ii) the merger consideration therefor of $12.08 per share and (b) the difference between the merger consideration per share of $12.08 and the aggregate exercise price for in-the-money options exercisable for 594,296 shares of Common Stock.

	(4)	Proposed maximum aggregate value of transaction: $425,975,952.52
	(5)	Total fee paid: $50,137.37
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[POLAROID HOLDING COMPANY LETTERHEAD]

            , 2005

Dear Stockholder:

        You are cordially invited to attend the special meeting of stockholders of Polaroid Holding Company, to be held on    •    , 2005, at 10:00 a.m., local time, at    •    , which is located at    •    .

        At the special meeting, we will ask you to adopt the merger agreement among our company, Petters Group Worldwide, LLC and Petters Consumer Brands, LLC. If the merger is completed, for each share of our common stock that you own, you will be entitled to receive $12.08 in cash, without interest, and under certain circumstances the right to receive additional cash consideration if we sell our Instant Digital Printing assets for consideration in excess of an amount determined pursuant to the merger agreement. There can be no assurance that we will be able to sell our Instant Digital Printing assets at a price that will result in any excess proceeds to our stockholders. Accordingly, you should not expect the merger consideration to be greater than $12.08 per share.

        Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the terms of the merger agreement, the merger and the transactions described in the merger agreement are advisable to, and in the best interests of, our stockholders. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

        We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of our shares of common stock outstanding and entitled to vote at the special meeting. Failure to submit a signed proxy or vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement. Only stockholders who owned shares of our common stock at the close of business on    •    , 2005 will be entitled to vote at the special meeting.

        A stockholder owning or controlling a total of 18,521,400 shares of common stock, which represents approximately 53% of our outstanding voting stock, has entered into a voting agreement with Petters Group Worldwide and Petters Consumer Brands pursuant to which it agreed to vote its shares in favor of adopting the merger agreement. Thus, if this stockholder votes its shares in favor of the merger agreement, adoption of the merger agreement by the requisite stockholder vote is assured.

        PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

        The accompanying proxy statement explains the proposed merger and merger agreement and provides specific information concerning the special meeting. Please review this document carefully.

Sincerely,
/s/ J. MICHAEL POCOCK J. Michael Pocock President and Chief Executive Officer

        The proxy statement is dated    •    , 2005, and is first being mailed to stockholders of Polaroid Holding Company on or about     •    , 2005.

POLAROID HOLDING COMPANY
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2005

        To the stockholders of Polaroid Holding Company:

        We will hold a special meeting of the stockholders of Polaroid Holding Company at    •    , which is located at     •    , on    •    , 2005, at 10:00 a.m., local time, and any adjournments or postponements thereof, for the following purposes:

  1.
  to consider and vote upon a proposal to adopt the Agreement and Plan of Merger by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, a wholly owned subsidiary of Petters Group Worldwide, LLC, and us. If the merger is completed, we will become a wholly owned subsidiary of Petters Group Worldwide, LLC, and each outstanding share of our common stock will be converted into the right to receive $12.08 in cash, without interest, and under certain circumstances the right to receive additional cash consideration if we sell our Instant Digital Printing assets for consideration in excess of an amount determined pursuant to the merger agreement; and

  2.
  to transact such other business as may properly come before the special meeting and any adjournments or postponements of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

        We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

        Only stockholders who owned shares of our common stock at the close of business on    •    , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

        We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting. This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention. Under Delaware law, holders of our common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement, they continue to hold the shares through the effectiveness of the merger and they comply with the other Delaware law procedures explained in the accompanying proxy statement. See "The Merger—Appraisal Rights" on page 35.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

        Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement. Any stockholder present at the special meeting, including any adjournments or postponements of it, may revoke such stockholder's proxy and vote personally on the merger agreement to be considered at the special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" the adoption of the merger agreement. If you fail to return your proxy card or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote against the adoption of the merger agreement.

Please do not send any stock certificates at this time.

By order of the board of directors,
Sincerely,
/s/ IRA H. PARKER Ira H. Parker Vice President, Chief Legal Officer and Secretary
Waltham, Massachusetts •, 2005

i

Surrender of Stock Certificates	40
Lost Certificates	41
Unclaimed Amounts	41
Litigation Challenging the Merger	41
THE MERGER AGREEMENT	42
Merger Consideration; Effects of the Merger	42
Representations and Warranties of Polaroid	42
Covenants	43
Directors' and Officers' Indemnification and Insurance	46
Consents and Approvals	46
Conditions to Completion of the Merger	47
No Solicitation	48
Termination	49
Amendment, Extension and Waiver	51
Fees and Expenses	51
VOTING AGREEMENT	52
ESCROW AGREEMENTS	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
2004 EQUITY COMPENSATION PLAN INFORMATION	56
MARKET PRICE AND DIVIDEND DATA	56
OTHER MATTERS	56
FUTURE STOCKHOLDER PROPOSALS	56
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	57
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	57
WHERE YOU CAN FIND ADDITIONAL INFORMATION	57
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	57
ANNEXES:
Annex A—Agreement and Plan of Merger	A-1
Annex B—Voting Agreement	B-1
Annex C—Opinion of Lehman Brothers, Inc.	C-1
Annex D—Opinion of J.P. Morgan Securities Inc.	D-1
Annex E—Section 262 of the General Corporation Law of the State of Delaware	E-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will happen to Polaroid as a result of the merger?

A:
If the merger is completed, we will become a wholly owned subsidiary of Petters Group Worldwide, LLC, referred to as Petters Group Worldwide.

Q:
What will happen to my shares of Polaroid common stock after the merger?

A:
Upon completion of the merger, each share of our outstanding common stock will automatically be canceled and will be converted into the right to receive a per share amount equal to $12.08 in cash, without interest. In addition, (as further described below) you may also receive a contingent value right entitling you to receive additional cash consideration if we sell our assets relating to our instant digital printing technology, which are referred to as our IDP assets, under certain circumstances for consideration in excess of the minimum IDP sale price, as further described below. These contingent value rights, if issued, will not be transferable. The contingent value rights are a mechanism to give our stockholders and holders of in-the-money options the possibility of increased merger consideration from a sale of the IDP assets at a price in excess of the IDP minimum sale price, even if the sale of the IDP assets is completed after the effective time of the merger, so long as the definitive agreement is signed before the effective time and the sale is completed within 60 days following the effective time, or even if the excess proceeds from a sale completed before the effective time are not distributed before the effective time. Our stockholders will not have the option to receive securities of Petters Group Worldwide in exchange for their shares instead of cash.

Q:
Under what circumstances will contingent value rights be issued and under what circumstances will the contingent value rights have value?

A:
Contingent value rights will be issued if either:

•
we sell the IDP assets before the effective time of the merger at a price in excess of the minimum IDP sale price described below and we have not paid a dividend to our stockholders of the excess proceeds of the sale price prior to the effective time of the merger; or

•
prior to the effective time of the merger, we enter into a definitive agreement to sell the IDP assets at a price in excess of the minimum IDP sale price described below, but the sale does not close before the effective time of the merger.

        The contingent value rights will NOT be issued if:

  •
  we complete a sale of the IDP assets prior to the effective time of the merger and we pay a dividend to our stockholders in an amount equal to the excess proceeds of the sale over the minimum IDP sale price prior to the effective time of the merger; or

  •
  we do not enter into a definitive agreement for the sale of the IDP assets prior to the effective time of the merger at a price in excess of the minimum IDP sale price described below.

        The minimum IDP sale price is equal to:

  •
  in the event that the IDP assets are sold prior to the effective time of the merger, $45,000,000, plus any and all taxes resulting from such sale, fees and expenses associated with the sale; or

  •
  in the event that the IDP assets are sold after the effective time of the merger (but within 60 days of the effective time) pursuant to a definitive agreement entered into prior to the effective time of the merger, $45,000,000, plus any and all all taxes resulting from such sale, plus $6,000,000 (the assumed cost of the sale), plus $7,000,000 each month (or pro rata portion thereof less than a month) from the effective time of the merger to the closing of the sale.

  If contingent value rights are issued, each stockholder who is entitled to receive the cash merger consideration, and each holder of the in-the-money options, will receive one contingent value right for each share held and each share for which the option is exercisable. The contingent value rights, if issued, will have value if the sale of the IDP assets is completed either prior to the effective time of the merger, or within 60 days following the effective time of the merger, and the proceeds exceed the minimum IDP sale price. However, if we enter into a definitive agreement to sell the IDP assets prior to the effective time of the merger, but we do not close the sale within 60 days after the effective time of the merger, the contingent value rights would be issued but would be worthless. For example, assuming that all the conditions outlined above are satisfied, if an IDP sale is completed with proceeds of $3,570,899 in excess of the minimum IDP sale price, then, assuming there are an aggregate of 35,708,990 shares of common stock and in-the-money stock options entitled to receive a portion of the merger consideration, the contingent value rights would increase the per share amount payable in the merger by $0.10 to $12.18 per share.

  Under the terms of the merger agreement, Petters Consumer Brands has the right to consent (which consent shall not be unreasonably withheld or delayed) to the terms of any definitive agreement for the sale of the IDP assets with respect to the assets to be sold and the liabilities to be assumed, representations and indemnities that survive closing, any supply agreement between us and the purchaser of the IDP assets that continues after the closing and various other material terms of the agreement.

Q:
What are the IDP assets?

A:
We have invested significant resources to develop instant digital printing applications. One such effort, which we chose to cease pursuing to commercialization in 2004, was our instant digital printing kiosk. However, we have continued our efforts to develop new digital printing technology that will print photographs without the use of ink, toner or ribbons, with an image being formed when the media passes through a thermal imaging process. For over a year, we have been working to commercialize the media and have been working with a hardware manufacturer to develop an associated printer, but there can be no assurance that any of these products will be commercialized. Unless we find outside investors in this technology, absent a change in circumstances, we intend to cease investing significant resources in this area after the first quarter of 2005. The IDP assets include the intellectual property related to both the kiosk and print media technology, and might also include certain manufacturing facilities and related real estate that can manufacture the print media. Under the merger agreement, Petters Consumer Brands has the right to approve the assets and liabilities included in any sale of the IDP assets, any supply agreement entered into between us and the purchaser of the IDP assets and other matters relating to the transaction.

Q:
What is the likelihood of a sale of the IDP assets?

A:
We are pursuing discussions regarding a potential purchase of our IDP assets with a number of parties. There can be no assurance that we will be able to reach agreement with any party to sell our IDP assets at a price that will result in any excess proceeds to our stockholders. Accordingly, you should not expect the merger consideration to be greater than $12.08 per share.

Q:
If we have neither sold our IDP assets nor entered into a definitive agreement to sell the IDP assets prior to the effective time of the merger, will the contingent value rights have any value if the IDP assets are later sold?

A:
No. If there is no sale or signed definitive agreement to sell the IDP assets prior to the effective time of the merger, the contingent value rights will have no value and none of our stockholders will receive cash from the sale of the IDP assets, regardless of when or at what price they are sold after the effective time of the merger.

Q:
What will happen to options after the merger?

A:
Upon completion of the merger, each option outstanding immediately prior to the effective time, whether or not vested, will be cancelled and the holder of that option will be entitled to receive a single cash payment equal to the product of (i) the number of shares of our common stock for which the option was exercisable, multiplied by (ii) the excess, if any, of $12.08 per share over the exercise price per share of the option. In addition, if contingent value rights are issued, each in-the-money option will also receive one contingent value right for each share for which the option is exercisable.

Q:
Will the merger be taxable to me?

A:
Generally, yes. The receipt of cash, plus, under certain circumstances, a contingent value right, for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize taxable gain or loss as a result of the merger measured by the difference, if any, between the (i) $12.08 per share plus the fair market value of the contingent value right and (ii) your adjusted tax basis in that share. The receipt of cash and contingent value rights pursuant to the merger in exchange for outstanding options will be a taxable transaction for U.S. federal income tax purposes. If you hold options obtained in connection with the performance of services that are to be exchanged for cash, you will recognize ordinary income equal to the amount of cash and the fair market value of the contingent value rights you receive reduced by your tax basis in the options surrendered, and you may be subject to tax withholding.

  You should read "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 33 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger for you.

Q:
Does our board of directors recommend the adoption of the merger agreement?

A:
Yes. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement. To review the background of, and reasons for, the merger, see "The Merger—Background of the Merger" and "—Reasons for the Merger."

Q:
What vote of our stockholders is required to adopt the merger agreement?

A:
For us to complete the merger, stockholders holding at least a majority of the outstanding shares of our common stock must vote "FOR" the adoption of the merger agreement. One of our stockholders, which owns approximately 53% of our outstanding shares, has agreed with Petters Group Worldwide to vote its shares in favor of the adoption of the merger agreement and to exercise its contractual "drag along" rights under our amended and restated securities holder agreement to require certain other stockholders, including all of our directors and executive officers, to vote their shares in favor of the merger. As of the record date, the stockholders subject to these "drag along" rights owned an additional approximately 12% of the shares entitled to vote at the special meeting.

Q:
What rights do I have to seek appraisal of my shares?

A:
Under Delaware law, holders of our common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement, they continue to hold the shares through the effectiveness of the merger, and they comply with the other Delaware law procedures explained in this proxy statement. See "The Merger—Appraisal Rights" beginning on page 35 for more information.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the adoption of the merger agreement.

Q:
What happens if I do not submit a proxy or vote in person at the special meeting?

A:
Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy.

Q:
Can I change my vote after I have mailed my signed proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to us stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to us prior to the special meeting at 1265 Main Street, Waltham, MA 02451, Attention: Ira H. Parker, Secretary. Third, you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Q:
Can I submit a proxy via the Internet or telephone?

A:
No.

Q:
If my Polaroid shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your Polaroid shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of Polaroid stock certificates. Please do not send in your stock certificates with your proxy.

Q:
When do you expect the merger to be completed?

A:
We are working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including expiration or termination of applicable regulatory waiting periods. If our stockholders adopt the merger agreement, we expect to complete the merger in the second quarter of 2005.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact us at Polaroid Holding Company, 1265 Main Street, Waltham, MA 02451, (781) 386-2000, Attention: Ira H. Parker, Secretary.

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the other documents to which we have referred you. The merger agreement is attached as Appendix A to this proxy statement. See also "Where You Can Find Additional Information" on page 57. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

        Polaroid Holding Company, 1265 Main Street, Waltham, MA 02451, Telephone: (781) 386-2000 (see page 13).    We design, develop, manufacture and market instant and digital imaging products and related products. Our principal products are instant cameras and instant film, which are marketed worldwide. In addition to our principal products, we design, develop, manufacture and/or market photographic hardware accessories for the instant photography market. Our other products and services consist of eyewear, principally sunglasses, and secure identification systems for commercial applications. We have made a significant investment in instant digital printing applications, but have not commercialized any products in this area. We are exploring strategic alternatives for the instant digital printing assets and related activities, including a potential sale. Unless we find outside investors in this technology, absent a change in circumstances, we intend to cease investing significant resources in this area after the first quarter of 2005. We sell our products directly to and through mass merchandisers; food, drug, discount and department stores; photo retail and specialty stores; wholesalers; original equipment manufacturers; independent agents; retail outlets; and distributors.

        Petters Group Worldwide, LLC, 4400 Baker Road, Minnetonka, MN 55343, Telephone: (952) 934-9918 (see page 13).    Petters Group Worldwide creates, develops and invests in companies that manufacture, procure and market merchandising solutions for key growth markets. Petters Group Worldwide's core portfolio includes a growing list of retail and wholesale companies such as the direct marketing companies uBid.com and Fingerhut Direct Marketing and its entities represent operations in the United States, Europe, Latin America, China, Japan and Mexico.

        Petters Consumer Brands, LLC, 4400 Baker Road, Minnetonka, MN 55343, Telephone: (952) 934-9918 (see page 13).    Petters Consumer Brands is a wholly-owned independent operating company of Petters Group Worldwide that creates partnerships with global manufacturers to develop products and brand extensions for distribution through retail, Internet, catalog, and specialty channels.

The Special Meeting

        Date, time and place (see page 14).    The special meeting of our stockholders will be held at     •    , which is located at    •    , at 10:00 a.m., local time, on    •    , 2005. At the special meeting, our stockholders will be asked to adopt the Agreement and Plan of Merger, dated as of January 7, 2005, by and among Polaroid Holding Company, Petters Group Worldwide and Petters Consumer Brands, which we refer to as the merger agreement.

        Record date, voting power (see page 14).    Our stockholders are entitled to vote at the special meeting if they owned shares of our common stock as of the close of business on    •    , 2005, the record date. On the record date, there were    •     shares of our common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of our common stock that they owned on the record date.

        Voting and revocability of proxies (see page 15).    Stockholders should complete, date and sign the accompanying proxy card and promptly return it in the pre-addressed accompanying envelope. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide stockholders with directions on how to instruct the broker to vote the shares. All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the underlying shares will be voted "FOR" the adoption of the merger agreement.

        We do not expect any other business to come before the special meeting. If other business properly comes before the special meeting, the persons named as proxies will vote in accordance with their judgment.

        A stockholder may revoke its proxy at any time prior to use by delivering to our Secretary, Ira H. Parker, at our headquarters in Waltham, MA a signed notice of revocation or a later-dated, signed proxy. In addition, a stockholder may revoke its proxy by delivering to the chairman of the special meeting, on the day of the special meeting, a signed notice of revocation or a later-dated signed proxy. A stockholder also may revoke the stockholder's proxy by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

        Vote required (see page 14).    The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date.

        Voting Agreement (see page 52):    Simultaneously with the execution and delivery of the merger agreement, One Equity Partners LLC, referred to as One Equity Partners, our principal stockholder, entered into an agreement with Petters Group Worldwide and Petters Consumer Brands to vote its shares during the term of the voting agreement in favor of the adoption of the merger agreement and to exercise its contractual "drag along" rights under our amended and restated securities holder agreement to require certain other stockholders, including all of our directors and executive officers, to vote their shares in favor of the merger. As of February 1, 2005, One Equity Partners beneficially owned approximately 53% of the shares entitled to vote at the special meeting and the stockholders subject to these "drag along" rights owned an additional approximately 12% of the shares entitled to vote at the special meeting. Thus, if One Equity Partners votes its shares in favor of the merger agreement as required by the voting agreement, adoption of the merger agreement by the requisite stockholder vote is assured. The voting agreement terminates on the earliest of (i) the date our board of directors approves a superior proposal, (ii) any termination of the merger agreement, (iii) the effective time of the merger and (iv) any material amendment to the merger agreement without the prior approval of One Equity Partners. A copy of the voting agreement is included in this proxy statement as Annex B. You are encouraged to read it carefully and in its entirety.

        Escrow Agreements; Financing of the Merger (see page 53):    The total cash merger consideration, excluding any cash payable in respect of contingent value rights, is approximately $426,000,000. The merger agreement is not subject to a financing condition. In connection with the merger, Petters Group Worldwide, Petters Consumer Brands and we entered into an escrow agreement dated as of January 7, 2005 with Wells Fargo Bank, N.A., as escrow agent, with respect to the deposit of $40,000,000, referred to as the first escrow agreement, and an escrow agreement dated as of January 7, 2005 with Wells Fargo, as escrow agent, with respect to the deposit of up to $376,000,000, referred to as the second escrow agreement. As of March 1, 2005, Petters Consumer Brands had deposited a total of $416,000,000 of cash as escrow funds under the terms of the two escrow agreements. If, on or prior to the closing date of the merger, Petters Consumer Brands has not deposited with the paying agent the entire amount of the merger consideration required to be deposited under the merger agreement, both we and Petters Consumer Brands have agreed to direct the escrow agent to deposit the escrow funds with the paying agent in an amount equal to the balance of the merger consideration.

        The $40,000,000 in escrow funds deposited under the terms of the first escrow agreement is payable to us as liquidated damages if we terminate the merger agreement as a result of certain material breaches of the merger agreement by Petters Consumer Brands.

        Under the terms of the second escrow agreement, Petters Group Worldwide or Petters Consumer Brands may also withdraw funds from the second escrow if one of the companies provides us with a commitment letter for the amount withdrawn from a financial institution or institutions reasonably satisfactory to us in a form which is reasonable and customary for transactions of the type contemplated by the merger agreement and containing terms and conditions such that there is not a material risk that the commitment conditions will not be satisfied.

        Shares owned by our directors, executive officers and their associates (see page 14).    On February 1, 2005, our directors and executive officers beneficially owned and were entitled to vote 3,393,746.40 shares of our common stock, which represented approximately 10% of the shares of our common stock outstanding on that date.

        Solicitation of proxies and expenses (see page 15).    We will bear the cost and expense associated with the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, internet, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be asked to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

The Merger

        Structure of the merger.    This proxy statement relates to the proposed acquisition of our company by Petters Consumer Brands pursuant to the merger agreement. If the merger is completed, we will become a wholly owned subsidiary of Petters Group Worldwide.

        Consideration (see page 38).    At the closing of the merger, our stockholders will receive, for each share of our common stock they hold, the right to receive $12.08 in cash, without interest. In addition, under certain circumstances, you will also receive a contingent value right entitling you to receive additional cash consideration if we sell our IDP assets under certain circumstances for consideration in excess of an amount determined pursuant to the merger agreement. We have not entered into any definitive agreement regarding the sale of the IDP assets and may be unable to do so prior to the effective time of the merger. In addition, even if we do enter into a definitive agreement regarding the sale of the IDP assets prior to the effective time of the merger, the contingent value right will not have any value unless the closing of the sale of the IDP assets occurs within 60 days after the effective time of the merger and the net after-tax proceeds from the sale of the IDP assets (as determined pursuant to the merger agreement) exceed certain thresholds. The value of the contingent value right assuming these conditions are met will vary depending on the sale price of the IDP assets. As a result, at the time you are asked to vote on the merger agreement, you may not know whether the merger consideration will be greater than $12.08 per share. Accordingly, you should not expect the merger consideration to be greater than $12.08 per share.

        Options (see page 40).    Upon completion of the merger, each option outstanding immediately prior to the effective time, whether or not vested, will be canceled and the holder of that option will be entitled to receive a single cash payment equal to the product of (i) the number of shares of our common stock for which the option was exercisable, multiplied by (ii) the excess, if any, of the $12.08 per share merger consideration over the per share exercise price of the option. In addition, if contingent value rights are issued, each in-the-money option will also receive one contingent value right for each share for which the option is exercisable.

        Restricted Stock (see page 40).    We have taken all action necessary to cause each restricted share of our common stock to be vested immediately prior to the effective time of the merger.

        Closing (see page 47).    The closing of the merger is subject to various conditions, including stockholder adoption of the merger agreement and 15% or less of the outstanding shares seeking appraisal rights under applicable law. We expect to close the merger as soon as practicable after the adoption of the merger agreement by our stockholders and after all other conditions to the merger have been satisfied or waived. At present, we anticipate that the closing will occur promptly following the special meeting of our stockholders.

Recommendation of our Board of Directors (see page 22)

        Our board of directors has unanimously determined that the merger agreement is advisable, and that the terms of the merger agreement and the transactions described in the merger agreement are in the best interests of our stockholders. The board of directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement.

Opinions of JPMorgan and Lehman Brothers (see pages 22 and 27)

        We retained J.P. Morgan Securities Inc., referred to in this proxy statement as JPMorgan, as our financial advisor in connection with the proposed merger and to deliver a fairness opinion in connection with the proposed merger. On January 6, 2005, JPMorgan rendered its oral opinion to our board of directors, which it subsequently confirmed in writing, that, as of such date, the consideration to be received by the holders of our common stock in the proposed merger was fair, from a financial point of view, to such stockholders. For purposes of JPMorgan's analysis, JPMorgan assumed, at our instruction, that any sale of our IDP assets will be consummated only in accordance with the merger agreement and that there will be no excess proceeds available for distribution to our stockholders (as determined in accordance with the merger agreement) in connection with any sale of the IDP assets (whether the closing of any sale occurs before or after the effective time of the merger).

        Because JPMorgan is affiliated with One Equity Partners, our majority stockholder, we also retained Lehman Brothers Inc., referred to in this proxy statement as Lehman Brothers, to evaluate the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock pursuant to the merger agreement. On January 6, 2005, Lehman Brothers rendered its oral opinion that, as of such date and subject to certain conditions, the consideration to be received by our stockholders in the proposed merger was fair, from a financial point of view, to our stockholders. On January 7, 2005, Lehman Brothers delivered its written opinion to the same effect. For purposes of Lehman Brothers' analysis, Lehman Brothers assumed, at our instruction, that any sale of our IDP assets will be consummated only in accordance with the merger agreement and that there will be no excess proceeds available for distribution to our stockholders (as determined in accordance with the merger agreement) in connection with any sale of the IDP assets (whether the closing of any sale occurs before or after the effective time of the merger).

        The full text of Lehman Brothers' and JPMorgan's fairness opinions, which set forth the assumptions made, factors considered and limitations upon the review undertaken by each advisor in rendering its opinion, are included in this proxy statement as Annexes C and D and are incorporated by reference into this proxy statement. We urge you to read these opinions carefully and in their entirety. These opinions were directed to our board of directors, address only the fairness, from a financial point of view, as of the date of such opinions, of the consideration to be received by the holders of shares of our common stock in the proposed merger and do not address any other aspect of the merger or constitute a recommendation to any holder of our common stock as to how to vote at the special meeting.

Approval by Petters Group Worldwide (see page 31).

        Petters Group Worldwide, as the sole unitholder of Petters Consumer Brands, and the board of governors of Petters Consumer Brands have approved the merger agreement and the transactions described in the merger agreement. No other limited liability company approvals are required for Petters Group Worldwide or Petters Consumer Brands to complete the merger.

Interests of Certain Directors And Executive Officers In The Merger (see page 31)

        In considering the recommendation of our board of directors to vote "FOR" the proposal to adopt the merger agreement, you should be aware that certain members of our board of directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. These interests include the following:

  •
  all of our directors and executive officers will benefit as a result of the merger inasmuch as immediately prior to the merger, all of their unvested restricted shares of our common stock will vest and like other shares will be converted into the right to receive the merger consideration in the merger, and they will receive cash payment for all vested and unvested stock options;

  •
  the terms of the merger agreement provide for the continued indemnification of our current directors and officers following the effective time of the merger;

  •
  certain of our directors are partners or employees of One Equity Partners and will have the right to indirectly participate in One Equity Partners' interests in the merger; and

  •
  one of our directors is an employee of JPMorgan's affiliate, JPMorgan Chase Bank, N.A.

        Our board of directors was aware of these interests and considered them, among other matters, when approving the merger. For a more complete description, see "The Merger—Interests of Our Directors and Executive Officers in the Merger."

Material U.S. Federal Income Tax Consequences of the Merger (see page 33)

        The receipt of $12.08 in cash plus, under certain circumstances, a contingent value right for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize a taxable gain or loss as a result of the merger measured by the difference, if any, between (1) $12.08 per share plus the fair market value of the CVR and (2) your adjusted tax basis in that share. The receipt of cash and contingent value rights pursuant to the merger in exchange for outstanding options will be a taxable transaction for U.S. federal income tax purposes. If you hold options obtained in connection with the performance of services that are to be exchanged for cash, you will recognize ordinary income equal to the amount of cash and the fair market value of the contingent value rights you receive reduced by your tax basis in the options surrendered, and you may be subject to tax withholding.

        You should read "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 33 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger for you.

Appraisal Rights (see page 35)

        Stockholders who do not wish to accept the cash consideration payable pursuant to the merger agreement may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the per share merger consideration. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

  •
  you must not vote in favor of the proposal to adopt the merger agreement;

  •
  you must make a written demand on us for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement at the special meeting; and

  •
  you must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

        Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted executed proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, the submission of an executed proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

        Annex E to this proxy statement contains the relevant provisions of Delaware law relating to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

The Paying Agent (see page 40)

  American Stock Transfer & Trust Company or another comparable bank will act as the paying agent in connection with the merger.

Regulatory Filings and Approvals Required to Complete the Merger (see page 35)

        The merger is subject to discretionary review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the required waiting period has ended. We and Petters Group Worldwide have filed the required notification and report form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. We received notice of early termination of the waiting period on January 28, 2005. We and Petters Group Worldwide have also made regulatory filings in connection with the merger in Brazil and Germany, and Petters Group Worldwide has made a regulatory filing in connection with the merger in Canada. There are no applicable waiting periods in Canada or Brazil, and the waiting period for Germany expired on February 24, 2005.

The Merger Agreement (see page 42)

        The merger agreement, dated as of January 7, 2005, contains our representations and warranties to Petters Group Worldwide and Petters Consumer Brands, covenants relating to the conduct of our business, consents and approvals required for and conditions to the completion of the merger and our ability to consider other acquisition proposals. The merger agreement also provides for the automatic conversion of shares of our common stock into the right to receive the per share merger consideration at the effective time of the merger and instructions on how to exchange our certificates for the merger consideration.

        Termination of the Merger Agreement (see page 49).    The merger agreement contains provisions addressing the circumstances under which the merger agreement may be terminated by Petters Consumer Brands or us and the payments that may be required to be made upon termination of the merger agreement. Under the merger agreement, if we terminate the merger agreement as a result of the determination by our board of directors to withdraw its recommendation of the merger agreement or recommend a superior proposal, or if Petters Consumer Brands terminates the merger agreement due to certain material breaches of our obligations under the merger agreement or the occurrence of a material adverse effect on our company, we are obligated to pay Petters Consumer Brands $15,000,000. If we terminate the merger agreement as a result of certain material breaches by Petters Group Worldwide or Petters Consumer Brands of their obligations under the merger agreement. Petters Group Worldwide is obligated to pay us $40,000,000 as liquidated damages. For a more complete description, see "The Merger Agreement—Termination of the Merger Agreement" and "—Fees and Expenses."

        A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS DOCUMENT. YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY AND IN ITS ENTIRETY.

THE COMPANIES

Polaroid Holding Company
1265 Main Street
Waltham MA 02451
(781) 386-2000

        We design, develop, manufacture and market instant and digital imaging products and related products. Our principal products are instant cameras and instant film, which are marketed worldwide. In addition to our principal products, we design, develop, manufacture and/or market photographic hardware accessories for the instant photography market. Our other products and services consist of eyewear, principally sunglasses, and secure identification systems for commercial applications. We also perform contract manufacturing for and license our brand and technology to third parties. We have made a significant investment in instant digital printing applications, but have not commercialized any products in this area. We are exploring strategic alternatives for the instant digital printing assets and related activities, including a potential sale. Unless we find outside investors in this technology, absent a change in circumstances, we intend to cease investing significant resources in this area after the first quarter of 2005. We sell our products directly to and through mass merchandisers; food, drug, discount and department stores; photo retail and specialty stores; wholesalers; original equipment manufacturers; independent agents; retail outlets; and distributors. We were incorporated in the State of Delaware in 2002 and currently have approximately 2,850 employees worldwide. Additional information regarding our business is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 57.

Petters Group Worldwide, LLC
4400 Baker Road
Minnetonka, MN 55343
952-932-3100

        Petters Group Worldwide creates, develops and invests in companies that manufacture, procure and market merchandising solutions for key growth markets. Petters Group Worldwide's core portfolio includes a growing list of retail and wholesale companies such as the direct marketing companies uBid.com and Fingerhut Direct Marketing and its entities operate in the United States, Europe, Latin America, China, Japan and Mexico.

Petters Consumer Brands, LLC
4400 Baker Road
Minnetonka, MN 55343
952-932-3100

        Petters Consumer Brands is a wholly-owned independent operating company of Petters Group Worldwide that creates partnerships with global manufacturers to develop products and brand extensions for distribution through retail, Internet, catalog, and specialty channels.

THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders, as of the record date, as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

        The special meeting of our stockholders will be held at    •    , which is located at    •    , at 10:00 a.m., local time, on    •    , 2005.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders to adopt the merger agreement. Our board of directors has determined that the merger and the other transactions described in the merger agreement are advisable to, and in the best interests of, our stockholders, and has approved the merger agreement and unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on    •    , 2005, the record date, are entitled to notice of and to vote at the special meeting. On the record date,    •    shares of our common stock were issued and outstanding and held by approximately     •    holders of record. A quorum is present at the special meeting if a majority of all the shares of our common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of our common stock outstanding on the record date. Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement.

Shares Owned by Our Directors, Executive Officers and Their Associates

        At the close of business on February 1, 2005, our directors and executive officers and their associates beneficially owned and were entitled to vote 3,393,746.40 shares of our common stock, which represented approximately 10% of the shares of our common stock outstanding on that date. Under the terms of the voting agreement, One Equity Partners has agreed to vote its shares of our common stock for the adoption of the merger agreement and to exercise its contractual "drag along" rights under the amended and restated securities holders agreement to require certain other stockholders, including all of our directors and executive officers, to vote their shares in favor of the merger. On February 1, 2005, One Equity Partners owned 18,521,400 shares of our common stock, or approximately 53% of the shares of our common stock outstanding on February 1, 2005, and the directors, officers and other stockholders subject to these "drag along" rights owned an additional approximately 12% of the shares of our common stock outstanding on February 1, 2005.

Voting of Proxies

        All shares represented by properly executed proxies received prior to the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers who hold shares of our common stock in "street name" for customers who are the beneficial owners of the shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes. Broker non-votes will be counted as present for purposes of determining whether a quorum exists and will be counted as votes against the adoption of the merger agreement.

        The persons named as proxies by a stockholder who votes for the proposal to adopt the merger agreement may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

        We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, other matters are brought before the special meeting, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

        A stockholder can change its vote or revoke its proxy at any time before the proxy is voted at the special meeting. A stockholder may accomplish this in one of three ways. First, a stockholder can send a written notice stating that it would like to revoke its proxy. Second, a stockholder can complete and submit a new proxy bearing a later date. If a stockholder chooses either of these two methods, it must submit its notice of revocation or its new proxy to us prior to the special meeting at 1265 Main Street, Waltham, MA 02451, Attention: Ira H. Parker, Secretary. Third, a stockholder can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow directions from your broker to change these instructions.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

        STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing shares of our common stock will be mailed to stockholders shortly after completion of the merger.

THE MERGER

        While we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger and the related transactions.

Background of the Merger

        In September 2002, we entered into a license agreement with Petters Company, Inc. that permitted Petters Consumer Brands and Petters Company, Inc., which are sometimes referred to, collectively, as Petters, to market certain consumer electronics products under the Polaroid brand in North America. From time to time throughout 2003 and 2004, we discussed with Petters its desire to expand the territory and products covered by the license. Beginning in late 2003 and at various times during the spring and summer of 2004, we also discussed with Petters other alternatives to our licensing relationship, including the possibility of pursuing a joint venture to distribute consumer electronics internationally.

        In May 2004, our board of directors met to discuss strategic alternatives for our company, including leveraging our brand, the exploitation of technology we were developing for printing digital photographs, the monetization of certain assets, including the potential to sell our eyewear business and our options for entering the consumer electronics market directly.

        In June 2004, we began discussions of these strategic alternatives with JPMorgan, who we engaged to provide us with financial advisory services. Among other things, we sought JPMorgan's advice regarding raising capital to finance, or other options for, exploiting our IDP technology.

        In the summer of 2004, we began discussing the possible sale of our eyewear business to another company. On August 20, 2004, we signed a non-binding letter of intent for the potential sale of our eyewear business to this other company.

        In early August 2004, J. Michael Pocock, our President and Chief Executive Officer, and Thomas J. Petters, Chairman of Petters Group Worldwide, had a telephone call to discuss the licensing arrangement and alternatives to the licensing arrangements. Various alternatives were raised by Mr. Pocock including keeping the license agreement unchanged, the possibility that we might buy out the remainder of the license agreement with Petters and the possibility of entering into a joint venture with Petters to market and sell consumer electronics products. During this call, Mr. Petters first raised the possibility that Petters might be interested in acquiring us. Mr. Pocock and Mr. Petters agreed to arrange a meeting to discuss these various potential alternatives further.

        On September 1, 2004, senior representatives of Petters and our company met to discuss the possibility that Petters might be interested in acquiring us. These discussions continued among Mr. Pocock, Mr. Petters and other members of management of both companies throughout September. In September, Petters advised us that it had retained Houlihan Lokey Howard & Zukin as its financial advisor in connection with its consideration of its potential acquisition of us.

        In early October 2004, Mr. Petters told Mr. Pocock that Petters would be interested in discussing a potential acquisition of all of our assets, including the eyewear business but excluding those assets relating to the IDP business, for $350,000,000. In response, we advised Petters that the proposed price and structure were not acceptable and that Petters would need to improve its proposal. Over the next several weeks, we and Petters had several follow-up discussions about our business and Petters conducted preliminary financial due diligence at our offices in Waltham, Massachusetts. In addition, during the several week period leading up to our next regular board meeting on November 2, 2004, we and Petters continued discussions regarding a potential transaction. Our discussions focused on price, the scope of the businesses to be purchased (we advised Petters that we had already entered into a non-binding letter of intent for the sale of our eyewear business) and the form of the transaction.

        At a regular meeting held on November 2, 2004, our board discussed the latest proposal from Petters. At this meeting, our board established a committee to act in an advisory capacity only with respect to a possible sale of our company and to receive reports from and give direction to senior management in between full meetings of our board. This advisory committee of the board consisted of Stanley P. Roth, William J. Cosgrove and Mr. Nasser, who acted as chairman of the committee. At the board's request, Mr. Joseph E. Antonini subsequently joined this advisory committee in December 2004. During November 2004, we and Petters continued to discuss the terms of a potential transaction with Petters, including the concerns we had raised with a revised proposal made by Petters in early November 2004.

        In early November 2004, we asked our counsel, Dechert LLP, to assist us in connection with the potential transaction with Petters.

        In the middle of November, at the direction of our board of directors, JPMorgan began to contact other parties who we and JPMorgan thought might be interested in acquiring our entire company.

        During October and November 2004, representatives from Petters and representatives from Dorsey & Whitney LLP, legal counsel to Petters, Deloitte & Touche LLP, accountants for Petters, and Houlihan Lokey, financial advisor to Petters, conducted legal, accounting and financial due diligence on our company. During this period, we also had discussions with Petters and its financial advisor regarding Petters' proposed financing for the potential transaction.

        On November 23, 2004, we and Petters entered into an agreement in which we agreed to reimburse Petters for the expenses it incurred in completing its legal and financial due diligence regarding us, subject to a cap of $750,000 and certain other conditions.

        Because JPMorgan, which was providing us with ongoing financial advice, was affiliated with One Equity Partners, our majority stockholder, our board decided to engage another investment bank to render a fairness opinion in connection with any potential transaction with Petters. Following discussions with the advisory committee and our board, on December 14, 2004, we engaged Lehman Brothers to provide a second fairness opinion.

        On December 6, 2004, at a regular meeting of our board of directors, members of management and the advisory committee updated the board on our discussions with Petters, and representatives of JPMorgan updated our board on its efforts to solicit interest from other potential buyers of our company.

        During the first two weeks of December 2004, Dorsey & Whitney and our counsel, Dechert, exchanged drafts and engaged in discussions on the merger agreement and other related documents.

        During November and December 2004, even though the letter of intent to sell our eyewear business to another company had expired as of November 2, 2004, we continued to engage in discussions and provide diligence materials to that party. Also during this time frame, we had preliminary discussions with the hardware manufacturer with whom we were working to develop the IDP printer regarding the possible purchase of the IDP assets. During December 2004, we also requested that JPMorgan begin preparations to solicit interest from other potentially interested parties regarding the purchase of the IDP assets.

        From December 14 to December 16, 2004, members of our management team, the management team of Petters and representatives of both companies' legal and financial advisors met in New York City to discuss a revised acquisition proposal made by Petters the prior week and to arrange for Petters to complete its due diligence. We also discussed, among other things, the value that Petters placed on the IDP assets and the eyewear business, ways in which our stockholders could benefit if the IDP assets were sold pre- or post-closing, the conditions Petters proposed be included in the merger agreement, and the nature and status of Petters' financing for the potential transaction. At the conclusion of that meeting, Petters indicated that they would be willing to pay an aggregate consideration of $441,000,000 for our outstanding common stock, assuming the acquisition included both the eyewear business and the IDP assets. The parties agreed they would continue to discuss the issues surrounding the ways in which our stockholders could benefit if the IDP assets were sold pre- or post-closing. The parties also agreed to work towards resolving all outstanding issues by January 5, 2005, the day before the opening of the Consumer Electronics Show in Las Vegas, Nevada. Petters indicated that prior to that date it would seek to provide us with satisfactory assurances regarding its ability to finance the transaction. On December 16, 2004, management updated the advisory committee on the results of the discussions with Petters, and representatives of JPMorgan provided the advisory committee with an update on their efforts to solicit other potential buyers of our company and discussed the possible purchasers of our IDP assets. On December 21, 2004, at a special meeting of our board, our management updated our board on the progress of the merger agreement negotiations with Petters and the solicitation process being conducted by JPMorgan.

        Negotiations continued over the next week on the financial and other terms of the potential transaction, particularly in regards to the ability of our stockholders to receive any proceeds from a sale of our IDP assets. Negotiations also continued on the other terms and conditions of the merger agreement and the voting agreement.

        On December 28, 2004, we received a letter from Petters in which it indicated that it was prepared to deposit funds in an escrow simultaneously with the execution of the merger agreement as a means to give us comfort regarding Petters' ability to finance the potential transaction. Petters' letter also contained a proposed structure that would allow our stockholders to receive some or all of the net proceeds from a sale of the IDP assets in excess of specified thresholds, depending on the timing of the IDP transaction.

        Negotiations over the terms of the proposed escrow arrangements and the sharing of the proceeds from any sale of the IDP assets ensued over the next several days. In addition, we and Petters and our respective legal counsel continued to negotiate the terms of the merger agreement, and Petters continued to conduct due diligence. Petters also requested that we enter into an amendment to our license agreement with Petters simultaneously with the execution of the merger agreement that would expand Petters' territory under the license agreement to include the entire world.

        On January 1, 2005, Petters advised us that it had concerns over certain issues that arose in the course of its due diligence. Over the course of the next several days, including through the evening of January 4, 2005, representatives of Petters had numerous discussions with our representatives to negotiate the open merger agreement issues, and to discuss the diligence issues raised by Petters and the impact, if any, of these issues on the terms of the potential transaction.

        On January 5, 2005, our board of directors held a special meeting in New York City to discuss the status of the negotiations with Petters, including with respect to the purchase price. Our board discussed, among other things, the outstanding issues in the merger agreement, the status of Petters' diligence review, Petters' financing structure, the proposed escrow arrangements and the proposed modification to the Petters' license agreement. At that meeting, Dechert reviewed in detail with our board the terms of the draft merger agreement provided to the board and the draft escrow agreements, voting agreement and the matters that were still under negotiation. Dechert also reviewed at that meeting the fiduciary duties of the board under Delaware law in connection with the board's consideration of the transaction. Representatives of JPMorgan also reviewed for the board JPMorgan's efforts to solicit interest from others regarding the purchase of our company and the status of its efforts to date to market the IDP assets to other parties. Representatives of JPMorgan reported that none of the parties it had contacted had expressed interest in purchasing our company at a premium to the then current market price of our common stock.

        On January 5, 2005, during a break in the board meeting, Mr. Pocock and Mr. Petters spoke by telephone to seek to resolve the remaining business issues. During the conversation, Mr. Petters and, subject to approval by our board, Mr. Pocock agreed to a price of $426,000,000 or $12.08 per share. With respect to the funding of the escrows, Mr. Petters and, subject to approval of our board, Mr. Pocock agreed that Petters would deposit $241,000,000 in the escrows at the time of the execution of the merger agreement, with the understanding that we could terminate the merger agreement if Petters was unable by March 1, 2005 to deposit another $175,000,000 in escrow or (as later discussed) to provide financing commitments reasonably acceptable to us for that amount.

        Following the resumption of the board meeting on January 5, Mr. Pocock reported to the board his discussions with Mr. Petters regarding price and the escrow funding. Representatives of JPMorgan returned to the meeting and reviewed in detail its preliminary fairness opinion analyses. Representatives of JPMorgan advised our board that they were prepared to opine that, as of such date, the consideration to be received by holders of our common stock in the proposed merger was fair, from a financial point of view, to such stockholders. Lehman Brothers also reviewed in detail for the board its preliminary fairness opinion analyses. Lehman Brothers also indicated to the board that they were prepared to opine to the board that, as of such date, the $12.08 per share merger consideration to be received by our stockholders pursuant to the merger agreement was fair to our stockholders from a financial point of view. The board meeting was then adjourned to the next morning.

        During the evening of January 5, 2005 and the morning of January 6, 2005, Dechert, Dorsey, our representatives and Petters' representatives finalized, subject to the approval of our board and Petters' board, the terms of the merger agreement, escrow agreements, voting agreement and license agreement amendment.

        The board meeting resumed on the morning of January 6, 2005. At the meeting, Mr. Pocock advised our board that the terms of merger agreement, the escrow agreements and the voting agreement had been finalized, subject to board approval. Our management then reviewed for our board the final terms. Representatives of JPMorgan and representatives of Lehman Brothers then reviewed in detail the final versions of their respective fairness opinions analyses. Representatives of Lehman Brothers and JPMorgan then delivered their oral opinions, which they subsequently confirmed in writing, to our board of directors that, as of January 6, 2005, based upon and subject to the considerations set forth in the opinions, the consideration to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. After discussion, our board of directors unanimously approved and declared advisable the merger agreement, authorized management to execute the merger agreement and the escrow agreements, subject to receiving confirmation that $241,000,000 had been deposited by Petters in escrow, and resolved to recommend that our stockholders vote to adopt the merger agreement.

        On January 7, 2005, following confirmation by Wells Fargo that it was holding a total of $241,000,000 as escrow agent under the two escrow agreements, we, Petters Group Worldwide and Petters Consumer Brands signed the definitive merger agreement and the escrow agreements, and One Equity Partners, Petters Group Worldwide and Petters Consumer Brands signed the voting agreement. We and Petters Company also signed the amendment to the license agreement with Petters Consumer Brands expanding Petters' territory under the license agreement to include the entire world, which expansion is revoked if the merger agreement is terminated.

        In the afternoon of January 7, 2005, we and Petters issued a joint press release announcing the execution of the agreements.

Reasons for the Merger

        In the course of reaching its decision to approve the merger and the merger agreement, our board of directors considered and reviewed with our senior management and outside advisors a number of factors relevant to the merger, including our strategic business plan, the continuing decline in the demand for our core instant camera and film products, our lack of success to date commercializing any significant new products in the instant digital printing area, our research and development programs, our financial position, current securities market conditions and our prospects for the future.

        Our board of directors also considered, among other matters:

  •
  the current and historical market prices of our common stock relative to the $12.08 per share merger consideration, and the fact that $12.08 per share represented approximately a 13.7% premium over the closing price of $10.62 for our common stock on January 5, 2005;

  •
  the potential stockholder value that could be expected to be generated from the other strategic options available to us, including (a) remaining independent and continuing to implement our strategic business plan or (b) pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives, and the board of directors' belief that none of these options were reasonably likely to create greater value than the merger;

  •
  the certainty of the cash consideration to be received pursuant to the merger compared to the risks of continued ownership of our common stock given our belief that we will continue to experience significant declines in demand for our core instant camera and film products, the difficulty of continuing to reduce costs to keep them in line with reduced sales, and our lack of success to date capitalizing on our investment in instant digital printing technology;

  •
  the opportunity to pursue a sale of our IDP assets that may provide additional value to our stockholders;

  •
  the belief by our board of directors that we have obtained the highest price per share that Petters Consumer Brands is willing to pay;

  •
  our belief as to the low likelihood that a third party would offer a higher price than Petters Consumer Brands, given the results of JPMorgan's efforts to solicit other interest in acquiring us;

  •
  the fact that the $12.08 per share merger consideration is all cash, which provides certainty of value to holders of our common stock compared to a transaction in which stockholders would receive stock;

  •
  the belief of management that the trading value for shares of our common stock was not likely to exceed the per share merger consideration in the near term if we remained independent;

  •
  the support for the transactions expressed by One Equity Partners, our majority stockholder, as evidenced by the voting agreement;

  •
  the financial analyses of our company by Lehman Brothers presented to our board of directors, and the oral opinion of Lehman Brothers delivered on January 6, 2005, which it subsequently confirmed in writing, to our board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of that date, the consideration to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such stockholders;

  •
  the financial analyses of our company by JPMorgan presented to our board of directors and the oral opinion of JPMorgan delivered on January 6, 2005, which it subsequently confirmed in writing, to our board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of that date, the consideration to be received by holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to our stockholders;

  •
  the merger consideration and the other terms and conditions of the merger agreement were the result of arm's-length negotiations between Petters Group Worldwide and its advisors and us and our advisors;

  •
  the terms of the merger agreement, as reviewed by our board of directors with our legal advisors, including:

  •
  our ability to furnish information to and conduct negotiations with a third party and enter into an agreement relating to a superior proposal under certain circumstances, as more fully described under "The Merger Agreement—No Solicitation"; and

  •
  the fact that the merger agreement is not subject to a financing condition and if we terminate the merger agreement as a result of certain material breaches by Petters Group Worldwide or Petters Consumer Brands, Petters Consumer Brands is obligated to pay us $40,000,000 as liquidated damages, which Petters Consumer Brands has placed in escrow.

  •
  the fact that Petters would deposit $241,000,000 in escrow at the time of signing the merger agreement to fund the merger and that Petters Consumer Brands would pay us $40,000,000 if we terminated the merger agreement because Petters Consumer Brands failed to either deposit an additional $175,000,000 in cash in escrow or deliver acceptable commitment letters for an additional $175,000,000 by March 1, 2005;

  •
  the belief of our board of directors, based upon the advice of management after consultation with its legal counsel, that the regulatory approvals necessary to complete the merger could be obtained; and

  •
  the fact that under Delaware law our stockholders have the right to demand appraisal of their shares, which rights are described under "The Merger—Appraisal Rights" and in Appendix E.

        Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

  •
  that if the merger is consummated, our stockholders will receive cash for their shares and thus it will no longer be possible for our stockholders to maintain an equity ownership in Polaroid and participate in any future increase in the value of Polaroid;

  •
  that in order for our stockholders to participate in the upside of any sale of the IDP assets, the sale must be consummated before the effective time of merger or, if a definitive agreement for the sale is in effect before the effective time of the merger, within 60 days after the effective time of the merger;

  •
  the fact that although the merger agreement is not subject to a financing condition, Petters Group Worldwide will need to obtain a large portion of the purchase price from third parties, and the fact that Petters Consumer Brands must obtain financing from others increases the risk that the merger will not be completed;

  •
  the risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger on our sales and operating results and our ability to retain key management and personnel;

  •
  that, under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Petters Consumer Brands a termination fee of $15,000,000 if we terminate the merger agreement under certain circumstances, which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

  •
  the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

  •
  the fact that one of our stockholders owns approximately 11.6% of our common stock and Petters Consumer Brands' obligation to close is conditioned on 15% or less of the outstanding shares seeking appraisal rights.

        During its consideration of the transaction with Petters Consumer Brands, our board of directors was also aware that some of our directors and executive officers have interests in the merger that are, or may be, different from or in addition to those of our stockholders generally, as described under "The Merger—Interests of Our Directors and Executive Officers in the Merger."

        This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, our board of directors approved the merger and the merger agreement and the transactions described in the merger agreement because of their belief that the merger is advisable to, and in the best interests of, our stockholders.

Recommendation of Our Board of Directors

        After careful consideration, our board of directors has approved the merger agreement and determined that the merger and the other transactions described in the merger agreement are advisable to, and in the best interests of, our stockholders. Our board of directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement.

Opinion of Lehman Brothers Inc.

        In December 2004, our board of directors engaged Lehman Brothers to render to our board of directors an opinion with respect to the fairness, from a financial point of view, of the consideration to be received by our stockholders in the proposed merger. On January 6, 2005, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to our board of directors that as of such date and, based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be received by our stockholders in the proposed merger was fair.

        The full text of Lehman Brothers' written opinion, dated January 7, 2005, is attached as Annex C to this proxy statement and is incorporated herein by reference. You may read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion and the methodology that Lehman Brothers used to render its fairness opinion.

        Lehman Brothers' opinion was provided for the information and assistance of our board of directors in connection with its consideration of the proposed merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not in any manner address, our underlying business decision to proceed with or effect the proposed merger or Petters Consumer Brands' ability to finance the proposed merger.

        In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  (1)
  the merger agreement and the specific terms of the proposed merger, including the escrow requirements and the provisions in the merger agreement relating to the "break-up" fee,

  (2)
  publicly available information concerning us that Lehman Brothers believed to be relevant to the analysis, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 26, 2004,

  (3)
  financial and operating information with respect to our business, operations and prospects furnished to Lehman Brothers by us, including the financial projections prepared by our management,

  (4)
  a trading history of our common stock from the date our stock began to trade on the OTC Bulletin Board on May 14, 2004, to the present and a comparison of that trading history with those of other publicly traded companies that Lehman Brothers deemed relevant,

  (5)
  a comparison of our historical financial results and present financial condition with those of other publicly traded companies that Lehman Brothers deemed relevant,

  (6)
  a comparison of the financial terms of the proposed merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant,

  (7)
  the results of our efforts and those of JPMorgan to solicit indications of interest from other potential buyers with respect to a potential acquisition of, or business combination with, us, as well as an acquisition of, or investment in, our IDP business, and

  (8)
  the alternatives available to us on a stand-alone basis.

In addition, Lehman Brothers had discussions with our management concerning our business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations that Lehman Brothers deemed appropriate. Lehman Brothers was not requested to, and did not, provide advice concerning the structure or any other aspect of the proposed merger, and Lehman Brothers did not provide any services other than the delivery of its opinion.

        In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Lehman Brothers also noted that it is not a legal or tax expert and relied upon, without assuming any responsibility for independent verification or liability therefor, our assessment with respect to the legal and tax matters related to the proposed merger. With respect to our financial projections, upon our advice, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future financial performance and that we would perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. In addition, we did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of our business. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of such opinion. Subsequent developments may affect its opinion and Lehman Brothers does not have any obligation to update, revise or reaffirm its opinion.

        In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to our business, but rather made its determination as to the fairness, from a financial point of view, to us of the consideration to be received by our stockholders in the proposed merger on the basis of financial and comparative analyses. In addition, Lehman Brothers assumed, at our instruction, that any sale of our IDP assets will be consummated only in accordance with the merger agreement and that there will be no excess proceeds available for distribution to our stockholders (as determined in accordance with the merger agreement) in connection with any sale of the IDP assets (whether the closing of any sale occurs before or after the effective time of the merger). The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary descriptions. Furthermore, in arriving at its opinion, Lehman Brothers considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. None of we, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to our board of directors. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

Stock Trading History

        Lehman Brothers considered historical data with regard to the trading price of our common stock from the date our stock began to trade on the OTC Bulletin Board on May 14, 2004 to January 5, 2005 and the relative stock price performances during this same period of Eastman Kodak Company, referred to as Kodak, the Standard & Poors 500 Index, and a price index of companies with businesses related to the imaging industry comprising of Canon, Danka Business Systems, Electronics for Imaging, Kodak, Fuji Photo Film Company, Ikon Office Solutions, Lexmark International, Pitney Bowes, and Xerox. During this period, the closing stock price of our stock ranged from $9.65 to $16.10 per share, and underperformed Kodak's stock by 51%, the Standards and Poors 500 index by 30%, and the index of imaging companies by 34%. Lehman Brothers noted that our average closing stock price during this period was $12.08.

Comparable Company Analysis

        In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to us with selected companies that Lehman Brothers deemed comparable to us, which consist of Agfa Corporation, Kodak and Fuji Photo Film Company. In addition, Lehman Brothers evaluated a group of companies which had experienced similar recent trends as us, including stock price and revenue declines over the last three years and projected revenue declines estimated by various Wall Street research analysts over the next two years. These companies consist of AT&T Corporation, Blockbuster Video, Iomega Corporation, Quantum Corporation, Reader's Digest Association, Sykes Enterprises, and Toys R Us. Using publicly available information, Lehman Brothers calculated and analyzed each company's current stock price to its historical and projected earnings per share (commonly referred to as a price earnings ratio, or P/E) and each company's enterprise value to certain historical and projected financial criteria (such as revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA). The enterprise value of each company was obtained by adding its short and long term debt to the sum of the market value of its common equity and the book value of any minority interest and subtracting its cash and cash equivalents.

        The results of these analyses are summarized in the following table for the comparable companies that were selected by Lehman Brothers and are compared to the multiples implied by the consideration offered in the proposed merger:

Mean Multiples
Enterprise Value to
Price to EPS
	Revenues		EBITDA
	2004	2005	2004	2005	2004	2005
Comparable Imaging Companies	0.78x	0.80x	6.0x	5.4x	17.8x	14.6x
Other Comparable Companies	0.57x	0.58x	5.9x	5.5x	16.1x	21.7x

Deal Multiples	0.49x	0.64x	5.8x	7.0x	9.5x	NM

        Based on the analysis above, Lehman Brothers applied an EBITDA multiple of 5.0x to 6.0x to our projected 2005 EBITDA, which combined with a control premium of 20% yielded an implied equity value per share of $10.93 to $12.33.

        However, because of the inherent differences between our business, operations and prospects and the business, operations and prospects of the companies included in the comparable companies analysis, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between our financial and operating characteristics and prospects and the companies included in the comparable company analysis that would affect the public trading values of each.

Comparable Transaction Analysis

        The comparable transaction analysis looks at the price that was paid in selected comparable transactions. This information was used to help establish a valuation of our business based on similar transactions. For this analysis, Lehman Brothers reviewed publicly available information and selected six transactions that occurred from 2001-2004, involving companies in the photography industry where Lehman Brothers believed the target companies had similar characteristics to us. Lehman Brothers also took into account differences in these companies, such as profitability margins and size.

        Lehman Brothers calculated the enterprise value of the relevant comparable company transactions and calculated the ratio of the enterprise value to selected financial information of the acquired business for the last twelve month period. The last twelve month revenue multiples, for which the most complete information was available, were calculated as shown in the following table and were compared to the multiple of revenue implied by the consideration offered in the proposed merger:

Enterprise Value to Last Twelve Month Revenues
Mean Multiple	0.60x
Median Multiple	0.50x

Deal Multiple	0.49x

        Based on the analysis above, Lehman Brothers applied a revenue multiple of 0.40x to 0.50x to our estimated 2004 revenues, which yielded an implied equity value per share of $10.22 to $12.33.

Transaction Premium Analysis

        Lehman Brothers compared the premium to be paid in the proposed merger with premiums paid for companies in the photography and imaging industries over the last seven years with transaction values greater than $50 million and in all deals announced in 2004 with transaction values between $300 and $500 million. Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company prevailing (i) one day, (ii) one week and (iii) one month prior to the announcement of the transaction. This analysis produced the following median premiums and was compared to the premiums implied by the consideration offered in the proposed merger at the same points in time:

	1 Day	1 Week	1 Month
Related Industry Median	2.6%	6.5%	21.4%
2004 Deals Median	12.1%	14.8%	19.2%

Deal Premium	13.7%	14.2%	17.3%

        Based on the analysis above, Lehman Brothers applied a premium of 10% to 20% to our stock price one day before announcement, which yielded an implied equity value per share of $11.68 to $12.74.

Discounted Cash Flow Based Liquidation Analysis

        The discounted cash flow analysis provides a net present value of estimated future free cash flows from our operations, including the possible future monetization of our business segments and assets. Lehman Brothers' discounted cash flow analysis was based upon financial projections prepared by our management. Management's guidance assumes we operate in a cash maximization mode in 2006 and monetize our assets in 2007, as well as paying estimated restructuring and severance expenses associated with such a strategy. This analysis did not account for any potential synergies from a merger with Petters Consumer Brands.

        Free cash flow represents operating cash flow available after working capital, capital spending, tax and other operating requirements, while the monetization analysis of our business was performed by estimating the potential cash inflows and outflows related to the future sale of our business segments and assets. The value of these business segments and assets was based on management guidance and various methodologies that Lehman Brothers deemed appropriate for each business segment and asset. Approximately $50 million of restructuring and severance expenses in after-tax net present value terms were also included in the analysis.

        Lehman Brothers used a range of discount rates of 10% to 16%. Given the assumption of the eventual monetization of our business segments and assets, no terminal value was assumed.

        Based on the analysis above, Lehman Brothers calculated an implied equity value per share of $9.52 to $10.93.

        Lehman Brothers is an internationally recognized investment banking and financial advisory firm and, as part of its investment banking and financial advisory activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Our board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with us and the imaging and technology industries generally and because its investment banking professionals have substantial experience in transactions comparable to the proposed merger.

        As compensation for its services in connection with the proposed merger, Lehman Brothers is entitled to be paid a customary fee for delivery of its opinion. In addition, we have agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the proposed merger and to indemnify Lehman Brothers for certain liabilities, including liabilities under federal securities laws, that may arise out of its engagement by us and the rendering of Lehman Brothers' opinion. Lehman Brothers has previously rendered investment banking services to our majority shareholder and to the entity from which we purchased our assets in July 2002 and received customary fees for such services.

Opinion of J.P. Morgan Securities Inc.

        Pursuant to an engagement letter dated December 20, 2004, we retained JPMorgan as our financial advisor in connection with the proposed merger and to deliver a fairness opinion in connection with the proposed merger.

        At the meeting of our board of directors on January 6, 2005, JPMorgan rendered its oral opinion to our board of directors that, as of such date, the consideration to be received by the holders of our common stock in the proposed merger was fair, from a financial point of view, to such stockholders. JPMorgan has confirmed its January 6, 2005 oral opinion by delivering its written opinion to our board of directors, dated January 6, 2005. No limitations were imposed by our board of directors upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions. For purposes of JPMorgan's analyses, JPMorgan assumed, at our instruction, that any sale of our IDP assets, referred to as the IDP Assets, will be consummated only in accordance with the merger agreement, and that there will be no excess proceeds available for distribution to our stockholders (as determined in accordance with the merger agreement) in connection with any sale of the IDP Assets (whether the closing of any sale occurs before or after the effective time of the merger).

        The full text of JPMorgan's written opinion dated January 6, 2005, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by reference. You are urged to read this opinion carefully and in its entirety. JPMorgan's written opinion is addressed to our board of directors, is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the proposed merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote at our special meeting. JPMorgan expressed no opinion as to the underlying decision by our company to engage in the merger or Petters Consumer Brands' or Petters Group Worldwide's ability to pay the aggregate merger consideration. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of that opinion.

        In arriving at its opinion, JPMorgan, among other things:

  •
  reviewed drafts dated January 6, 2005 of each of the merger agreement, the first and second escrow agreements and the voting agreement;

  •
  reviewed certain publicly available business and financial information concerning our company and the industries in which we operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for these companies;

  •
  compared our financial and operating performance with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of these other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by our management relating to our business, including certain estimates relating to our core instant camera and film business, referred to as our Instant Imaging Business, and the IDP Assets, respectively;

  •
  reviewed certain independent appraisals of our owned real estate provided by us to JPMorgan, referred to collectively as the "Real Estate Valuation Reports," and the adjustments to the estimates contained in the reports made by our management; and

  •
  performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

        In addition, JPMorgan held discussions with certain members of our management and with Petters Group Worldwide with respect to certain aspects of the merger, and the past and current business operations of our company, the financial condition and future prospects and operations of our company, and certain other matters it believed necessary or appropriate to its inquiry.

        In giving its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to JPMorgan by us or otherwise reviewed by JPMorgan, and JPMorgan did not assume any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any such valuations or appraisals provided to JPMorgan (other than the Real Estate Valuation Reports). In relying on financial analyses and forecasts provided to JPMorgan, JPMorgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition of our company, the Instant Imaging Business or the IDP Assets (as applicable) to which such analyses or forecasts related. JPMorgan also assumed that the definitive merger agreement, the definitive escrow agreements and the definitive voting agreement would not differ in any material respects from the drafts thereof furnished to JPMorgan. JPMorgan also assumed that the merger would be consummated as described in the merger agreement and the escrow agreements. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

        JPMorgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, January 6, 2005. It should be understood that subsequent developments may affect JPMorgan's opinion and that JPMorgan does not have any obligation to update, revise, or reaffirm its opinion.

Summary of Certain Financial Analyses conducted by JPMorgan

        In connection with rendering its opinion to our board of directors, JPMorgan performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth below under the description of each analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

  Going-Concern Analysis

        JPMorgan conducted a going-concern analysis that valued our company assuming, at the direction of our management, that the Instant Imaging Business would be discontinued at the end of the 2007 fiscal year, that the IDP Assets activity would be discontinued in the 2005 fiscal year, that our eyewear business and our brand and technology licensing business would be operated as going concerns for an indefinite period and that the real estate and our other assets and liabilities would be liquidated at appropriate times.

        JPMorgan calculated the unlevered free cash flows that the Instant Imaging Business is expected to generate during fiscal years 2005 through 2008 based upon financial projections prepared by our management through the years ended 2008. The unlevered free cash flows of the Instant Imaging Business were then discounted to present values using a range of discount rates from 11.0% to 13.0%, which were chosen by JPMorgan based upon an analysis of the weighted-average cost of capital of the Instant Imaging Business.

        JPMorgan calculated the unlevered free cash flows that the IDP Assets activity is expected to consume during fiscal year 2005 based upon financial projections prepared by our management for that year. JPMorgan also estimated a range of potential sale values for the IDP Assets based on various factors. Based on guidance from our management, JPMorgan assumed that a sale would occur during 2005. The unlevered free cash flows of the IDP Assets were then discounted to present values using a range of discount rates from 10.0% to 12.0%, which were chosen by JPMorgan based upon an analysis of the weighted-average cost of capital of our company, excluding the Instant Imaging Business.

        JPMorgan calculated the unlevered free cash flows that the eyewear business and the licensing business are expected to generate during fiscal years 2005 through 2010 based upon financial projections prepared by our management through the years ended 2010. JPMorgan also calculated a range of terminal asset values for the eyewear business and the licensing business at the end of the six-year period ending 2010 by applying a perpetual growth rate ranging from 2.0% to 3.0% of the unlevered free cash flow of the eyewear business and the licensing business during the final year of the six-year period. The unlevered free cash flows and the range of terminal asset values of the eyewear business and the licensing business were then discounted to present values using a range of discount rates from 10.0% to 12.0%, which were chosen by JPMorgan based upon an analysis of the weighted-average cost of capital of our company, excluding the Instant Imaging Business.

        JPMorgan assumed that our real estate and other assets and liabilities could be liquidated for proceeds based on estimates prepared by our management. These assumed liquidation proceeds were then discounted to present values using a range of discount rates from 10.0% to 12.0%, which were chosen by JPMorgan based upon an analysis of the weighted-average cost of capital of our company, excluding the Instant Imaging Business. The expected timing of the liquidation of real estate and other assets and liabilities was based on estimates provided by our management.

        The present value of the going-concern analysis cash flows, calculated as described above, was adjusted for our estimated 2004 fiscal year-end cash balance, taking into account our expectation that, at the end of the 2004 fiscal year, we would have no financial indebtedness.

        The going-concern analysis indicated a range of equity values of between $9.00 and $13.16 per share of our common stock.

  Liquidation Analysis

        JPMorgan conducted a liquidation analysis that valued our company assuming, at the direction of our management, that the Instant Imaging Business would be discontinued at the end of the 2007 fiscal year, the IDP Assets activity would be discontinued in the 2005 fiscal year, that the eyewear business and the licensing business would be sold during the 2005 fiscal year and that the real estate and other assets and liabilities of our company would be liquidated at appropriate times. Except for the valuation of the eyewear business and the licensing business, the liquidation analysis is identical to the going concern analysis in all material respects. The expected proceeds from the potential sale of the eyewear business and licensing business are based on estimates prepared by our management.

        The liquidation analysis indicated a range of equity values of between $7.88 and $11.92 per share of our common stock.

Miscellaneous

        As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise us with respect to the merger and deliver an opinion to our board of directors with respect to the merger on the basis of this experience and its familiarity with our company. In addition, we have retained JPMorgan to advise us in a potential sale of our IDP Assets.

        For services rendered in connection with the merger, including the delivery of its fairness opinion, we are obligated to pay fees totaling $1,065,000, of which we have paid $300,000. An additional fee of $3,195,000 will be due if and when the merger is completed. We have also agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

        Prior to August 2002, the business of our company was operated by Primary PDC Inc., formerly known as Polaroid Corporation, and its subsidiaries. In August 2002, certain funds managed by JPMorgan's affiliate, One Equity Partners, referred to as the OEP Funds, acquired the business and operations of Primary PDC, Inc. and its subsidiaries in exchange for cash and a 35% interest in our company. Currently, four of the directors on our board of directors (Mr. Jacques A. Nasser, Mr. Charles F. Auster, Mr. Lee M. Gardner and Mr. James W. Koven) are partners or employees of the OEP Funds. As of the close of business on January 5, 2005, the OEP Funds owned, in the aggregate, 18,745,000 shares of our common stock. Certain employees and affiliates of the OEP Funds hold an aggregate of 1,255,000 shares of our common stock. Mr. Rick A. Lazio, an employee of JPMorgan's affiliate, JPMorgan Chase Bank, also serves on our board of directors. In addition, JPMorgan and its affiliates have performed, in the past, certain investment banking and commercial banking services for our company (and Primary PDC, Inc.), in each case for customary compensation. In this respect, it is contemplated that JPMorgan's affiliate, JPMorgan Chase Bank, may arrange or provide to Petters Consumer Brands a portion of its financing of the aggregate merger consideration.

        In the ordinary course of JPMorgan's businesses, JPMorgan and its affiliates may actively trade our debt and equity securities or those of Petters Group Worldwide, Petters Consumer Brands or their affiliates for the accounts of JPMorgan and its affiliates or for the accounts of their customers and, accordingly, JPMorgan and its affiliates may at any time hold long or short positions in these securities.

Approval by Petters Group Worldwide

        Petters Group Worldwide, as the sole unitholder of Petters Consumer Brands, and the board of governors of Petters Consumer Brands have approved the merger agreement and the transactions described in the merger agreement. No other limited liability company approvals are required for Petters Group Worldwide or Petters Consumer Brands to complete the merger.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger, our stockholders should be aware that certain members of our board of directors and certain of our executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. These interests include the following:

  •
  all of our directors and executive officers will benefit as a result of the merger inasmuch as immediately prior to the merger all their unvested restricted shares of our common stock will vest and like other shares be converted into the right to receive the merger consideration in the merger, and they will receive cash payment for all vested and unvested stock options;

  •
  the terms of the merger agreement provide for the continued indemnification of our current directors and officers;

  •
  four of our directors, Messrs. Nasser, Auster, Gardner and Koven, are partners or employees of One Equity Partners and will have the right to indirectly participate in One Equity Partners' interests in the merger; and

  •
  one of our directors, Mr. Lazio, is an employee of JPMorgan Chase Bank, N.A., an affiliate of JPMorgan.

        The following table summarizes the benefits we expect our directors and executive officers to receive if the merger is approved and completed:

				Unexercised "In the Money" Stock Options
		Common Stock Ownership
							Total Value
	Title	Shares	Value(1)	Vested	Unvested	Value(2)
Joseph E. Antonini	Director	42,440	$512,675				$512,675
Paolo Cantarella	Director	42,440	512,675				512,675
Lee M. Gardner	Director	16,666.70	201,334				201,334
Rick A. Lazio	Director	42,440	512,675				512,675
Jacques A. Nasser	Director	1,061,010	12,817,001				12,817,001
Stanley P. Roth	Director	42,440	512,675				512,675
Stanley P. Roth (Indirect Holdings)	Director	29,655	358,232				358,353
Charles F. Auster	Director	75,000	906,000				906,000
William J. Cosgrove	Director	32,690	394,895	2,437.5	7,312.5	$63,277	458,172
James W. Koven	Director	4,166.70	50,334				50,334
Joseph G. Michels	Director	42,440	512,675				512,675
J. Michael Pocock	Director, President and Chief Executive Officer.	707,340	8,544,667				8,544,667
William L. Flaherty	Executive Vice President and Chief Financial Officer	442,090	5,340,447				5,340,447
Ira H. Parker	Chief Legal Officer	111,688	1,349,191	8,328	24,984	216,195	1,565,386
Gianfranco Palma		170,730	2,062,418				2,062,418
Robert S. Gregerson		353,670	4,272,334				4,272,334
Mark Payne		176,830	2,136,106				2,136,106

1.
All unvested restricted shares will vest immediately prior to the effective time of the merger. Value determined by multiplying the number of shares owned by $12.08. For this purpose, no value has been assigned to the contingent value rights.

2.
As all options will be cancelled at closing (whether vested or unvested), and, in exchange, holders of stock options will receive an amount equal to the aggregate number of vested and unvested options multiplied by the excess of $12.08 over the exercise price of the stock option. This assumes that no contingent value rights are issued in connection with the merger.

        Certain of our executive officers are parties to severance agreements. If any of the executive officers are terminated without cause, or resign for good reason (if applicable) during his or her applicable severance period, the employee will be entitled to a severance payment as described below.

        Effective March 1, 2003, we entered into a three-year employment contract with Mr. Pocock as our President and Chief Executive Officer. This contract is automatically renewed unless either party gives the other 180 days prior written notice of its or his intention not to renew this agreement. In addition to the normal benefits provided to any executive, Mr. Pocock's contract provides if his employment is terminated without cause or for good reason, and if after a 30 days' notice period the breach is not cured, Mr. Pocock is entitled to receive severance benefits for a twenty-four month period. If the termination occurs, he will be entitled to a severance cash amount equal to 200% of his base pay (which base salary is equal to $618,000) payable in two installments, half on termination and the second payment one year following his termination. In addition to the cash severance payment, Mr. Pocock shall be entitled to a pro rata annual bonus, medical, dental, disability and life insurance for the severance period and outplacement services up to $35,000.

        On July 31, 2002, we entered into a three-year employment contract with William L. Flaherty as our Executive Vice President and Chief Financial Officer. In addition to the normal benefits provided to any executives at this level, his contract provides if employment is terminated without cause or for good reason, and if after a 30 days' notice period the breach is not cured, Mr. Flaherty is entitled to receive severance benefits for an eighteen-month severance period. These benefits include base salary continuation and medical, dental, disability and life insurance for the severance period. Mr. Flaherty's base salary is $406,000. In addition, Mr. Flaherty is entitled to a pro rata annual bonus in the year of termination and outplacement services up to $35,000.

        On May 1, 2003, we entered into an employment agreement with Robert B. Gregerson as our Vice President, General Manager, Americas. In addition to the normal benefits provided to any executives at this level, Mr. Gregerson's agreement provides that if his employment is terminated without cause on or before July 31, 2005, Mr. Gregerson is entitled to receive severance benefits for a twelve month severance period. These benefits include base salary continuation and medical, dental, and life insurance for the severance period. Mr. Gregerson's base salary is $336,000. In addition, Mr. Gregerson is entitled to a pro rata annual bonus in the year of termination and outplacement services up to $15,000. This agreement was restated on January 3, 2005 so as to extend the agreement through December 20, 2005 and was also amended to provide that Mr. Gregerson may receive severance benefits if he terminates his employment for good reason.

        On January 27, 2004, we entered into an employment agreement with Ira H. Parker as our Vice President and Chief Legal Officer. In addition to the normal benefits provided to any executives at this level, Mr. Parker's agreement provides that if his employment is terminated without cause, on or before one year from date of hire, Mr. Parker is entitled to receive severance benefits for a twelve month severance period. These benefits include base salary continuation and medical, dental, and life insurance for the severance period. Mr. Parker's base salary is $325,000. In addition, Mr. Parker is entitled to a pro rata annual bonus in the year of termination. This agreement was restated on January 3, 2005 so as to extend the agreement through December 20, 2005 and was also amended to provide that Mr. Parker may receive severance benefits if he terminates his employment for good reason.

        On May 7, 2003, we entered into an employment agreement with Mark H. Payne as our Vice President, Operations Planning. In addition to the normal benefits provided to any executives at this level, Mr. Payne's agreement, as amended, provides that if his employment is terminated without cause or for good reason, or his duties and responsibilities are materially diminished, or he is relocated to a principal place of employment more than 50 miles from Waltham, Massachusetts, Mr. Payne is entitled to receive severance benefits for a twelve month severance period. These benefits include base salary continuation and medical, dental and life insurance for the severance period. Mr. Payne's base salary is $263,000. In addition, Mr. Payne is entitled to a pro rata annual bonus in the year of termination. This agreement was restated on January 3, 2005 so as to extend the agreement through December 20, 2005 and was also amended to provide that the officer may receive severance benefits if the officer terminates his employment for good reason and to extend severance benefits from six to twelve months.

Material U.S. Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders and option holders whose shares of our common stock or options to purchase common stock are converted into the right to receive cash and contingent value rights under the merger. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. The discussion is based on current law which is subject to change possibly with retroactive effect. The discussion related to stockholders applies only to stockholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held our common stock as part of a straddle or a hedging, integrated constructive sale or conversion transaction for tax purposes) who may be subject to special rules. The discussion related to option holders applies only to option holders who received options in connection with the performance of services to us. This discussion does not address the tax consequences to any stockholder or option holder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

        The receipt of cash and contingent value rights for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of our common stock for cash pursuant to the merger will recognize a capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the fair market value of any contingent value rights received and the stockholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash and contingent value rights pursuant to the merger. This gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for its shares is more than one year at the time of the completion of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        The receipt of cash and contingent value rights in exchange for the outstanding options will be a taxable transaction for U.S. federal income tax purposes. Holders of options generally will recognize ordinary income equal to the difference between (1) the amount of cash they receive and the fair market value of any contingent value rights they receive and (2) their adjusted tax basis, if any, in the options surrendered. A holder's basis in an option generally will equal the amount (if any) paid for that option. Payments in exchange for options received in connection with employment by the Company generally will be subject to employment tax withholding.

        The tax treatment of your receipt of the contingent value rights is unclear under tax law. It is possible that you will not be subject to tax on your contingent value rights until you actually receive cash pursuant to your contingent value rights, in which case the amount of such cash would be added to the cash received at the time of the merger in determining your gain, loss or income. However, as described above, we believe that your receipt of the contingent value right will technically be taxable at its fair market value at the time of receipt. If you treat the fair market value of the CVR on receipt as part of the taxable proceeds of the merger and then you ultimately receive no payment pursuant to your contingent value right, or receive an amount of cash that differs from the value of the contingent value right that you reported included as proceeds, the difference should be gain, loss or an adjustment to income of the same type as you previously included in income at the time of the merger. If the payout on your contingent value rights occurs within your same taxable year in which the merger occurs (or if it is determined within that year that there will be no cash payment with respect to your contingent value rights), then determination of the value of your contingent value rights upon receipt may not be necessary and your gain, loss or income from the merger would be based on the total cash proceeds (including cash, if any, derived from your contingent value rights) which you receive during the tax year.

        Backup federal withholding tax will be withheld from all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, unless the stockholder or other payee provides a taxpayer identification number (typically, the social security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each of our stockholders, option holders, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the IRS.

        The United States federal income tax consequences set forth above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger, including the application of state, local and foreign tax laws.

Regulatory Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, certain transactions, including the merger, may not be completed unless certain information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has ended. We and Petters Group Worldwide have filed the required notification and report form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. We received notice of early termination of the waiting period on January 28, 2005. We and Petters Group Worldwide have also made regulatory filings in connection with the merger in Brazil and Germany, and Petters Group Worldwide has made the regulatory filing in connection with the merger in Canada. There are no applicable waiting periods in Canada or Brazil, and the waiting period for Germany expired on February 24, 2005.

Appraisal Rights

        If the merger is completed, holders of shares of our common stock are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, referred to as Section 262, provided that they comply with the conditions established by Section 262.

        Section 262 is reprinted in its entirety as Annex E to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. This discussion and Annex E should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the statutory procedures will result in the loss of appraisal rights.

        A record holder of shares of our common stock who does not vote in favor of the merger agreement, who makes the demand described below with respect to its shares in a timely fashion, who continuously is the record holder of its shares through the effective time of the merger and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of our common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of our common stock" are to the record holder or holders of shares of our common stock. Except as set forth herein, our stockholders will not be entitled to appraisal rights in connection with the merger.

        Under Section 262, where a merger is to be submitted for adoption at a meeting of stockholders, as in the case in our merger with Petters Consumer Brands which will be voted on at a special meeting of our stockholders, not less than 20 days prior to the meeting the corporation must notify each of the holders of its stock who is entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes that notice to you, and a copy of Section 262 is attached to this proxy statement as Annex E.

        Holders of shares of our common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his or her shares. A proxy or vote against the merger will not by itself constitute that demand. The written demand for appraisal must be in addition to and separate from any proxy or vote. Any stockholder making a demand must thereafter continue to hold his or her shares of record until the effective time of the merger agreement to be eligible for appraisal rights. Within ten days after the effective time of the merger, we must provide notice of the effective time to all stockholders who have complied with Section 262.

        A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Polaroid Holding Company, 1265 Main Street, Waltham, MA 02451, (781) 386-2000, Attention: Ira H. Parker, Secretary.

        A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement properly and in a timely manner to perfect appraisal rights. If the shares of our common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the demand for appraisal must be executed by or for the record owner. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of our common stock through a broker who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of the shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which a person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of the record owner.

        Within 120 days after the effective time of the merger, either we, or any stockholder who has complied with the provisions of Section 262, may file a petition in the Delaware Court of Chancery, with a copy served on us in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal rights. We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that we will file a petition for appraisal. Accordingly, holders of our common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner set forth in Section 262. Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of the merger agreement and with respect to which demands for appraisal were received by us and the number of holders of the shares. This statement must be mailed (a) within 10 days after the written request has been received by us or (b) within 10 days after the expiration of the period for the delivery of demands for appraisal under Section 262, whichever is later.

        If a petition for an appraisal is timely filed, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares of our common stock owned by stockholders who have perfected their appraisal rights, determining the fair value of their shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our common stock is less than the merger consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP,  Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed against the parties as the Delaware Court of Chancery deems equitable in the circumstances. Each stockholder seeking appraisal of its shares is responsible for his or her attorneys' and expert witness expenses, although, upon application of a stockholder party to the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any holder of shares of our common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw a demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw the demand only with our consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, stockholders' rights to appraisal will cease, and all holders of shares of our common stock will be entitled to receive the consideration offered pursuant to the merger agreement, without interest. Any stockholder may withdraw his or her demand for appraisal by delivering to us a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except that (a) any attempt to withdraw made more than 60 days after the effective time of the merger will require our written approval and (b) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and approval may be conditioned upon any terms the Delaware Court of Chancery deems just.

        If any stockholder does not comply with Section 262 or otherwise waives, withdraws or loses the right to appraisal under Section 262 or a court determines that the stockholder is not entitled to relief under Section 262, the stockholder will be entitled to receive the consideration offered pursuant to the merger agreement.

Deregistration of Our Common Stock

        If the merger is completed, our common stock will be deregistered under the Securities Exchange Act of 1934.

Effect of the Merger

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Petters Consumer Brands will be merged with and into us and the separate limited liability company existence of Petters Consumer Brands will thereupon cease, and we will be the surviving corporation and all of our rights, privileges, powers, immunities, purposes and franchises will continue unaffected by the merger, except that all of our then outstanding common stock will be owned by Petters Consumer Brands and all outstanding options will be canceled.

        The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties have designated in the certificate of merger. Such filing will be made as promptly as practicable after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement. See "The Merger Agreement—Conditions to the Completion of the Merger."

        The merger agreement also provides that our certificate of incorporation and bylaws, as in effect immediately prior to the closing of the merger, will be the certificate of incorporation and bylaws of the surviving corporation.

The Merger Consideration

        Each share of our common stock issued and outstanding immediately before the merger, other than treasury shares, dissenting shares and shares held by Petters Consumer Brands, will automatically be canceled and will cease to exist and will be converted into the right to receive $12.08 in cash, without interest, plus, under certain circumstances, a contingent value right, entitling you to receive additional cash consideration if we sell our IDP assets under certain circumstances for consideration in excess of an amount determined pursuant to the merger agreement. After the merger is effective, each holder of a certificate representing any of these shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the per share merger consideration and, if applicable the contingent value right or, if a holder exercises appraisal rights, the right to receive payment of the judicially determined fair value of its shares upon compliance with the requirements of Delaware law. Each share of our common stock held by us as treasury shares or held by Petters Group Worldwide at the time of the merger will be canceled without any payment.

        If we sell our IDP assets before the effective time of the merger, and the proceeds of the sale (determined in accordance with the merger agreement) exceed $45,000,000 plus any and all taxes resulting from such sale, and fees and expenses associated with the sale, we have the right to pay a dividend in an amount equal to the excess proceeds to our stockholders before the merger, in which case no contingent value rights will be issued. If we sell our IDP assets but do not pay a dividend in an amount equal to the excess proceeds to our stockholders before the merger, contingent value rights representing the right to a pro rata portion of these excess proceeds will be issued pursuant to the merger. If we sell our IDP assets within 60 days after the effective time of the merger pursuant to a definitive agreement entered into before the effective time, the contingent value rights issued will represent in the aggregate the right to receive an amount equal to the amount by which the proceeds of the sale exceed an amount equal to $45,000,000 plus any and all taxes resulting from such sale, plus $6,000,000 (the assumed cost of sale) plus $7,000,000 for each month (or pro rata portion thereof if less than a month) from the effective time of the merger to the closing of the sale. If contingent value rights are issued, each stockholder who is entitled to receive the cash merger consideration, and each holder of in-the-money options, will receive one contingent value right for each share held or each share for which the option is exercisable.

        We are exploring strategic alternatives for the instant digital printing assets and related activities, including a potential sale. However, we have not entered into any definitive agreement regarding the sale of the IDP assets and may be unable to do so prior to the effective time of the merger. In addition, even if we do enter into a definitive agreement regarding the sale of the IDP assets prior to the effective time of the merger, the contingent value right will not have any value unless closing of the sale of the IDP assets occurs within 60 days after the effective time, and the net after-tax proceeds from the sale of the IDP assets (determined in accordance with the merger agreement) exceed certain thresholds. The value of the contingent value rights, assuming these conditions are met, will vary depending on the sale price of the IDP assets. As a result, at the time you are asked to vote on the merger, you may not know whether the merger consideration will be greater than $12.08 per share. Accordingly, you should not expect the merger consideration to be greater than $12.08 per share.

        If contingent value rights are included in the merger consideration, they will be uncertificated contract rights and will be non-assignable and non-transferable by any holder thereof, except as required by any applicable community property laws or laws of decent and distribution. A holder of a contingent value right will not be entitled to any of the rights of a holder of limited liability interests in Petters Consumer Brands or a stockholder of Polaroid following the merger. All contingent value rights will automatically terminate, be cancelled and cease to exist 60 days following the effective time of the merger if no sale of IDP assets has occurred prior to that date. Under the terms of the merger agreement, Petters Consumer Brands has the right to consent (which consent shall not be unreasonably withheld or delayed) to the terms of any definitive agreement for the sale of the IDP assets with respect to the assets to be sold and the liabilities to be assumed, representations and indemnities that survive closing, any supply agreement between us and the purchaser of the IDP assets that continues after the closing and various other material terms of the agreement.

IDP Assets

        We have invested significant resources to develop instant digital printing applications. One such effort, which we chose to cease pursuing to commercialization in 2004, was our instant digital printing kiosk. However, we have continued our efforts to develop new digital printing technology that will print photographs without the use of ink, toner or ribbons, with an image being formed when the media passes through a thermal imaging process. We have been working to commercialize the media and with a hardware manufacturer to develop an associated printer for over a year, but there can be no assurance that any of these products will be commercialized. Unless we find outside investors in this technology, absent a change in circumstances, we intend to cease investing significant resources in this area after the first quarter of 2005. The IDP assets include the intellectual property related to both the kiosk and print media technology, and might also include certain manufacturing facilities and related real estate that can manufacture the print media. Under the merger agreement, Petters Consumer Brands has the right to approve the assets and liabilities included in any sale of the IDP assets, and any supply agreement entered into between us and the purchaser of the IDP assets and other matters relating to the transaction.

        We are pursuing discussions regarding a potential purchase of our IDP assets with a number of parties. There can be no assurance that we will be able to reach agreement with any party at a price that will result in any excess proceeds to our stockholders. Accordingly, you should not expect the merger consideration to be greater than $12.08 per share.

Treatment of Our Options

        At the effective time of the merger, each option outstanding immediately prior to the effective time, whether or not vested, will be canceled and the holder of that option will be entitled to receive a single lump sum cash payment equal to the product of:

  •
  the number of shares of our common stock for which the option has not been exercised; and

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  the excess, if any, of the merger consideration per share over the exercise price per share of the option;

        Subject to any applicable withholding taxes, the payment for option shares will be made, without interest, as soon as practicable following the effective time of the merger. In addition, if contingent value rights are issued, each in-the-money option will also receive one contingent value right for each share subject to the option.

Treatment of Our Restricted Stock

        We have taken all action necessary to cause each restricted share of our common stock to be vested immediately prior to the effective time of the merger.

Surrender of Stock Certificates

        American Stock Transfer and Trust Company or another comparable bank will act as paying agent in connection with the merger. At the effective time of the merger, Petters Consumer Brands or Petters Group Worldwide will deposit or cause to be deposited the aggregate merger consideration into a merger fund with the paying agent. After the effective time of the merger, each certificate that previously represented shares of our common stock:

  •
  will no longer be outstanding;

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  will automatically be canceled;

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  will cease to exist; and

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  will represent only the right to receive the per share merger consideration into which the shares were converted in the merger, plus, if applicable, a contingent value right.

        No interest will accrue or be paid with respect to the merger consideration. Until holders of certificates previously representing shares of our common stock have surrendered those certificates to the paying agent for exchange, holders will not receive the merger consideration due in respect of the certificates.

        No later than five days after the effective time of the merger, the paying agent will mail to each holder of record of shares of our common stock a letter of transmittal and instructions for its use in delivering certificates to the paying agent in exchange for the merger consideration due in respect of the certificates. After receipt of its certificates by the paying agent, together with a properly executed letter of transmittal, the paying agent will deliver to each stockholder the per share merger consideration multiplied by the number of shares represented by the certificate(s) surrendered by the stockholder. In the event of a transfer of ownership of our common stock which is not registered in the transfer records of our transfer agent, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

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  the certificate is properly endorsed or otherwise in proper form for transfer; and

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  the person requesting the merger consideration pays any transfer or other taxes required by reason of the payment of the merger consideration due in respect of the certificate to a person other than the registered holder of the surrendered certificate or establishes to Petters Consumer Brands' reasonable satisfaction that such tax has been paid or is not applicable.

YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Lost Certificates

        If any certificate representing shares of our common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares represented by that certificate if:

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  the stockholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

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  upon request of the surviving corporation, the stockholder posts a bond in a reasonable amount designated by the surviving corporation as security against any claim that may be made with respect to that certificate against the surviving corporation.

Unclaimed Amounts

        Any portion of the merger fund which remains undistributed to our stockholders after the six month anniversary of the effective time of the merger will be delivered by the paying agent to the surviving corporation, upon demand, and any of our stockholders who have not previously surrendered their stock certificates will only be entitled to look to the surviving corporation for payment of the merger consideration due in respect of their certificates. The surviving corporation will remain liable for the payment of the merger consideration to these stockholders.

Litigation Challenging the Merger

        On January 10, 2005, Leonard Shapiro filed a purported class action complaint in the Court of Chancery of the State of Delaware, New Castle County, on behalf of the stockholders unaffiliated with the defendants, against Jacques A. Nasser, Joseph E. Antonini, Charles F. Auster, Paolo Cantarella, William J. Cosgrove, Lee M. Gardner, James W. Koven, Rick A, Lazio, Joseph G. Michels, Stanley P. Roth, J. Michael Pocock and us. The complaint alleges, among other things, that our directors violated their fiduciary duties by approving the merger agreement without engaging in arm's length negotiations. The complaint seeks, among other things, to enjoin the defendants from completing the merger or, in the event the merger is completed, to rescind the merger and to award compensatory damages. On January 18, 2005, the plaintiff filed an amended complaint in which the only change was to add One Equity Partners as a defendant. We believe that the allegations in the complaint and the amended complaint are without merit and intend to vigorously defend against this action.

THE MERGER AGREEMENT

        The following description summarizes certain provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy as Annex A to this proxy statement contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

Merger Consideration; Effect of the Merger

        For more information regarding the effect of the merger and a description of the merger consideration, see "The Merger—Effect of the Merger" and "The Merger—The Merger Consideration."

Representations and Warranties of Polaroid

        The merger agreement contains various representations and warranties made by us to Petters Group Worldwide and Petters Consumer Brands, including representations and warranties relating to, among other things:

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  our corporate organization and qualifications;

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  our certificate of incorporation, bylaws and related documents;

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  the corporate and capital structure relating to our subsidiaries;

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  our capital structure;

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  the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters;

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  conflicts, required filings and consents;

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  permits and licenses relating to applicable regulatory and governmental requirements;

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  documents we have filed with the Securities and Exchange Commission and undisclosed liabilities;

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  absence of material changes or events concerning us or our subsidiaries;

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  pending or threatened material litigation against us or our subsidiaries;

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  matters relating to the benefits plans of us and our subsidiaries, collective bargaining agreement or other labor union agreements between us or any of our subsidiaries and employees;

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  matters relating to the existence of certain of our contracts and contract default;

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  our compliance with applicable environmental laws and matters;

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  matters relating to our intellectual property;

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  completion and accuracy of our tax filings and payments of our taxes;

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  the required vote of our stockholders;

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  assets, absence of liens and encumbrances;

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  our owned real property;

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  our leased real property;

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  brokers' and finders' fees to be paid by us;

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  our satisfaction of state and foreign takeover statutes' requirements;

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  powers of attorney; and

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  our maintenance of insurance.

        The merger agreement contains various representations and warranties made by Petters Group Worldwide and Petters Consumer Brands to us, including representations and warranties relating to, among other things:

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  the organization and qualification of Petters Group Worldwide and Petters Consumer Brands;

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  the authority of Petters Group Worldwide and Petters Consumer Brands to enter into the merger agreement;

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  conflicts, required filings and consents required to be obtained by Petters Group Worldwide and Petters Consumer Brands;

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  pending or threatened material litigation against Petters Group Worldwide and Petters Consumer Brands;

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  brokers' and finders' fees to be paid by Petters Group Worldwide and Petters Consumer Brands; and

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  financing of the merger by Petters Group Worldwide and Petters Consumer Brands.

Covenants

        Under the merger agreement, we have agreed that, prior to the effective time of the merger, we will carry on the business in the ordinary course of business and consistent with past practice, and in accordance in all material respects with all applicable laws, rules and regulations, and will use all reasonable efforts consistent with past practices and policies to keep available the services of our present officers and key employees and consultants and preserve our relationships with those persons having material business dealings with us.

        In addition, we have agreed that among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Petters Consumer Brands' prior written consent, which may not be unreasonably withheld:

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  amend or otherwise change our certificate of incorporation or bylaws or equivalent organizational documents;

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  issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of our capital stock of any class, or any options, restricted stock, restricted shares, warrants, convertible securities or other rights of any kind to acquire any shares of the capital stock or any other ownership interests (including, without limitation, any phantom interest), except issuances of stock upon the exercise of options that were outstanding as of the date of the merger agreement;

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  sell, lease, transfer, mortgage, license, pledge, grant, encumber or otherwise dispose of any of our or our subsidiaries' properties or assets which are material, individually or in the aggregate, except in the ordinary course of business consistent with past practice;

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  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock or the capital stock of our subsidiaries, except for a distribution from a subsidiary to a subsidiary or from a subsidiary to us;

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger referred to by the merger agreement), other than any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization solely among our wholly owned subsidiaries;

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  create or form any subsidiary;

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  split, combine, subdivide, redeem or reclassify any of our capital stock or the capital stock of our subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of our capital stock or the capital stock of our subsidiaries except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by the party;

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  acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or division thereof or any assets, other than in the ordinary course of business consistent with past practice;

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  incur, other than between our subsidiaries or between us and a subsidiary, any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice;

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  revalue any of our material assets or our subsidiaries' material assets, including writing down the value of inventory or writing off of notes or accounts receivable, except as required by GAAP, applicable accounting requirements or the published rules and regulations of the SEC with respect thereto in effect during the periods involved;

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  modify or amend any material contract in any manner materially adverse to us or any of our subsidiaries, or terminate any material contract or agreement to which we or any of our subsidiaries is a party (including, without limitation, any customer contract, leases, licensing, distribution, sponsorship, advertising, or other similar agreement, or joint venture agreement) involving annual revenues in excess of $1,000,000, or waive, release or assign any material rights or claims under a contract or agreement, other than any modification, amendment or termination of any contract or any waiver, release or assignment of any material rights or claims under any contract or agreement in the ordinary course of business;

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  make or change any material tax election (except with respect to depreciation elections made upon placing property in service), change an annual accounting period, adopt or change any accounting method, amend any material tax return (including an amended return), enter into any tax arrangement or closing agreement, settle or consent to any tax claim, surrender any right to claim a refund of taxes or consent to any extension or waiver of the statutory period of limitations applicable to any tax claim, in each case except (taking account applicable extensions of the due date for filing any tax return that are actually granted by the applicable tax authority) as required by law or with the written consent of Petters Consumer Brands, (following a review of such item by Petters Consumer Brands for an adequate period prior to the time any action is due), except as would not reasonably be expected to have a material adverse effect on us or our subsidiaries;

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  authorize any capital expenditure in excess of $500,000 in the aggregate other than certain exceptions listed in the merger agreement;

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  enter into any lease or contract for the purchase or sale of any property, real or personal, in excess of $500,000, except in the ordinary course of business, consistent with past practice;

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  cancel or terminate any material insurance policy naming us or a subsidiary as a beneficiary or a loss payee unless the insurance policy is replaced with a substantially equivalent policy;

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  settle any material claims (including tax claims), audits, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any claims, liabilities or obligations, in the ordinary course of business, or of claims, liabilities or obligations reflected or reserved against in or contemplated by, our consolidated financial statement (or the notes of our consolidated financial statements);

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  increase, or agree to increase, the compensation payable, or to become payable, to our officers required to file statements with the Securities and Exchange Commission under its rules and regulations, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of our directors or officers, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust or fund for the benefit of any such director or officer; provided, however, that the foregoing provisions of this subsection will not apply to any amendments to employee benefit plans described in Section 3(3) of the Employee Retirement Income Security Act ("ERISA");

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  increase, or agree to increase, the compensation payable, or to become payable, to our employees, other than officers required to file statements with the Securities and Exchange Commission under its rules and regulations, except for increases in the ordinary course of business and in accordance with past practice in salaries or wages of its employees, or except in the ordinary course of business grant any severance or termination pay to, or enter into any employment or severance agreement with, any such employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust or fund for the benefit of any employee; provided, however, that the foregoing provisions of this subsection will not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA or entry into any collective bargaining arrangement that may be required by law with respect to foreign subsidiaries;

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  transfer or license to any person or entity or otherwise extend, amend or modify any material owned intellectual property rights, other than in the ordinary course of business;

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  extend any offers of employment to potential employees who would receive total compensation at a rate of $200,000 per year or more or extend any consulting or independent contracting offers involving more than $200,000 per year that are not cancelable on prior notice of 30 days or less; or

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  take, authorize, or commit or agree to take, any of the above actions.

        Notwithstanding any of the above covenants, we are entitled, prior to the effective time of the merger, to sell, convey, transfer, or otherwise dispose of, or agree to sell, convey, transfer or dispose of, all of the assets and liabilities (if any) related to the IDP assets to a third party. For the sale of the IDP assets to be effected:

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  the sale is subject to the reasonable consent of Petters Consumer Brands;

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  the purchase and sale price for the IDP assets must not be less than: (A) in the case of a IDP closing which is to occur (and does occur) prior to the effective time of the merger, an amount in cash or liquid securities equal to $45,000,000 plus (i) any and all taxes, current or deferred, resulting from the IDP sale, and (ii) any costs, fees and expenses (including investment banking, legal and accounting fees and expenses) associated with the IDP sale, and (B) in the case of a IDP closing which is to occur following the effective time, but within 60 days of the merger, an amount in cash or liquid securities equal to $45,000,000 plus (i) any and all taxes, current or deferred, resulting from the IDP sale, (ii) the amount of $6,000,000 (to reimburse the surviving corporation for the assumed costs of the IDP sale), and (iii) an amount equal to $7,000,000 per month (or pro-rata portion thereof if less than a month) for each 30-day period from the effective time of the merger to the IDP closing date.

        In addition, we and Petters Consumer Brands agree to notify each other of:

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  any representation or warranty in the merger agreement becoming untrue or inaccurate in any material respect, or any covenant, condition or agreement not complied with; and

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  the failure or inability to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the party under the merger agreement.

        Each party will promptly provide the other copies of all filings made with any governmental entity in connection with the merger agreement.

Directors' and Officers' Indemnification and Insurance

        Petters Group Worldwide and Petters Consumer Brands have agreed to, jointly and severally, indemnify, defend and hold harmless, for a period of six years from and after the effective time of the merger, all of our past and present officers, directors and employee benefit plan fiduciaries of us and our subsidiaries to the same extent such persons are indemnified as of the date of the merger agreement pursuant to our certificate of incorporation or bylaws, employment agreements, indemnification agreements identified in the merger agreement or under applicable law for acts or omissions which occurred at or prior to the effective time of the merger. The merger agreement also provides that Petters Group Worldwide and Petters Consumer Brands will maintain our current officers' and directors' liability insurance for a period of six years from and after the effective time of the merger to cover any acts or omissions occurring at or prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by that policy, on terms with respect to coverage and amount no less favorable than those of the policy in effect on the date of the merger agreement (provided that in satisfying this agreement, Petters Group Worldwide and Petters Consumer Brands are not required to pay aggregate annual premiums in excess of 200% of the amount we paid for our current officers' and directors' liability policy as of the date of the merger agreement).

Consents and Approvals

        Each party to the merger agreement agrees to use reasonable best efforts to do the following:

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  take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the merger and other transactions contemplated by the merger agreement;

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  obtain from any government entities or any other person all necessary consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Petters Consumer Brands or us or any of our subsidiaries in connection with the authorization, execution and delivery of the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement, including those required under the HSR Act; and

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  make all necessary filings and thereafter make any other required submission, with respect to the merger agreement, the merger and other transactions contemplated by the merger agreement required under applicable law.

        Pursuant to the merger agreement, both we and Petters Consumer Brands agreed to file as soon as practicable after the date of the merger agreement (and in any event within ten business days), notifications under any applicable competition, merger control, antitrust, or similar law or regulation, including the HSR Act, and both we and Petters Consumer Brands agreed to use commercially reasonable efforts to respond as promptly as practicable to all reasonable inquiries or requests and to resolve objections, if any, as may be asserted by any governmental entity with respect to the transactions contemplated by the merger agreement under any federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Conditions to Completion of the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to effect the merger is subject to the satisfaction or wavier of the following closing conditions:

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  the merger agreement shall have been approved and adopted by the requisite affirmative vote of our stockholders;

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  no governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, which is then in effect and has the effect of making the merger illegal or prohibiting the consummation of the merger;

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  any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, will have expired or been terminated and any consents by a non-U.S. governmental entity that are material and are required to be obtained under anticompetition laws must have been obtained; and

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  there must not be any suit, action or proceeding pending by an governmental entity challenging or seeking to restrain or prohibit the consummation of the merger or any of the transactions contemplated by the merger agreement.

        Conditions to Petters Consumer Brands' Obligations.    Petters Consumer Brands' obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  our representations and warranties set forth in the merger agreement related to our capitalization and certain changes and events will be true and correct in all material respects, on and as of the closing date with the same effect as though made on and as of the closing date (except for representations made as of a specified date the accuracy of which will be determined as of the specified date) and all other of our representations and warranties must be true and correct in all respects on and as of the closing date with the same effect as though made on and as of the closing date (except for representations made as of a specified date the accuracy of which will be determined as of the specified date), except for changes permitted in the covenant relating to conduct of the business before the merger and except where the failure of the representations and warranties to be true and correct in all respects would not have a material adverse effect on us and Petters Consumer Brands must have received a certificate of our chief executive officer or chief financial officer, dated the closing date, to that effect;

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  we must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the effective date of the merger agreement and Petters Consumer Brands must have received a certificate of our chief executive officer or chief financial officer to that effect;

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  no more than 15% of the outstanding shares of our stock will be qualified to be dissenting shares as of the effective time of the merger agreement; and

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  we will have provided to Petters Consumer Brands prior to the closing date a duly executed FIRPTA certificate for purpose of satisfying Petters Consumer Brands' obligations under a certain United States Treasury regulation.

        Conditions to Our Obligations.    Our obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties made by Petters Group Worldwide and Petters Consumer Brands in the merger agreement must be true and correct as of the effective time of the merger except that those representations and warranties that address matters only as of a particular date must remain true and correct as of such date, for changes contemplated by the merger agreement and where the failure to be so true and correct would not have a material adverse effect, and that we must have received a certificate of the chief executive officer of each of Petters Group Worldwide and Petters Consumer Brands to that effect; and

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  each of Petters Group Worldwide and Petters Consumer Brands must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger, and we must have received a certificate of a duly authorized officer of each of Petters Group Worldwide and Petters Consumer Brands to that effect.

No Solicitation

        The merger agreement provides that we will not, nor will we authorize or permit any of our officers and directors to, and we will use commercially reasonable efforts to cause our agents, affiliates, employees and advisors not to:

  •
  solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or is reasonably expected to lead to, any competing transaction, as defined below;

  •
  enter into or maintain or continue discussions or negotiations with any person in furtherance of any inquiries or to obtain a competing transaction;

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  agree to any competing transaction; or

  •
  endorse any competing transaction.

        The merger agreement provides that, notwithstanding the restrictions described above, at any time prior to the time that our stockholders approve the adoption of the merger agreement,

  •
  if we receive a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with our financial advisor, constitutes or could reasonably be expected to result in a superior proposal, as described below,

  •
  which takeover proposal was not solicited after the date of the merger agreement and was made after the date of the merger agreement and did not otherwise result from our breach of the merger agreement or exclusivity agreement, our board of directors or the officers, directors, agents, affiliates, employees or advisors of us or our subsidiaries may furnish, or disclose information to, or engage in discussions or negotiations regarding the takeover proposal.

        The merger agreement provides that:

  •
  the term "competing transaction" means any of the following involving us (other than the merger and the other transactions contemplated by the merger agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets or debt or equity securities of such party; and (iii) a tender offer or exchange offer for a majority of the outstanding voting securities of such party; and

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  the term "superior proposal" means any unsolicited, bona fide written competing transaction proposal made by a third person on terms that our board of directors determines, taking into consideration the financial, legal, regulatory and other factors as they deem relevant, to be more favorable to the holders of our stock than those contemplated by the merger agreement and is reasonably likely to be completed.

        The merger agreement further provides that neither our board of directors nor any committee of our board of directors will:

  •
  withdraw (or modify in a manner adverse to Petters Consumer Brands) or publicly propose to withdraw (or modify in a manner adverse to Petters Consumer Brands) once made, its recommendation in favor of the merger agreement or the transactions contemplated by the merger agreement (it being understood that taking a neutral position or no position with respect to a competing transaction proposal will be considered an adverse modification) or approve or recommend a competing transaction proposal; or

  •
  approve or recommend, or publicly propose to approve or recommend, or allow us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement or other business combination or acquisition agreement, joint venture agreement or other agreement constituting or relating to a competing transaction proposal (other than a confidentiality agreement related thereto).

        However, at any time prior to the time stockholder approval for the merger and the transactions contemplated by the merger agreement is obtained, our board of directors may (i) change or propose to change its approval or recommendation of the merger or the merger agreement if it determines in good faith (after consultation with our outside legal counsel) that the failure to make such change is reasonably likely to result in a breach of its fiduciary duties to our stockholders under applicable law; provided however, that, in connection with a superior proposal, our board of directors is required to give Petters Consumer Brands two business days' notice prior to making a change in its recommendation, which notice must state the terms and conditions of the superior proposal that is the basis of the proposed action by our board of directors, and (ii) disclose to our stockholders a position, with respect to a competing transaction proposal, as required by the Exchange Act of 1934, as amended.

Termination

        The merger and other transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time, regardless of whether our stockholders have approved and adopted the merger agreement:

  •
  by mutual written consent of Petters Consumer Brands and us;

  •
  by either Petters Consumer Brands or us if the merger has not occurred on or before June 6, 2005; provided, however, that the right to terminate the merger agreement is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to occur on or before June 6, 2005;

  •
  by either Petters Consumer Brands or us upon the issuance of any order of a governmental entity which is final and nonappealable that prohibits the consummation of the merger;

  •
  by Petters Consumer Brands on written notice to us if there has been a breach of any representation, warranty, covenant or agreement on our part set forth in the merger agreement, or if any of our representations or warranties have become untrue, such that the conditions to Petters Consumer Brands' obligation to close related to the accuracy of our representations and warranties, or our compliance with our covenants, would not be satisfied, or if all conditions to our obligations have been satisfied or waived and we fail to proceed with the closing; provided, however, that, if a breach is curable by us prior to the termination date, Petters Consumer Brands may not terminate the merger agreement prior to the first to occur of the termination date and 30 days following the receipt of written notice from Petters Consumer Brands to us of a breach, provided that we continue to exercise reasonable efforts to cure the breach through such 30 day period (it being understood that Petters Consumer Brands may not terminate the merger agreement pursuant to this section if Petters Group Worldwide or Petters Consumer Brands has materially breached the merger agreement or if our breach is cured within such 30 day period);

  •
  by us on written notice to Petters Consumer Brands if there has been a breach of any representation, warranty, covenant or agreement on the part of Petters Consumer Brands set forth in the merger agreement, or if any representation or warranty of Petters Consumer Brands has become untrue, such that the conditions to our obligation to close related to the accuracy of the representations and warranties made by Petters Group Worldwide or Petters Consumer Brands, or their compliance with their covenants, would not be satisfied, or if all conditions to Petters Consumer Brands' obligations have been satisfied or waived and Petters Consumer Brands fails to proceed with the closing; provided, however, that, if the failure to proceed with the closing is curable by Petters Consumer Brands, we may not terminate the merger agreement prior to the first to occur of the termination date and 30 days following the receipt of written notice from us to Petters Consumer Brands of a breach, provided that Petters Consumer Brands continues to exercise reasonable efforts to cure a breach through such 30 day period (it being understood that we may not terminate the merger agreement pursuant to this paragraph if it has materially breached the merger agreement or if the breach by Petters Consumer Brands is cured within the 30 day period);

  •
  by either Petters Consumer Brands or us if the required adoption of the merger agreement by our stockholders as contemplated by the merger agreement has not been obtained by reason of the failure to obtain the required vote at a meeting of our stockholders duly convened or at any adjournment thereof;

  •
  by us upon the occurrence of a company adverse recommendation change in the manner set forth in the section of the merger agreement related to the solicitation of competing transactions;

  •
  by Petters Consumer Brands if, since the date of the merger agreement, there has occurred a company material adverse effect; provided, however, that, if the company material adverse effect is curable by us, Petters Consumer Brands may not terminate the merger agreement prior to the first to occur of the termination date and 30 days following the occurrence of the company material adverse effect, provided that we continue to exercise reasonable efforts to cure the company material adverse effect through such 30 day period (it being understood that Petters Consumer Brands may not terminate the merger agreement if it has materially breached the merger agreement or if the company material adverse effect is cured within such 30 day period); or

  •
  by us if, on or before March 1, 2005, Petters Consumer Brands or Petters Group Worldwide have not deposited or caused to have been deposited an aggregate of an additional $175,000,000 into the escrow fund referred to in the second escrow agreement, or have not delivered acceptable commitment letters which, in the aggregate, provide for financing of $175,000,000; provided, that the amount of financing provided by any acceptable commitment letter will be deemed to be the lesser of (i) the amount committed under an acceptable commitment letter and (ii) the amount which, based on the terms of the commitment, can be borrowed in cash at the closing date to finance the consummation of the merger (in each case, net of any upfront fees or other costs to be retained or charged by or to be reimbursed to the issuer); provided, further, that the amount of financing provided by any acceptable commitment letter for purposes of this subsection will be reduced dollar for dollar by the amount of any distribution of funds from the escrow account under the second escrow agreement made in connection with the delivery of an acceptable commitment letter; and provided, further, that for the avoidance of doubt, an acceptable commitment letter is one that on or before March 1, 2005 is acceptable to us under the second escrow agreement. On March 1, 2005, Petters Consumer Brands deposited an additional $175,000,000 into the escrow account, and this termination right therefore no longer applies.

Amendment, Extension and Waiver

        Subject to applicable law:

  •
  the merger agreement may be amended by mutual written consent of the parties in writing at any time prior to the effective time of the merger, except that after the merger agreement has been adopted by our stockholders, no amendment may be entered into which requires further approval by the stockholders unless further approval is obtained; and

  •
  at any time prior to the effective time of the merger, any party may, by written instrument signed on behalf of the party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreement or condition in the merger agreement.

Fees and Expenses

        The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement and the transactions described in the merger agreement, whether or not the merger is completed. However:

  •
  we must pay Petters Consumer Brands a termination fee of $15,000,000 if, as described under the "Termination" section above: (i) we terminate the merger agreement pursuant to the covenant related to competing transaction proposals or (ii) if Petters Consumer Brands terminates the agreement because of a material adverse effect or (iii) if Petters Consumer Brands terminates the agreement because we breached a representation, warranty, covenant or agreement;

  •
  if, as described under the "Termination" section above, Petters Consumer Brands terminates the merger agreement because we failed to obtain the necessary approval of our stockholders, we must pay Petters Consumer Brands' reasonable and actual documented fees and expenses incurred by Petters Consumer Brands for outside professionals (including its bankers, outside legal counsel and accountants) and reasonable actual travel expenses for its staff and its outside professionals to conduct due diligence and to draft and negotiate the merger agreement, provided that the expenses will not exceed $10,000,000; and

  •
  Petters Consumer Brands must pay us a termination fee of $40,000,000 if, as described under the "Termination" section above: (i) we terminate the merger agreement because Petters Consumer Brands breached any representation, warranty, covenant or agreement, or (ii) we had terminated the merger agreement because Petters Consumer Brands failed to either deposit the additional $175,000,000 in the second escrow account or deliver acceptable commitment letters for such amount.

VOTING AGREEMENT

        The following description summarizes the material provisions of the voting agreement and is qualified in its entirety by reference to the complete text of the voting agreement. The voting agreement included in this proxy statement as Annex B contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

        Simultaneously with the execution of the merger agreement, One Equity Partners, which owns a majority of the capital stock entitled to vote on the merger, entered into a voting agreement with Petters Group Worldwide and Petters Consumer Brands. Pursuant to the voting agreement, One Equity Partners has agreed to vote all of the shares of common stock owned by it:

  •
  in favor of the adoption of the merger agreement and the approval of the merger, in favor of the other transactions contemplated by the merger agreement, and in favor of any other matter directly relating to the consummation of the transaction contemplated by the merger agreement; and

  •
  to exercise its contractual "drag along" right under the amended and restated securities holders agreement to require certain other stockholders, including all of our directors and executive officers, to vote their shares in favor of the merger.

        In addition, One Equity Partners has agreed that during the period from the date of the voting agreement until any termination of the voting agreement, not to (except as contemplated by the voting agreement):

  •
  other than pursuant to the merger, sell, pledge, encumber, assign, transfer, grant an option with respect to or otherwise dispose of any or all of its shares of our common stock;

  •
  deposit any of its shares of our common stock into a voting trust or enter into a voting agreement or arrangement with respect to any of its shares of our common stock or grant any proxy with respect thereto; or

  •
  enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer, option with respect to, or other disposition of any of its shares of our common stock.

        In accordance with the voting agreement, One Equity Partners has irrevocably granted to, and appointed two officers of Petters Group Worldwide, and each of them individually, as its attorneys in fact and proxies to vote all of its shares of our common stock in favor of the adoption of the merger agreement and the approval of the merger and in favor of any other matter necessary to consummate the transactions contemplated by the merger agreement.

        The voting agreement terminates on the earliest of (i) the date our board of directors approves a superior proposal, (ii) the termination of the merger agreement, (iii) the effective time of the merger and (iv) any material amendment to the merger agreement without the prior approval of One Equity Partners. The proxy granted by One Equity Partners to the two Petters Group Worldwide officers described above terminates at the same time the voting agreement terminates.

ESCROW AGREEMENTS

        The following description summarizes the material provisions of an escrow agreement for $40,000,000 (referred to below as the "first escrow agreement") and an escrow agreement for up to $376,000,000 (referred to below as the "second escrow agreement") and is qualified in its entirety by reference to the complete text of these agreements.

        On January 7, 2005, we entered into the second escrow agreement with Petters Group Worldwide, Petters Consumer Brands and Wells Fargo Bank, N.A., as escrow agent. At the signing, Petters Consumer Brands deposited $201,000,000 in the escrow account. The merger agreement provides that we have the right to terminate the merger agreement unless, on or before March 1, 2005, Petters Group Worldwide or Petters Consumer Brands has either (i) deposited an additional $175,000,000 of cash into the escrow account or (ii) provided an acceptable commitment letter (as defined in the first escrow agreement) to us in the amount of $175,000,000. On March 1, 2005, Petters Consumer Brands deposited an additional $175,000,000 into the escrow account, and this termination right therefore no longer applies. Under the terms of the second escrow agreement, Petters Consumer Brands may also withdraw funds from the escrow if it provides us with an acceptable commitment letter for the amount proposed to be withdrawn. The second escrow agreement defines "acceptable commitment letter" as a firm commitment letter from a reputable financial institution or institutions reasonably satisfactory to us, in a form which is reasonable and customary for public company acquisitions of a type and size described in the merger agreement and reasonable and customary for the type of financing to be provided, containing terms and conditions such that there is not a material risk that the commitment conditions will not be met at such time as the conditions to Petters Consumer Brands' obligations to close under the merger agreement are satisfied or that the commitment will not be funded at such time in the amount proposed to be withdrawn from the escrow funds.

        The second escrow agreement provides that amounts in the escrow account will be paid (i) to the paying agent at the direction of us and Petters Consumer Brands if Petters Consumer Brands has not deposited the entire amount of the merger consideration required to be deposited with the paying agent on or prior to the closing date of the merger or (ii) to Petters Consumer Brands if the merger agreement is terminated for any reason. If we consummate a sale of our IDP assets prior to the closing under the merger agreement, we are required to transfer $45,000,000 of the proceeds of such sale to the paying agent for deposit in the merger fund, and the escrow agent will distribute $45,000,000 of the escrow funds to Petters Consumer Brands.

        On January 7, 2005, we entered into the first escrow agreement with Petters Group Worldwide, Petters Consumer Brands and Wells Fargo Bank, N.A., as escrow agent. At the signing, Petters Consumer Brands deposited $40,000,000 in the escrow account. The first escrow agreement provides that amounts in the escrow account will be paid (i) to the paying agent at the effective time of the merger, (ii) to us if we terminate the merger agreement as a result of certain material breaches of the merger agreement by Petters Group Worldwide or Petters Consumer Brands or upon Petters Group Worldwide or Petters Consumer Brands' failure on or before March 1, 2005 to deposit cash or deliver an acceptable commitment letter in respect of the $175,000,000 described above, or (iii) to Petters Consumer Brands if the merger agreement is properly terminated by us or Petters Consumer Brands for any other reason.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table contains certain information regarding the beneficial ownership of our outstanding common stock as of February 1, 2005, by each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; each of our directors and executive officers; and all of our directors and executive officers as a group. Individuals have sole voting and investment power with regard to the stock unless otherwise indicated in the footnotes. The table does not show the common stock beneficially owned by Petters Consumer Brands pursuant to the voting agreement. The table does not include shares of our common stock subject to options that are not currently exercisable or will not become exercisable within 60 days of February 1, 2005. The merger agreement provides that unvested options will be cancelled at the effective time of the merger and the holders will be entitled to receive payment for these options. The table does include all shares of vested and unvested shares of our restricted common stock. See "The Merger—Interests of our Directors and Executive Officers in the Merger."

Name	Shares Beneficially Owned	Percent of Class(1)
Directors and Executive Officers(2)
Jacques A. Nasser	1,061,010	3%
Joseph E. Antonini	42,440	*
Charles F. Auster	75,000	*
Paolo Cantarella	42,440	*
Lee M. Gardner	16,666.7	*
James W. Koven	4,166.7	*
Rick A. Lazio	42,440	*
Joseph G. Michels	42,440	*
Stanley P. Roth (3)	72,095	*
William J. Cosgrove (4)	35,127.5	*
J. Michael Pocock	707,340	2.0%
William L. Flaherty	442,090	1.3%
Robert B. Gregerson	353,670	1.0%
Gianfranco Palma	170,730	*
Ira H. Parker (5)	120,016	*
Mark H. Payne	176,830	*
All Directors and Executive Officers as a Group (16 persons)	3,362,061.9	9.6%

Five Percent Owners
One Equity Partners LLC(1)(6) 320 Park Avenue New York, NY 10022	18,745,000	53.4%
Primary PDC, Inc. 1265 Main Street Waltham, MA 02451	1,890,804	5.4%
Harbert Distressed Investment Master Fund, Ltd.(7) c/o International Fund Services (Ireland) Limited Third Floor, Bishop's Square Redmond's Hill Dublin 2, Ireland	4,063,986	11.6%
HMC Distressed Investment Offshore Manager, L.L.C.
HMC Investors, L.L.C.—Delaware
Philip Falcone—U.S.A.
Raymond J. Harbert—U.S.A.
Michael D. Luce—U.S.A. 555 Madison Avenue 16th Floor New York, NY 10022

*
Less than 1%

(1)
Based on 34,956,069 shares of our common stock outstanding on February 1, 2005.

(2)
Each person is a party to the Amended and Restated Securities Holders Agreement. This agreement gives One Equity Partners the right to require the other parties to the agreement to vote in favor of a sale of our company, which sale has been approved by One Equity Partners.

(3)
Includes 29,655 shares held by North American Capital Corp., PI Industries Profit Sharing Plan & Trust and Royal Pioneer Industries, Inc. 401(k) over which Mr. Roth has voting and investment power.

(4)
Includes 2,437.5 shares issuable upon exercise of stock options that are exercisable by Mr. Cosgrove within 60 days of February 1, 2005. Excludes 7312.5 shares issuable upon exercise of options that are not exercisable within 60 days after February 1, 2005.

(5)
Includes 8,328 shares issuable upon exercise of stock options that are exercisable by Mr. Parker within 60 days of February 1, 2005. Excludes 24,984 shares issuable upon exercise of options that are not exercisable within 60 days after February 1, 2005.

(6)
Includes 223,600 shares owned by OEP Co-Investors LLC, which was formed for the benefit of certain executive employees of Bank One and its affiliates. OEP Co-Investors LLC is an affiliate of, and indirectly controlled by, the same entity that controls One Equity Partners. One Equity Partners disclaims beneficial ownership of such shares. Excludes (i) 2,375,015 shares of common stock held by certain of our officers and directors who are parties to the Amended and Restated Securities Holders Agreement, and (ii) 1,255,000 shares of common stock held by certain employees and affiliates of One Equity Partners. Including these shares, One Equity Partners would beneficially own 22,375,015, or 63.7% of the outstanding common stock; however, One Equity Partners disclaims beneficial ownership of such shares.

(7)
Such entities have shared voting and investment power with respect to such shares. Includes 81,028 shares owned by Alpha U.S. Sub Fund VI, LLC, an entity managed by certain other reporting persons. The foregoing is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

2004 EQUITY COMPENSATION PLAN INFORMATION

			(c)
	(a)
		(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights
		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders	752,921	$7.33	162,814
Equity compensation plans not approved by security holders	—	—	—
Total	752,921	$7.33	162,814

MARKET PRICE AND DIVIDEND DATA

        Since May 14, 2004, our common stock has been traded on the over-the-counter bulletin board market under the symbol "POHC.OB." As of February 1, 2005, there were 517 beneficial holders of our common stock.

        The following table sets forth, on a quarterly basis, the highest and lowest sale price for our common stock for the period from May 14, 2004 to December 31, 2004 and for the year ending December 31, 2005.

Year Ended December 31, 2004	High	Low
May 14, 2004 to June 27, 2004	16.25	11.95
Fiscal Quarter Ended September 26, 2004	14.10	10.70
Fiscal Quarter Ended December 31, 2004	12.75	9.55
Year Ending December 31, 2005	High	Low
Fiscal Quarter Ended March 31, 2005 (through March 4, 2005)	12.09	10.56

        We have never paid a cash dividend on our common stock. Our credit agreement prohibits the declaration and payment of dividends on our common stock.

OTHER MATTERS

        As of the date of this proxy statement, we know of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

        Due to the contemplated consummation of the merger, we do not currently expect to hold a 2005 annual meeting of stockholders because, following the merger, we will not be a publicly held company. However, if the merger is not consummated for any reason, we will promptly convene an annual meeting of stockholders. In that event, we must receive at our executive offices the stockholder proposals intended to be presented at that meeting no later than the tenth day following our public announcement of the date of that meeting, for inclusion in our proxy statement and form of proxy relating to that meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some statements in this proxy statement may be forward looking in nature, or "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "plan," "seek," "goal," "outlook," "target," "intend," "will," "estimate" and "potential" among others. Actual results may differ materially from those projected in or implied by any forward-looking statement as a result of a wide variety of factors, which include, but are not limited to those set forth in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report for the fiscal year ended December 31, 2003 filed with the SEC on Form 10-K on April 14, 2004. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        Stockholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Secretary at (781) 386-2000 or write to Ira H. Parker, Secretary, Polaroid Holding Company, 1265 Main Street, Waltham, MA 02451. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this proxy statement, you can request householding by contacting us in the same manner. If you own your shares of our common stock through a bank, broker or other stockholder of record, you can request additional copies of this proxy statement or request householding by contacting the stockholder of record

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Our SEC filings also are available to the public at the SEC's website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference," into this proxy statement documents we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the Securities and Exchange Commission will update and supersede the information set forth in the proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and before the date of the special meeting:

Polaroid's SEC Filings (Commission File No. 000-29839):	Period:
Annual Report on Form 10-K	Fiscal year ended December 31, 2003
Quarterly Report on Form 10-Q	Fiscal quarter ended March 28, 2004
Quarterly Report on Form 10-Q	Fiscal quarter ended June 27, 2004
Quarterly Report on Form 10-Q	Fiscal quarter ended September 26, 2004
Current Report on Form 8-K	Filed on April 14, 2004
Current Report on Form 8-K	Filed on April 28, 2004
Current Report on Form 8-K	Filed on September 30, 2004
Current Report on Form 8-K	Filed on December 10, 2004
Current Report on Form 8-K	Filed on January 7, 2005
Current Report on Form 8-K	Filed on January 10, 2005
Current Report on Form 8-K	Filed on January 12, 2005
Current Report on Form 8-K	Filed on March 2, 2005

        Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document.

        Stockholders can obtain any of the documents incorporated by reference by contacting us orally or in writing at Polaroid Holding Company, 1265 Main Street, Waltham, MA 02451, (781) 386-2000, Attention: Ira H. Parker, Secretary. Documents incorporated by reference are available from us without charge, excluding all exhibits.

        If you would like to request documents, please do so by    •    , 2005 in order to receive them before the special meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED    •    , 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
by and among
PETTERS GROUP WORLDWIDE, LLC,
PETTERS CONSUMER BRANDS, LLC
and
POLAROID HOLDING COMPANY
January 7, 2005

i

ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2005 (this "Agreement"), among PETTERS GROUP WORLDWIDE, LCC, a Delaware limited liability company ("Parent"), PETTERS CONSUMER BRANDS, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Purchaser"), and POLAROID HOLDING COMPANY, a Delaware corporation (the "Company").

W I T N E S S E T H

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "LLC Act"), Purchaser and the Company will enter into a business combination transaction pursuant to which the Purchaser will merge with and into the Company (the "Merger");

        WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is advisable, (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) subject to its fiduciary duties, determined to recommend that the stockholders of the Company (the "Company Stockholders") approve and adopt this Agreement and the Merger;

        WHEREAS, the Board of Governors of Purchaser has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Purchaser and advisable to Parent, its sole member, and (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement;

        WHEREAS, as a condition to and as an inducement to Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, One Equity Partners, LLC (the "Principal Stockholder") has entered into a voting agreement with Purchaser (a "Voting Agreement"), dated the date hereof and substantially in the form attached hereto as Exhibit A; and

        WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.03 of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:

ARTICLE I.
THE MERGER

        Section 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the LLC Act, at the Effective Time (as defined in Section 1.02), the Purchaser shall be merged with and into the Company. As a result of the Merger, the separate existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 1.02 Effective Time; Closing. As promptly as practicable following the satisfaction or, if permissible by the express terms of this Agreement, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the LLC Act and (ii) making all other filings and recordings required under the DGCL and the LLC Act. The term "Effective Time" means the date and time of the filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Dorsey & Whitney, LLP ("Dorsey"), 250 Park Avenue, New York, New York 10177 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."

        Section 1.03 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and the applicable provisions of the LLC Act.

        Section 1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation.

  (a)
  At the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

  (b)
  At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

        Section 1.05 Directors and Officers. The initial directors of the Surviving Corporation, each to hold office in accordance with the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified shall be as set forth on Appendix 1.

        Section 1.06 Escrow Arrangements. Parent, Purchaser and the Company have each entered into (i) an Escrow Agreement dated as of the date hereof with Wells Fargo Bank, N.A., as escrow agent, with respect to the deposit of $40 million, the form of which is attached hereto as Exhibit B-1 (such escrow agreement, being the "First Escrow Agreement") and (ii) an Escrow Agreement dated as of the date hereof with Wells Fargo Bank, N.A., with respect to the deposit of up to $376 million, the form of which is attached hereto as Exhibit B-2 (such escrow agreement, being the "Second Escrow Agreement," and collectively with the First Escrow Agreement, being the "Escrow Agreements"). Each of Parent, Purchaser and the Company agree to comply with the provisions of the Escrow Agreements.

ARTICLE II.
MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

        Section 2.01 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

  (a)
  Each share of common stock of the Company, par value $0.001 per share (the "Company Stock") issued and outstanding as of the Effective Time (other than (i) shares of Company Stock owned by Purchaser or any direct or indirect subsidiary of Purchaser; and (ii) Dissenting Shares (as defined in Section 2.05)) shall be converted into the right to receive (1) an amount in cash equal to $12.08 per share (the "Merger Consideration"), and (2) subject to the provisions of Section 5.02 hereof, one contingent value right ("CVR"). Except as provided in this Section 2.01, at the Effective Time, by virtue of the Merger, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent (i) the right to receive the Merger Consideration and (ii) the CVRs, payable in respect of such shares of Company Stock.

  (b)
  Each share of Company Stock held in the treasury of the Company and each share of Company Stock owned by Purchaser or any direct or indirect wholly owned subsidiary of Purchaser or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

  (c)
  All outstanding limited liability company interests in Purchaser shall be converted into 3,000 shares of common stock, par value $0.001 per share, of the Surviving Corporation.

        Section 2.02 Exchange of Certificates.

  (a)
  Paying Agent. From and after the Effective Time, a bank or trust company to be designated by Purchaser and reasonably acceptable to the Company shall act as paying agent (the "Paying Agent"). At or before the Effective Time, Parent and Purchaser shall enter into an agreement with the Paying Agent, reasonably satisfactory to the Company. At or before the Effective Time, Purchaser or Parent shall deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of Certificates (as defined below), for use in the payment of the Merger Consideration payable in accordance with Section 2.01, the aggregate Merger Consideration in exchange for all outstanding shares of Company Stock and the cash payable pursuant to Section 2.04(a) with respect to the Company Options. Any cash deposited with the Paying Agent shall hereinafter be referred to as the "Merger Fund." The Paying Agent shall, pursuant to irrevocable instructions of Purchaser and the Company given on the Closing Date, make payments of the Merger Consideration out of the Merger Fund. Except as contemplated by Section 2.02(g) and Section 5.02(b) hereof, the Merger Fund shall not be used for any other purpose.

  (b)
  Exchange Procedures. Promptly after the Effective Time, but in any case no later than five days after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01: (i) a letter of transmittal (a "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser or the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender for cancellation of the Certificates to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration to which such holder is entitled pursuant to Section 2.01, and the Certificates so surrendered shall forthwith be canceled except as set forth in Section 2.05. Until so surrendered, outstanding Certificates will be deemed from and after the Effective time, for all corporate purposes, to evidence ownership of the right to receive the Merger Consideration and the CVRs attributable to such Certificates. Notwithstanding the foregoing, the Surviving Corporation shall cause the Paying Agent to deliver a Letter of Transmittal to the Principal Stockholders on the day of the Effective Time and the Principal Stockholders shall be entitled to prompt payment by wire transfer in accordance with the instructions specified in such Letter of Transmittal.

  (c)
  Transfers or Ownership. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificates are registered, it will be a condition of payment thereof that the Certificates so surrendered will be accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid.

  (d)
  Withholding Rights. Each of the Paying Agent, the Surviving Corporation and Purchaser shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this

    Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax (as defined in Section 3.15(q)) Law. Company Stockholders shall timely provide the Purchaser, the Paying Agent, or the Surviving Corporation, as the case may be, with a duly executed IRS Form W-9 or W-8 or substitute form, upon reasonable request of the Purchaser, the Paying Agent or the Surviving Corporation or their agents, employees or representatives (it being understood that provision of such form shall not be a condition to Closing). If Purchaser intends to withhold, or to cause the Paying Agent or the Surviving Corporation to withhold, any amounts pursuant to this Section 2.02(d), then Purchaser shall provide notice in writing to the Company of the amount of such proposed withholding no later than four (4) business days prior to the Closing Date, which withholding amounts shall be subsequently adjusted, as appropriate, upon receipt by the Purchaser, the Paying Agent or the Surviving Corporation, as the case may be, of documentation or certifications, as required by applicable Tax Law in order to avoid such withholding. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Purchaser, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding were made by the Paying Agent, the Surviving Corporation or Purchaser, as the case may be.

  (e)
  No liability. Neither Paying Agent, Purchaser nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any amount properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)).

  (f)
  Investment of Paying Fund. The Paying Agent shall invest the Merger Fund in a money market account; provided that no such investment or loss thereon shall affect the amounts payable or the timing of payments to the Company Stockholders and holders of Company Options pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Merger Fund and any amounts in excess of the amounts payable to the Company Stockholders and holders of Company Options pursuant to this Article II and Section 5.02 shall promptly be paid to the Purchaser (or, after the Effective Time, the Surviving Corporation).

  (g)
  Termination of Merger Fund. Any portion of the Merger Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request and on the instruction of the Surviving Corporation, be delivered to the Surviving Corporation, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 2.02 shall after such delivery to the Surviving Corporation look only to the Surviving Corporation for payment of the Merger Consideration pursuant to Section 2.01.

  (h)
  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares formerly represented by such Certificate, as contemplated by this Article II.

        Section 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of

Certificates shall cease to have any rights with respect to such shares of Company Stock formerly represented thereby, except as otherwise provided in this Agreement or by Law.

        Section 2.04 Company Stock Options and Restricted Stock.

  (a)
  All outstanding options to purchase shares of Company Stock (the "Company Options") granted under the Stock Plan (as defined in Section 3.04(a)) shall vest in full and shall be cancelled upon the Effective Time. In consideration for such cancelled Company Stock Options, the Company (or, at Surviving Corporation's option, Surviving Corporation) shall pay or deliver, in no event later than five (5) business days after the Effective Time, to the holders of such cancelled Company Options in respect of each such cancelled Company Option (i) a cash amount equal to the product of (1) the excess, if any, of the per share Merger Consideration over the Option Price (as such term is defined in the Company Options), in effect under such Company Option immediately prior to the Effective Time and (2) the number of shares of Company Stock subject to such Company Option (such payment to be net of applicable withholding taxes, to the same extent as is set forth in Section 2.02(d) with respect to Company Stock and without any interest thereon, and subject to documentation and certification requirements (as applicable to the holders of Company Options, it being understood that such documentation and certification shall not be a condition to closing) and to the notice requirements set forth therein) and (ii) a CVR in respect of each share of Company Stock subject to such cancelled Company Option that has an Option Price less than the Merger Consideration.

  (b)
  The Company has informed the Purchaser that the Company has taken such actions as necessary to cause all restricted shares of Company Stock (the "Company Restricted Shares") granted before the date of this Agreement to vest in full on an accelerated basis immediately prior to the Effective Time. All such Company Restricted Shares shall, at the Effective Time, be considered shares of Company Stock issued and outstanding as of the Effective Time within the meaning of Section 2.01(a).

        Section 2.05 Dissenting Shares.

  (a)
  Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who have properly exercised and perfected appraisal rights for such shares of Company Stock in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration and CVRs. Such Stockholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with Section 262 of the DGCL, unless and until such Stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under Section 262 of the DGCL. All Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration and CVRs, without any interest thereon.

  (b)
  The Company shall give the notice specified in Section 262(d)(1) of the DGCL to all Company Stockholders in accordance with the requirements of such Section.

  (c)
  The Company shall give Purchaser (i) reasonably prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Purchaser and the Parent a disclosure schedule (the "Company Disclosure Schedule"). The Company hereby represents and warrants to the Purchaser and the Parent that, except as set forth in the Company SEC Documents and in that section of the Disclosure Schedule which corresponds to that Section of this Article III to which it relates, the following statements contained in this Article III are true and correct as of the date hereof:

        Section 3.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any event, change, circumstance or effect that is individually or in the aggregate, materially adverse to the business or financial condition or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole; provided, however, that any such event, change, circumstance or effect resulting from any (i) change in U.S. generally accepted accounting principles ("GAAP") or Securities and Exchange Commission accounting rules, or in each case, regulatory guidance or interpretations thereof that apply to the Company; (ii) adverse change applicable to the analog photography industry or the instant photography industry that is materially different than currently projected by the Company; (iii) adverse change applicable to the U.S. economy as a whole or foreign economies in locations where the Company or its Subsidiaries have operations or sales, except in any such case, to the extent such effect on the Company is materially disproportionate; (iv) adverse change to the extent attributable to the announcement or pendency of the Merger or any of the transactions contemplated hereby; (v) adverse change resulting from the sale of the IDP Business; (vi) fees or expenses payable as a result of the performance of the transactions contemplated by this Agreement; (vii) any change in the market price or trading volume of the Company Stock; (viii) matter disclosed in the Company Disclosure Schedule; (ix) intentional acts or omissions of Parent or Purchaser prior to the Effective Time; (x) acts or omissions of the Company or any of its Subsidiaries taken at the written request of Parent or Purchaser or with the prior written consent of Parent or Purchaser; or (xi) refusal of Purchaser to reasonably consent to any action proposed by the Company that would otherwise be prohibited pursuant to Article V hereof, shall not be considered when determining if a Company Material Adverse Effect has occurred.

        Section 3.02 Certificate of Incorporation and Bylaws. The Company has made available to Purchaser a complete and correct copy of (a) the Certificate of Incorporation and the Bylaws of the Company including all amendments thereto and (b) the minute books containing all consents, actions and meeting of the stockholders of the Company and the Company's Board of Directors and any committees thereof, which were redacted to exclude information relating to strategic alternatives for the Company. Such Certificate of Incorporation and Bylaws are in full force and effect.

        Section 3.03 Subsidiaries.

  (a)
  Except for its subsidiaries, all of which are set forth on Section 3.03 of the Company Disclosure Schedule (the "Subsidiaries"), the Company does not own, of record or beneficially, or control any direct or indirect material equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. All of the capital stock or other member or equity interests of the Company's Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, charges, security interests, options, claims, mortgages, title defects or objections, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or restrictions of any nature whatsoever and are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other member or equity interests of the Subsidiaries to any person except the Company.

  (b)
  Each of the Company's Significant Subsidiaries is duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company's Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

  (c)
  The Company has made available to Purchaser a complete and correct copy of the Certificate of Incorporation and the Bylaws or similar governing instruments of each of the Company's Significant Subsidiaries, including all amendments thereto. Each such Certificate of Incorporation and Bylaws is in full force and effect.

  (d)
  Except for intercompany indebtedness, as of the date of this Agreement, none of the Subsidiaries has any indebtedness for borrowed money nor have they issued any debt securities or assumed or guaranteed the indebtedness for borrowed money of any other person.

        Section 3.04 Capitalization.

  (a)
  The authorized capital stock of the Company consists of 50,000,000 shares of Company Stock and 2,000,000 shares of Preferred Stock ("Company Preferred Stock"). As of January 5, 2005, 34,956,069 shares of Company Stock were issued and outstanding (such amount includes the Company Restricted Shares being vested pursuant to Section 2.04(b)) and no Company Preferred Stock was outstanding. In addition, as of January 5, 2005, the Company has reserved 915,735 shares of Company Stock for issuance under the Company's 2004 Stock Option Plan (the "Stock Plan"), of which options to purchase 752,921 shares of Company Stock were outstanding as of January 5, 2005. Each share of the issued and outstanding capital stock of the Company has been duly authorized, and is validly issued, fully paid and nonassessable.

  (b)
  Except as described in Section 3.04(a) above, as of January 5, 2005, there are no options, warrants, restricted stock or other rights, agreements, arrangements or commitments of any character, whether or not contingent, issued by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Stock so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

  (c)
  The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

        Section 3.05 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute this Agreement and, subject only to obtaining the necessary approvals of the Company Stockholders as set forth in Section 3.16 hereof, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the approval and adoption of this Agreement and the Merger by the Company Stockholders as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by Section 251(c) of the DGCL and the applicable provisions of the LLC Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally or principles governing the availability of equitable remedies.

        Section 3.06 No Conflict; Required Filings and Consents.

  (a)
  The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the Merger will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the organizational documents of any of its Significant Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate any foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company is bound, except in the case of each of clause (ii) and (iii), those violations, conflicts, breaches or defaults which would not result in a Company Material Adverse Effect.

  (b)
  The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the Merger will not, require any consent, approval, order, permit, or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental Entity"), except (i) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the receipt, termination or expiration, as applicable, of such other foreign approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (ii) for the filing and recordation of appropriate merger documents as required by Section 251(c) of the DGCL and applicable provisions of the LLC Act, (iii) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Federal and state securities laws and (iv) for such other consents, approvals, orders, permits, authorizations, registrations, notifications or filings that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

        Section 3.07 Permits. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and each of its Subsidiaries to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted (other than Environmental Permits, which are exclusively addressed in Section 3.13) (the "Company Permits"), except where the failure of the Company to possess such Company Permits would not have a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened, except as would not be reasonably expected to have a Company Material Adverse Effect. Except as would not be reasonably expected to have a Company Material Adverse Effect, the Company has not received any written notice or other written communication from any Governmental Entity regarding (i) any actual or threatened violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

        Section 3.08 SEC Documents; Undisclosed Liabilities.

  (a)
  The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since April 14, 2004 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information contained in any Company SEC Documents has been revised or superseded by a later filed Company SEC Document. There are no ongoing, pending or, to the knowledge of the Company, threatened SEC investigations or formal inquiries with respect to the Company. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with the United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in the most recent financial statement contained in the Company SEC Documents or in the notes thereto or (ii) for liabilities that have been incurred by the Company and its Subsidiaries since September 26, 2004 in the ordinary course of business and consistent with past practice, neither the Company nor any of its Subsidiaries has any debts, liabilities or obligations ("Liabilities") (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except those that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

  (b)
  True and complete copies of the unaudited consolidated balance sheet of the Company as of November 30, 2004 (the "Reference Balance Sheet"), and the related statements of operations for the two months ended November 30, 2004 (collectively referred to herein as the "Interim Financial Statements"), are attached as Section 3.08(b) of the Company Disclosure Schedule. The Interim Financial Statements were prepared by management on a basis consistent with the Company's practice of financial statement preparation for non-quarter end months and have not been reviewed by the Company's independent outside auditors. The Interim Financial Statements have been prepared generally in accordance with GAAP with the understanding that they do not include (i) normal, recurring year-end adjustments consistent with past practice as well as (ii) other potential year-end adjustments that to the Company's knowledge, excluding any year-end bonus accrual, do not materially impact the two months' results, and which in the case of (i) and (ii) may or may not be material individually or in the aggregate.

        Section 3.09 Absence of Certain Changes or Events. Since September 26, 2004, except for the execution and delivery of this Agreement and the transactions contemplated hereby, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Company Material Adverse Effect.

        Section 3.10 Absence of Litigation. Except for matters relating to Environmental Laws, Environmental Liabilities or Regulatory Actions (which are addressed exclusively in Section 3.13), there is no litigation, suit, claim, action, hearing, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (a "Legal Proceeding"), the resolution of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.11 Employee Benefit Plans; Labor Matters

  (a)
  Section 3.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements to which the Company or any person that is a member of the same controlled group as the Company or under common control with the Company and any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code (each, a "Company ERISA Affiliate") is a party, with respect to which the Company or any Company ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company and any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or ERISA Affiliate or its

    Subsidiaries; and (ii) any employment, termination, severance or other contracts or agreements that could reasonably be expected to require expenditures of $200,000 or more in any one calendar year (other than any such obligations that arise under applicable Laws) between the Company and any of its Subsidiaries or any Company ERISA Affiliate and any employee of the Company or Company ERISA Affiliate which are, in any case described in this Section 3.11(a) (each, a "Company Plan," and collectively, the "Company Plans").

  (b)
  The Company has made available to Purchaser (i) a complete copy of each Company Plan, (ii) for each Company Plan required to file such forms, the most recent Form 5500 and (iii) all such other filings, administrative reports, forms, records or similar documents requested by Purchaser.

  (c)
  Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company ERISA Affiliate has at any time sponsored, maintained, or contributed to, and has not incurred any obligation to contribute to: (i) an employee pension benefit plan subject to Title IV of ERISA or Code Section 412; (ii) a multiemployer plan as defined in ERISA Section 3(37); (iii) a multiemployer welfare arrangement as defined in ERISA Section 3(40); (iv) a multiemployer plan maintained by more than one employer as defined in Code Section 413(c); or (v) an employee benefit plan maintained pursuant to a collective bargaining agreement.

  (d)
  Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company ERISA Affiliate has any actual or potential liability to provide health, disability, or life insurance benefits after separation from employment to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable statute.

  (e)
  Except as expressly contemplated by this Agreement, or as would not reasonably be expected to have a Company Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or otherwise) becoming due from the Company or any Company ERISA Affiliate under any Company Plan; (ii) increase any benefit otherwise payable under any Company Plan to any employees or former employees; or (iii) result in the acceleration of the time of payment or vesting of any benefits to any extent.

  (f)
  Each Company Plan has been operated in accordance with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code, except to the extent that any non-compliance would not reasonably be expected to result in a Company Material Adverse Effect.

  (g)
  Each Company Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and no event has occurred that would reasonably be expected to adversely affect the qualified status of any of these Company Plans, except to an extent that would not reasonably be expected to have a Company Material Adverse Effect.

  (h)
  For purposes of this Section 3.11(h), "the Company" shall refer to the Company and its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company in the United States, and as of the date of this Agreement, to the knowledge of the Company, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining involving any persons employed by the Company; (ii) there are no strikes, work slowdowns, work stoppages or other such concerted activities pending or, to the knowledge of the Company, threatened between the Company and any of its employees, and the Company has not experienced any such strike, work slowdown, work stoppage or other such concerted activity since July 31, 2002; (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract that would have a Company Material Adverse Effect; (iv) the Company is not a party to, or otherwise bound by, any consent decree with any governmental entity relating to employees or employment practices; (v) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending with respect to the Company which charge or proceeding would have a Company Material Adverse Effect; (vi) there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of the Company, threatened against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other governmental entity that would result in a Company Material Adverse Effect; (vii) no action, suit, proceeding or hearing (other than routine claims for benefits) and no investigation by the United States Department of Labor, the Internal Revenue Service (the "IRS"), or any other governmental authority is pending or, to the knowledge of the Company, threatened, with respect to the administration of any Company Plan or the investment of the assets of any Company Plan; (viii) there have been no material Prohibited Transactions (as defined in ERISA Section 406 or Code Section 4975) for which the Company would be liable with respect to any Company Plan; and (ix) the Company has no liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan that could reasonably be expected to have a Company Material Adverse Effect.

        Section 3.12 Contracts.

  (a)
  Section 3.12(a) of the Company Disclosure Schedule lists each and every of the following written contracts and agreements of the Company or its Subsidiaries as of the date hereof (such contracts and agreements being the "Material Contracts"):

  (i)
  (A) each contract relating to the acquisition, transfer, development, sharing or license of any material Owned Intellectual Property Rights (as defined below) and (B) a general description of the principal standard form customer contracts entered into in the ordinary course of business;

  (ii)
  (A) each contract relating to the employment of, or the performance of services by an executive officer of the Company; (B) each contract pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any bonus or similar payment in excess of $200,000 to any current or former employee, consultant or director; and (C) each contract pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any change-in-control payment to any current employee, consultant or director as a result of the execution and delivery of this Agreement and the transactions contemplated hereby;

  (iii)
  each contract that provides for indemnification of any officer, director or employee or any other party, except for indemnities in the ordinary course of business;

  (iv)
  each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company or any of its Subsidiaries with payments greater than $500,000 per year, other than purchase orders in the ordinary course and other than contracts or agreements that are terminable by the Company within 90 days or less;

  (v)
  all leases and subleases of real property, other than those pursuant to which the Company or any of its Subsidiaries are required to make annual rental payments of less than $120,000;

  (vi)
  all contracts and agreements that create indebtedness in amounts in excess of $500,000 (other than trade indebtedness or intercompany indebtedness) of the Company or any Subsidiary or place an encumbrance or lien on any material asset of the Company or any Subsidiary, including any contracts and agreements in which the Company or any Subsidiary is a guarantor of indebtedness in excess of $500,000;

  (vii)
  all contracts and agreements imposing any material restriction on the right or ability of the Company or any of its Subsidiaries to engage in any line of business;

  (viii)
  all contracts and agreements relating to the voting and any rights or obligations of a stockholder of the Company;

  (ix)
  all contracts regarding the acquisition, issuance or transfer of any securities of the Company or any Subsidiary, including, without limitation, any restricted stock agreements;

  (x)
  any contract relating to currency or interest rate hedging or similar agreements requiring payments by or liability of the Company in excess of $100,000;

  (xi)
  any contract that is material to the Company and its Subsidiaries taken as a whole and which requires the consent, approval or waiver of or notice to, or payment of any consideration to, a third party, including in order to avoid termination of or a loss of a material benefit under any such contract, as a result of the consummation of the Merger; and

  (xii)
  any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any person and which obligations, liabilities or indebtedness are material to the Company and its Subsidiaries taken as a whole, other than contracts or licenses entered into in the ordinary course of business.

  (b)
  Each Material Contract is valid and binding on the Company or the applicable Subsidiary, as the case may be, and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect. The Company is not in breach or violation of, or default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in breach or violation thereof or default thereunder and there has occurred no event giving any right to other persons to terminate, amend or cancel any Material Contract, except as such breach, violation or default would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.13 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect:

  (a)
  The Company and its Subsidiaries (i) are and since July 31, 2002, have been, and to the knowledge of Company, prior to August 1, 2002 were, in compliance with all applicable Environmental Laws (as defined below), (ii) hold and are in compliance with all Environmental Permits (as defined below) necessary to conduct the Company's and the Subsidiaries' businesses as conducted as of the Closing Date, (iii) all such Environmental Permits are in full force and effect, and (iv) to the knowledge of the Company, all such Environmental Permits necessary for the ongoing operation of the business are transferable or assignable by the Company and have been or will, within the time period required by applicable Environmental Law, be transferred or assigned in connection with the Merger.

  (b)
  There are no pending or, to the knowledge of the Company, threatened Environmental Liabilities (as defined below) or Regulatory Actions (as defined below) against the Company or any Subsidiary, and no written notice has been received since July 31, 2002 by the Company or any Subsidiary of any Environmental Liability or Regulatory Actions, and to the knowledge of the Company, there were no Environmental Liabilities or Regulatory Actions prior to August 1, 2002 that either (i) were not discharged in the prior bankruptcy (In Re: Polaroid Corporation et. al., Case No. 01-10864 (PJW)) (the "Bankruptcy") or (ii) that are unresolved in terms of Environmental Liabilities or Regulatory Actions against the Company or any Subsidiary as of the date hereof.

  (c)
  No Hazardous Materials (as defined below) have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited or stored by the Company or any Subsidiary on, under or about any part of the Real Property (as defined below) owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof. None of the Real Property owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof contains friable asbestos, urea formaldehyde, radon at levels above natural background, PCBs or pesticides in amounts or at concentrations which could reasonably be expected to give rise to any Environmental Liabilities. There are no aboveground or underground storage tanks located on, under or about the Real Property owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof, except for such tanks that have been duly registered and are otherwise in compliance with all applicable Environmental Laws.

  (d)
  Since July 31, 2002, and to the knowledge of the Company, prior to August 1, 2002, there has not been a Release (as defined below) or threat of Release as a result of the acts or omissions of the Company or any Subsidiary or, to the knowledge of the Company, any other person or entity of any Hazardous Material on, in, under, about, from or in connection with the Real Property, including without limitation the presence of any Hazardous Materials that, to the knowledge of the Company, have come to be located on or under the Real Property from another location, and none of the Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Materials in concentrations which require investigation or remediation under Environmental Laws.

  (e)
  Since July 31, 2002, all transfer, transportation or disposal of Hazardous Materials by the Company or any Subsidiary has been in compliance with applicable Environmental Laws. Since July 31, 2002, and to the knowledge of the Company prior to July 31, 2002, the Company has not transported or arranged for the transportation of any Hazardous Materials to any location which, to the knowledge of the Company, is (i) listed on a List or listed for possible inclusion on any List, or (ii) the subject of any Regulatory Action or Environmental Liabilities.

  (f)
  To the knowledge of the Company, the Real Property owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof is not listed on a List.

  (g)
  The Company has delivered or made available to Purchaser all material environmental investigations, inspections, studies, audits, tests, reviews and analyses ("Environmental Reports") for the Real Property owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof or the business in the possession or control of the Company or the Subsidiaries.

  (h)
  There are no encumbrances, liens, deed restrictions or other limitations that have been attached or filed against the Company or any Subsidiary or the Real Property owned, leased, controlled or occupied by the Company or any Subsidiary as of the date hereof in favor of any person for (i) any liability under or violation of any applicable Environmental Law, (ii) any Release of Hazardous Materials or (iii) any imposition of Environmental Costs (as defined below) or Environmental Liabilities.

  (i)
  Neither the Company nor the Subsidiaries have retained or assumed by contract or through other agreement, judgment, order or decree, any Environmental Costs or Environmental Liabilities.

  (j)
  The representations and warranties in this Section 3.13 are the sole and exclusive representations and warranties regarding environmental matters.

  (k)
  For purposes of this Section 3.13, the following terms have the following meanings:

  (i)
  "Environmental Costs" means any and all costs and expenditures, including but not limited to any fees, fines, penalties or charges and expenses (including for any attorneys and of environmental consultants or engineers) incurred in connection with investigating, defending, remediating or otherwise responding to any Release of Hazardous Materials, any violation or alleged violation of Environmental Laws or any actions necessary to comply with any Environmental Laws.

  (ii)
  "Environmental Laws" means any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, health, safety or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

  (iii)
  "Environmental Liabilities" means regardless of whether any of the following are contained in the Company Disclosure Schedule or otherwise disclosed to Purchaser prior to the Closing, any liability, action, claim, personal injury, damage, loss, exposure, injunction, proceeding or other cost or expense (including reasonable attorneys' and consulting fees) relating to (a) environmental conditions resulting from the Release or threatened Release of, management of, or exposure to any Hazardous Material on, in, at, under or from any Real Property now or previously owned, operated or leased by the Company or the Subsidiaries or with respect to the business of the Company or any Subsidiary, (b) environmental conditions resulting from the off-site transportation, storage, treatment, recycling or Release of any Hazardous Materials, (c) any violation of Environmental Laws prior to the Closing Date, or (d) any costs, expenses or liabilities related to any claim, cause or action, investigation or proceeding based on negligence, trespass, strict liability, nuisance, toxic tort or any other claim relating to Environmental Costs, Release of Hazardous Materials or any violation of Environmental Law.

  (iv)
  "Environmental Permits" means any permit, approval, identification number, license, certificates, registrations and other authorization required under any applicable Environmental Law.

  (v)
  "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Law or otherwise relating to the environment or human health or safety, whether constituting a useful product or otherwise, and including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Environmental Liabilities.

  (vi)
  "List" means the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record, however defined, which is publicly available and searchable and maintained by any

      Governmental Entity with respect to sites from which there has been a Release of Hazardous Materials.

    (vii)
    "Real Property" means, except where stated to the contrary, the Real Property now or previously owned, leased, controlled or occupied by the Company or any Subsidiary.

    (viii)
    "Regulatory Actions" means any notice of violation, enforcement action, designation as a potentially responsible party, request for information, compliance action, litigation, or other potential liability with respect to the Company or any Subsidiary brought or instigated by any governmental entity in connection with any Environmental Costs, Release of Hazardous Materials or any Environmental Law.

    (ix)
    "Release" means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

    (x)
    "Company" means, when reference is made to dates prior to August 1, 2002, the business and operations of Primary PDC, Inc. (f/k/a Polaroid Corporation), and its subsidiaries, prior to August 1, 2002, and "Subsidiary" refers to the subsidiaries of Primary PDC, Inc., prior to August 1, 2002.

        Section 3.14 Intellectual Property.

  (a)
  Section 3.14(a)(i) of the Company Disclosure Schedule lists and describes all Owned Intellectual Property Rights (as defined below) that are Registered Intellectual Property Rights (as defined below) and all other Owned Intellectual Property Rights, excluding trade secrets, that are material to the conduct of the business of the Company, setting forth as to each such item the owner thereof. Section 3.14(a)(ii) of the Company Disclosure Schedule lists all contracts relating to Licensed-In Intellectual Property Rights (as defined below) and Software (as defined below, but excluding off-the-shelf Software) that are material to the conduct of the business of the Company, setting forth the licensor and describing the Intellectual Property Rights so licensed. The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights listed constitute the material Intellectual Property Rights used in the business of the Company and its Subsidiaries as now conducted.

  (b)
  Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or its Subsidiary identified as owner in Section 3.14(a) of the Company Disclosure Schedule owns all right, title and interest in the Owned Intellectual Property Rights free and clear of all liens or other encumbrances (including royalty or other payments), except for those licenses of the Owned Intellectual Property Rights to persons other than the Company or a Subsidiary, payments for use of the Licensed-In Intellectual Property Rights and other liens or other encumbrances listed on Section 3.14(b) of the Company Disclosure Schedule. Except as listed on Section 3.14(b) of the Company Disclosure Schedule, the Company or its Subsidiary identified as owner in Section 3.14(a) of the Company Disclosure Schedule is the sole owner of record of all Registered Intellectual Property Rights. To the knowledge of the Company, no Owned Intellectual Property Right is infringed by any person.

  (c)
  Except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, the Owned Intellectual Property Rights are valid and enforceable, and neither the Company nor any Subsidiary has any knowledge of facts showing, or has received any notice from any person asserting, that any Owned Intellectual Property Right is invalid or not enforceable. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) all Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and, to the knowledge of the Company, all actions required to keep such rights pending or in effect, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use, affidavits of incontestability and other similar actions, have been taken, and (ii) no material Registered Intellectual Property Right is the subject of any pending interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights.

  (d)
  The Company has taken commercially reasonable precautions to protect the secrecy, confidentiality and value of the trade secrets used by the Company or any Subsidiary and included in the Owned Intellectual Property Rights. To the knowledge of the Company, no trade secret of the Company material to the conduct of the business of the Company is part of the public knowledge or literature, and, to the knowledge of the Company, no material trade secret has been divulged or misappropriated to the detriment of the Company or any Subsidiary.

  (e)
  Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Subsidiary is in material breach or default under any license of Licensed-In Intellectual Property, and, to the knowledge of the Company, there is no material breach or default by any other party to any such license.

  (f)
  Neither the Company nor any Subsidiary has received any unresolved, written notice of any infringement, misappropriation or violation by the Company or any Subsidiary of any Third-Party Intellectual Property Right (as defined below) material to the conduct of the business of the Company, and, to the knowledge of the Company, except as would not have a Company Material Adverse Effect, neither the Company nor any Subsidiary has infringed, misappropriated or otherwise violated any Third-Party Intellectual Property Right.

  (g)
  For purposes of this Agreement, the following terms have the following meanings:

  (i)
  "Intellectual Property Rights" means (i) rights in patents and patent applications, including all continuations, continuations-in-part, divisionals, reissues or extensions of the foregoing, (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectible designs, registered or unregistered, (iv) trade secrets, (v) rights in Internet domain name registrations, and (vi) rights in semiconductor topographies (mask works), registered or unregistered, however such rights (i)—(vi) are designated, whether arising by operation of Law, contract, license or otherwise.

  (ii)
  "Licensed-In Intellectual Property Rights" means Third-Party Intellectual Property Rights used or held for use by the Company or any subsidiary with the permission of the owner.

  (iii)
  "Owned Intellectual Property Rights" means Intellectual Property Rights owned by the Company or any Subsidiary.

  (iv)
  "Registered Intellectual Property Rights" means Intellectual Property Rights that are the subject of an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights or a pending application for such rights.

  (v)
  "Software" means computer programs or data bases, whether in object code, source code or other computerized form.

  (vi)
  "Third-Party Intellectual Property Rights" means Intellectual Property Rights in which a person other than the Company or one of its Subsidiaries has any ownership interest.

        Section 3.15 Taxes.

  (a)
  All material Tax Returns (as defined below), statements, reports, declarations and other forms and documents (including without limitation estimated Tax Returns and reports and information returns and reports) required to be filed with any Tax Authority (as defined below) before the Closing (after giving effect to any extensions of such due date), by or on behalf of the Company, any of its Subsidiaries or any affiliated group of which the Company or any of its Subsidiaries has at any time been a member, have been or will be completed and filed when due (after giving effect to any extensions of such due date) and all material Taxes due on or before the Effective Time (whether or not shown on any Tax Return, and except as otherwise reflected in the reserve for Taxes in the balance sheet included in the most recent Company SEC Documents) have been or will be paid on or before such date.

  (b)
  The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of September 26, 2004, exceed the reserve for Tax liability (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes and further excluding any valuation allowances recorded pursuant to GAAP or applicable local accounting rules, practices or principles) set forth in the balance sheet dated as of September 26, 2004, included in the Company SEC Documents, and (ii) will not exceed such reserve as adjusted for operations and transactions of the Company and its Subsidiaries taking place from September 26, 2004 through the Effective Time.

  (c)
  All material Taxes required to be collected or withheld by the Company or any of its Subsidiaries have been collected and withheld by the Company or such Subsidiary and any such material amounts that are required to be remitted to any Tax Authority have been duly remitted, except as otherwise reflected in the reserve for Taxes in the balance sheet included in the most recent Company SEC Documents.

  (d)
  As of the date hereof (and not, for purposes of clarity, as of the Closing Date), there are no examinations or other administrative or court proceedings relating to Taxes in progress or pending nor has the Company or any of its Subsidiaries received a revenue agent's or similar report asserting or suggesting a Tax deficiency, other than any examinations or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof (and not, for purposes of clarity, as of the Closing Date), there are no actions, suits, proceedings, investigations or claims relating to or asserted for material Taxes of the Company or any of its Subsidiaries threatened in writing or otherwise to the Knowledge of the Company or any of its Subsidiaries that would individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

  (e)
  No claim has ever been made by any Tax Authority, in writing or otherwise to the Knowledge of the Company or any of its Subsidiaries, with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, the resolution of which claim is still pending, except any claims that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no liens for any Tax upon any asset of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and payable that would not, individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or similar provision under any other Laws that has continuing effect and that would reasonably be expected to have a Company Material Adverse Effect.

  (f)
  As of the date hereof: (i) no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any of its Subsidiaries is in force, and no waiver or agreement by the Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes, and (ii) neither the Company nor any of its Subsidiaries has granted a power of attorney to any person with respect to any Taxable Period which power of attorney has continuing effect, except, in either case, extensions of time or powers of attorney that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

  (g)
  The Company will not be precluded by Section 280G of the Code from deducting for federal income Tax purposes any payment to be made either alone or in conjunction with any other payment to any employee, former employee, director, or former director of the Company as a result of or in connection with the transactions contemplated by this Agreement.

  (h)
  Neither the Company nor any of its Subsidiaries has agreed or is required as a result of any determination by the Internal Revenue Service to include in income any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of Law) by reason of a change in accounting method or otherwise, which adjustment has not already been reflected in a Tax Return previously filed with the appropriate Tax Authority.

  (i)
  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period, which agreement, plan, or arrangement will remain in effect after the Effective Time, except for any such agreement, plan, or arrangement which would not reasonably be expected to have a Company Material Adverse Effect.

  (j)
  Neither the Company nor any of its Subsidiaries is a party to any material joint venture, partnership, or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

  (k)
  Since December 31, 1997, neither the Company nor any of its Subsidiaries has been either a distributing corporation or a controlled corporation in a transaction satisfying the requirements of Section 355 of the Code with respect to which the consummation of the transactions contemplated by this Agreement would result in the imposition of a material amount of U.S. federal income tax under Section 355(e) of the Code.

  (l)
  The Company and each of its Subsidiaries has made (or there has been made on their behalf) all required current material estimated Tax payments sufficient to avoid any material underpayment penalties, except for any liabilities reflected in the reserve for Taxes in the balance sheet included in the most recent Company SEC Documents.

  (m)
  Neither the Company nor any of its Subsidiaries has received any notification, written or otherwise to the Knowledge of the Company or any of its Subsidiaries, from any Tax Authority, asserting that it is subject to any material amount of Tax under Code Section 541 or any comparable provision of state, local or foreign Law.

  (n)
  Except as would not be reasonably expected to have a Company Material Adverse Effect, (i) none of the outstanding indebtedness of the Company or any of its Subsidiaries (other than Foreign Subsidiaries which are not subject to U.S. Tax) constitutes (x) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (y) an "applicable high yield discount obligation" under Section 163(i) of the Code; and, (ii) except as otherwise required by Section 263A of the Code or comparable provisions of foreign Tax Law, none of the interest on any such indebtedness issued by the Company or any of its Subsidiaries will be disallowed as a deduction under any other provision of Tax Law.

  (o)
  Neither the Company nor any of its Subsidiaries participates in or cooperates with an international boycott within the meaning of Section 999(b)(3) of the Code, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

  (p)
  As of December 31, 2003, neither the Company nor any of its Subsidiaries has engaged in any transaction that it is required to disclose under present or former Treasury Regulation §1.6011-4T, as applicable, or similar provisions under any other Laws (e.g., state tax shelter Laws), except for any failures that would not, individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and as of the date hereof and through the Effective Time, neither the Company nor any of its Subsidiaries has engaged in any transaction that has been determined by the IRS to be a "listed transaction" as that term is defined in Treasury Regulation § 1.6011-4(b)(2).

  (q)
  For purposes of this Agreement, the following terms have the following meanings:

  (i)
  "Foreign Subsidiary" means any Subsidiary formed or organized outside the United States.

  (ii)
  "Equity Interest" means (A) the shares of capital stock of a corporation, (B) the general or limited partnership interests in any partnership, (C) the membership or other ownership interest in any limited liability company, (D) the equity securities or other ownership interests or rights in any other legal entity, or (E) any option, warrant or other right to convert into or otherwise receive any of the foregoing, in any such case, whether owned or held beneficially or legally.

  (iii)
  "Interim Period" means, with respect to any Taxable Period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period that ends on the Closing Date.

  (iv)
  "Knowledge" when used with respect to the Company or any of its Subsidiaries for purposes of this Section 3.15, means the knowledge of the Vice President of Taxes of the Company after reasonable inquiry and investigation or the actual knowledge of any person set forth in Section 9.03(a)(iv).

  (v)
  "Short Period" means any Taxable Period that ends on the Closing Date.

  (vi)
  "Tax" (and, with the correlative meaning, "Taxes" and "Taxable") means any and all taxes and governmental assessments, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever in the nature of a tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign).

  (vii)
  "Tax Authority" means any Governmental Entity responsible for the imposition of any Tax.

  (viii)
  "Tax Returns" means all federal, state, local and foreign tax returns, declaration, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes, and any other documents made part of the foregoing.

  (ix)
  "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, in the case of a Tax imposed with respect to such other period, including any Short Period or Interim Period) with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

        Section 3.16 Vote Required. The only vote of the holders of any classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Stock in favor of the approval and adoption of this Agreement and the Merger.

        Section 3.17 Assets; Absence of Liens and Encumbrances. Except as set forth in Section 3.17 of the Company Disclosure Schedule and except as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and its Subsidiaries own, lease or have the legal right to use all of the assets, properties and rights of every kind, nature, character and description, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used in the conduct of the business of the Company and its Subsidiaries or otherwise owned or leased by the Company and its Subsidiaries and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by the Company and its Subsidiaries in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "Assets"). To the Company's knowledge, the Assets and the use thereof conform with all federal, state, local or other governmental building, zoning, environmental, health, safety, platting, subdivision and other laws, ordinances or regulations, and any applicable private restrictions, except where the failure to comply would not reasonably be expected to have a Company Material Adverse Effect. No notice of the violation of any of said laws, ordinances, regulations, codes or restrictions has been received by the Company.

        Section 3.18 Owned Real Property.

  (a)
  The real property owned by the Company and its Subsidiaries and described in Section 3.18(a) of the Company Disclosure Schedule constitutes all of the real property owned by the Company and its Subsidiaries (the "Owned Real Property"). Section 3.18(a) of the Company Disclosure Schedule lists for each Owned Real Property, (i) the street address of each parcel of Owned Real Property, (ii) the current record owner of each such parcel of Owned Real Property, and (iii) the identity of any lessee, licensee or other occupant of the Owned Real Property.

  (b)
  Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries has fee simple title to the Owned Real Property, free and clear of encumbrances other than Permitted Encumbrances, and no condemnation, eminent domain or expropriation proceeding is pending or, to the Company's knowledge, threatened against the Owned Real Property or any material portion thereof. "Permitted Encumbrances" means with respect to any property or asset, any and all of the following: (i) Liens reflected in the consolidated financial statements as of September 26, 2004 (or in the notes thereto) contained in the Company SEC Documents or otherwise disclosed in the Company SEC Documents, (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (iii) Liens for current Taxes not yet due and delinquent or being contested in good faith, (iv) with respect to the Owned Real Property in Waltham, Massachusetts, the Liens shown in Schedule B of the following title insurance policies: (A) Owner's Policy of Title Insurance No. 02-PHI-0581GD, dated August 15, 2002, issued by Fidelity National Title Insurance Company of New York to Polaroid Waltham Real Estate LLC, (B) Owner's Policy of Title Insurance No. C6514-OP, dated January 12, 2004, issued by Lawyers Title Insurance Corporation to Polaroid Norwood Real Estate LLC, and (C) Owner's Policy of Title Insurance No. C7117-OP, dated May 12, 2004, issued by Lawyers Title Insurance Corporation to Polaroid Norwood Real Estate LLC, (v) with respect to the Owned Real Property in New Bedford, Massachusetts, the Liens shown in Schedule B of Owner's Policy of Title Insurance No. 02-PHI-0582GD, dated September 30, 2002, issued by Fidelity National Title Insurance Company of New York to Polaroid New

    Bedford Real Estate LLC, and (v) with respect to the Owned Real Property other than the Owned Real Property located in Waltham, Massachusetts and New Bedford, Massachusetts, such Liens or other restrictions which have not had, and which could not reasonably be expected to have, a Company Material Adverse Effect.

  (c)
  Neither the Company nor any Subsidiary has received written notice of actual or threatened cancellation or suspension of any utility services or certificate of occupancy for any portion of the Owned Real Property which will apply to periods after the Effective Time and which have not been resolved. Neither the Company nor any Subsidiary has received written notice of actual or threatened material special assessments or reassessments of the Owned Real Property, except as may be disclosed by title policies, commitments, or date-down endorsements provided by the Company to Purchaser or as reflected in the Company SEC Documents or the Interim Financial Statements.

  (d)
  To the Company's knowledge, the buildings, structures and improvements included within the Owned Real Property are in reasonably adequate condition for the operations of the Company and its Subsidiaries, normal wear and tear excepted.

  (e)
  There does not exist on or contiguous to the material Owned Real Property any portion of a wetland, watercourse, waterbody, floodplain or shoreland district, or tidelands or coastal zone, which is regulated by the Army Corps of Engineers, except as does not materially interfere with the current use and operations of the Owned Real Property.

        Section 3.19 Leased Real Property. The Company or any Subsidiary has, or has caused to be delivered, to Purchaser, a correct and complete copy of all leases (collectively, the "Leases") pursuant to which the Company or any Subsidiary has a leasehold interest in real property and which require the Company and its Subsidiaries to make annual rent payments of $120,000 or more (collectively, the "Leased Real Property"). Section 3.19 of the Company Disclosure Schedule lists (i) the street address of each parcel of Leased Real Property, and (ii) the identity of the lessor, lessee, and current occupant (if different from the Company or such Subsidiary) of each such parcel of Leased Real Property. Except as set forth in Section 3.19 of the Company Disclosure Schedule, (i) to the Company's knowledge, all of the Leases are valid, existing and in full force and effect and binding upon the Company and the other parties thereto in accordance with the Leases' terms, (ii) the leases that have been provided to Purchaser have not been modified or amended in any material respect from the copies provided to Purchaser, and (iii) there exists no default, after the expiration of any applicable notice, grace or cure period, under any of the Leases by the Company or any Subsidiary, or to the Company's knowledge, by the respective lessors thereunder, except for such defaults as would not have a Company Material Adverse Effect.

        Section 3.20 Brokers. Except for J.P. Morgan & Co, Inc. and Lehman Brothers, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Purchaser the engagement letters that it has with J.P. Morgan Chase & Co, Inc. and Lehman Brothers, Inc.

        Section 3.21 State and Foreign Takeover Statutes. The restrictions on business combinations set forth in Section 203 of the DGCL will not be applicable to the Merger and the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar state anti-takeover statute or regulation is applicable to the Merger or the other transactions contemplated by this Agreement.

        Section 3.22 Powers of Attorney. The Company has not granted to any person a power of attorney or other authorization in favor of such person to act on its behalf or to bind it other than the authority of its duly elected corporate officers, except in the ordinary course of business.

        Section 3.23 Insurance. Section 3.23 of the Company Disclosure Schedule lists each material insurance policy maintained by the Company or any Subsidiary with respect to the Company's or Subsidiary's properties, assets and operations, including title insurance policies owned by the Company, and sets forth the date of expiration of each such insurance policy and the applicable premium or premiums related thereto or payable thereunder. Each such insurance policy is in full force and effect.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        The Parent and Purchaser hereby represent and warrant to the Company that the following statements contained in this Article IV are true and correct as of the date hereof:

        Section 4.01 Organization and Qualification. Each of Parent and Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

        Section 4.02 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary action, and no other proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL and the applicable provisions of the LLC Act). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally or principles governing the availability of equitable remedies.

        Section 4.03 No Conflict; Required Filings and Consents.

  (a)
  The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, (i) conflict with or violate its organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and obligations described in Section 4.03 have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which any property or asset of Parent or Purchaser is bound or affected other than liens granted to financing sources and, except in the case of each of clauses (ii) and (iii), these violations, conflicts, breaches or defaults which would not result in a Purchaser Material Adverse Effect. The term "Purchaser Material Adverse Effect" means any event, change, violation, inaccuracy, circumstance or effect that is individually or in the aggregate, materially adverse to the condition (financial or otherwise), assets, properties, income, liabilities or results of operations of Purchaser and its subsidiaries, taken as a whole; provided, however, that any such event, change, circumstance or effect resulting from any (i) change in GAAP that apply to the Parent or Purchaser; (ii) adverse change applicable to the U.S. economy as a whole or foreign economies in locations where the Parent or Purchaser have operations or sales, except in any such case, to the extent such effect on the Parent or Purchaser is materially disproportionate; (iii) adverse change to the extent attributable to the announcement or pendency of the Merger or any of the transactions contemplated hereby; or (iv) fees or expenses payable as a result of the performance of the transactions contemplated by this Agreement shall not be considered when determining if a Purchaser Material Adverse Effect has occurred.

  (b)
  The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except (i) for the pre-merger notification requirements of the HSR Act and the receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (ii) for the filing and recordation of appropriate merger documents as required by Section 251(c) of the DGCL and applicable provisions of the LLC Act and (iii) for such other consents, approvals, orders, authorizations, registrations, permits, filings or notifications that if not obtained or made would not, individually or in the aggregate, have a Purchaser Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

        Section 4.04 Litigation. There is no Legal Proceeding pending or, to the best knowledge of Parent or Purchaser, threatened against Parent or Purchaser or any of its affiliates that would prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement.

        Section 4.05 Brokers' and Finders' Fees. Except for Houlihan Lokey Howard & Zukin, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

        Section 4.06 Financing.

  (a)
  Parent and Purchaser have delivered to Wells Fargo, N.A., as escrow agent, funds which, together with cash on hand, are sufficient to pay the aggregate Merger Consideration and amounts payable in respect of Company Options.

  (b)
  None of the funds constituting a part of the Merger Consideration or used by Parent or Purchaser to pay any amounts in respect of Company Options pursuant to this Agreement or in connection with the transactions contemplated hereby (i) are derived from any unlawful activity; or (ii) constitute property of, or are beneficially owned directly or indirectly by any persons subject to sanctions or trade restrictions under U.S. law that are identified on the List of Specially Designated Nationals and/or Blocked Persons maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury.

ARTICLE V.
CONDUCT OF BUSINESSES PENDING THE MERGER

        Section 5.01 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, subject to the provisions of Section 5.02 and except as otherwise contemplated by this

Agreement or except as required by a Governmental Entity or applicable Law or as set forth in Section 5.01 of the Company Disclosure Schedule and except to the extent that Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice, and in accordance in all material respects with all applicable laws, rules and regulations, and (b) the Company agrees to use all reasonable efforts consistent with past practices and policies to keep available the services of its present officers and key employees and consultants and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with it. The Company shall promptly notify Purchaser of any event or occurrence not in the ordinary course of business of the Company.

        Except in connection with a transaction permitted pursuant to the provisions of Section 5.02 and by way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the earlier of (i) Termination or (ii) the Effective Time, do, any of the following without the prior written consent of Purchaser (such consent not to be unreasonably withheld, delayed or modified):

  (a)
  amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

  (b)
  issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, restricted stock, Company Restricted Shares, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company, except issuances of Company Stock upon the exercise of Company Options outstanding as of the date hereof;

  (c)
  subject to the provisions of Section 5.02, sell, lease, transfer, mortgage, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business, consistent with past practice;

  (d)
  subject to the provisions of Section 5.02, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than from a Subsidiary to another Subsidiary or to the Company;

  (e)
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger), other than any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization solely among wholly-owned direct or indirect Subsidiaries of the Company);

  (f)
  create or form any subsidiary;

  (g)
  split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

  (h)
  acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than in the ordinary course of business consistent with past practice;

  (i)
  incur, other than Subsidiary to Subsidiary or Subsidiary to Company, any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary of business consistent with past practice;

  (j)
  revalue any of its material assets, including writing down the value of inventory or writing off notes or accounts receivable, except as required by GAAP, applicable accounting requirements or the published rules and regulations of the SEC with respect thereto in effect during the periods involved;

  (k)
  modify or amend any Material Contract in any manner materially adverse to the Company and its Subsidiaries, or terminate any Material Contract or agreement to which the Company or any of its Subsidiaries is a party (including, without limitation, any customer contract, leases, licensing, distribution, sponsorship, advertising or other similar agreement, or joint venture agreement) involving annual revenues of the Company in excess of $1,000,000, or waive, release or assign any material rights or claims thereunder, other than any modification, amendment or termination of any such contract or any waiver, release or assignment of any such material rights or claims thereunder in the ordinary course of business;

  (l)
  make or change any material Tax election (except with respect to depreciation elections made upon placing property in service), change an annual accounting period, adopt or change any accounting method, amend any material Tax Return (including an amended return), enter into any Tax arrangement or closing agreement, settle or consent to any Tax claim, surrender any right to claim a refund of Taxes or consent to any extension or waiver of the statutory period of limitations applicable to any Tax claim, in each case except (taking into account applicable extensions of the due date for filing any Tax Return that are actually granted by the applicable Tax Authority) as required by Law or with the written consent of Purchaser (following a review of such item by Purchaser for an adequate period prior to the time any action is due), except as would not reasonably be expected to have a Company Material Adverse Effect;

  (m)
  authorize any capital expenditure in excess of $500,000, in the aggregate (other than capital expenditures set forth in Section 5.01(m) of the Company Disclosure Schedule);

  (n)
  enter into any lease or contract for the purchase or sale of any property, real or personal in excess of $500,000, except in the ordinary course of business, consistent with past practice;

  (o)
  cancel or terminate any material insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated unless such insurance policy is replaced with a substantially equivalent policy;

  (p)
  settle any material claims (including Tax claims), audits, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business, or of claims, liabilities or obligations reflected or reserved against in or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

  (q)
  increase, or agree to increase, the compensation payable, or to become payable, to its officers which are required to file statements with the SEC pursuant to Section 16 of the Exchange Act (the "Section 16 Officers"), or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors or Section 16 Officers, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust or fund for the benefit of any director or Section 16 Officer; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA;

  (r)
  increase, or agree to increase, the compensation payable, or to become payable, to its employees, other than Section 16 Officers, except for increases in the ordinary course of business and in accordance with past practice in salaries or wages of its employees, or except in the ordinary course of business grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust or fund for the benefit of any employee; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA or entry into any collective bargaining arrangement that may be required by Law with respect to foreign Subsidiaries;

  (s)
  transfer or license to any person or entity or otherwise extend, amend or modify any material Owned Intellectual Property Rights, other than in the ordinary course of business;

  (t)
  extend any offers of employment to potential employees who would receive total compensation at a rate of $200,000 per year or more or extend any consulting or independent contracting offers involving more than $200,000 per year that are not cancelable on prior notice of 30 days or less; or

  (u)
  take, authorize, or commit or agree to take, any of the foregoing actions.

        Section 5.02 Sale of IDP Business.

  (a)
  Notwithstanding any other provision of this Agreement to the contrary, the Company shall be entitled, prior to the Effective Time, to sell, convey, transfer or otherwise dispose of, or agree to sell, convey, transfer or dispose of, all of the assets and liabilities (if any) related to the business referred to by the Company and the Purchaser as the IDP business (the "IDP Business" and any such sale, conveyance, transfer or disposition being referred to as the "IDP Sale") to a third party (the "IDP Purchaser").

  (b)
  Any such IDP Sale shall be subject to the reasonable consent of the Purchaser (not to be unreasonably withheld or delayed), as evidenced by a written instrument of the Purchaser delivered prior to the execution by the Company of a definitive purchase and sale agreement (the "IDP Agreement") with the IDP Purchaser, with respect to the following matters: (i) the assets (including intellectual property rights) to be sold to, and the liabilities (if any) to be assumed by, the IDP Purchaser, (ii) the accounts payable (if any) and the accounts receivable (if any) to be assigned as part of the IDP Sale, (iii) the real estate to be conveyed to the IDP Purchaser as part of the IDP Sale, (iv) the employees to be transferred to (and the employee compensation and benefits to be assumed by) the IDP Purchaser as part of the IDP Sale, (v) any representations, warranties or indemnities of the Company to the IDP Purchaser which will extend beyond the date of closing of the IDP Sale (the "IDP Closing"), and (vi) all supply and similar agreements between the Company and the IDP Purchaser which will survive the IDP Closing. Unless the prior written approval of the Purchaser has been obtained, the Company shall not execute and deliver the IDP Agreement unless it provides for a final, outside IDP Closing date which is not later than 60 days following the anticipated Effective Time.

  (c)
  Without the prior written consent of the Purchaser, the purchase and sale price for the IDP Business shall not be less than the "Minimum IDP Sale Price." For these purposes, the term "Minimum IDP Sale Price" shall mean (A) in the case of a IDP Closing which is to occur (and does occur) prior to the Effective Time, an amount in cash (or "Liquid Securities," as such term is defined below) equal to $45 million plus (i) any and all Taxes, current or deferred, resulting from such IDP Sale, and (ii) any costs, fees and expenses (including investment banking, legal and accounting fees and expenses) associated with such IDP Sale, and (B) in the case of a IDP Closing which is to occur following the Effective Time (but within 60 days thereafter), an amount in cash (or "Liquid Securities," as such term is defined below) equal to $45 million plus (i) any and all Taxes, current or deferred, resulting such IDP Sale, (ii) the amount of $6 million (to reimburse the Surviving Corporation for the assumed costs of such IDP Sale, whether such costs are more or less than $6 million) and (iii) an amount equal to $7 million per month (or pro-rata portion thereof if less than a month) for each 30-day period from the Effective Time to the IDP Closing date. For purposes of this Section 5.02, the term "Liquid Securities" means equity securities which (1) have been or are being issued, contemporaneously with the IDP Closing, by the IDP Purchaser or one of its affiliates, (2) are listed and regularly traded on a nationally recognized securities exchange and denominated in U.S. Dollars, and (3) are freely tradable by the holder thereof within five business days of the IDP Closing Date. Any Liquid Securities received in connection with a IDP Sale shall be sold, at the best price obtainable using commercially reasonable efforts, as soon as practicable (taking into account any restrictions described in clause (3) of the preceding sentence) following the IDP Closing.

  (d)
  If a IDP Closing occurs prior to the Effective Time, then the Company shall, simultaneously with the IDP Closing, deposit into a specially designated account with a commercial bank the amount of $45 million (the "IDP Reserve Account"). The IDP Reserve Account shall be invested in accordance with Company investment policies and any income resulting therefrom may be withdrawn by the Company from such Account. Except with respect to such investment income, the amount on deposit in the IDP Reserve Account shall not be used by the Company for any purpose other than as described in the following sentence. Immediately prior to the Effective Time, the Company shall transfer the $45 million in the IDP Reserve Account to the Paying Agent for deposit in the Merger Fund, and the amount to be deposited by the Purchaser or the Parent pursuant to Section 2.02(a) hereof shall be net reduced by the amount so transferred from the IDP Reserve Account to the Merger Fund. Any gross proceeds from a IDP Sale which is realized from a IDP Closing occurring prior to the Effective Time and which exceeds the Minimum IDP Sale Price (as defined in paragraph (c) (A) of this Section 5.02) may be distributed by the Company to the Company Stockholders in the form of a dividend at any time prior to the Effective Time and, if the Company chooses to pay such dividend, no CVRs shall be issued. In the event that a IDP Sale is consummated by the Company prior to the Effective Time as provided in this Section 5.02, and the Company has not distributed to the Company Stockholders prior to the Effective Time an amount equal to the gross proceeds of a IDP Sale that exceed the Minimum IDP Sale Price, the Parent and the Surviving Corporation shall cause the Paying Agent to promptly pay to each holder of a CVR a cash amount in respect of each such CVR equal to (A) the excess, if any, of the gross proceeds of the IDP Sale over the Minimum IDP Sale Price (as defined in paragraph (c)(A) of this Section 5.02), divided by (B) the aggregate number of CVRs outstanding; provided, that such amount shall not be required to be paid to any Company Stockholder unless such holder is or has been otherwise entitled to Merger Consideration in accordance with the procedures set forth in Section 2.02.

  (e)
  If a IDP Agreement is executed by the Company and the IDP Purchaser prior to the Effective Time and the IDP Closing occurs not later than 60 days following the Effective Time, then the Surviving Corporation shall pay and distribute to each holders of a CVR an amount equal to (A) the excess, if any, of the gross proceeds of the IDP Sale over the Minimum IDP Sale Price (as defined in paragraph (c)(B) of this Section 5.02), divided by (B) the aggregate number of CVRs outstanding; provided that such amount shall not be required to be paid to any holder of a CVR unless such holder is or has been otherwise entitled to Merger Consideration in accordance with the procedures set forth in Section 2.02 hereof or payment in respect of any Company Options pursuant to Section 2.04 hereof. Any payment in respect of a CVR shall be paid in accordance with the last known address for such holder of a CVR maintained by the Company and the Paying Agent at the time of such payment.

  (f)
  No holder of a CVR shall be entitled to any proceeds of a IDP Sale as to which a IDP Closing occurs following the Effective Time if (A) the gross proceeds of such sale are less than the Minimum IDP Sale Price (as such term is defined in paragraph (c) (B) of this Section 5.02), or (B) if the IDP Closing occurs following the date which is 60 days after the Effective Time. In such event, all CVRs shall automatically terminate, be cancelled and cease to exist on the earlier to occur of (y) the IDP Closing Date (as to which the gross proceeds of sale are less than the Minimum IDP Sale Price) or (z) the date which is 60 days following the Effective Time, if no IDP Closing has occurred prior to such date.

  (g)
  The CVRs will be uncertificated contract rights and will be non-assignable and non-transferable by any holder thereof, except as required by any applicable community property laws or laws of descent and distribution. The holder of the CVR will not be entitled to any of the rights of a stockholder in Parent or the Surviving Corporation (including, without limitation, voting and dividend rights).

  (h)
  The Company shall not intentionally delay a Closing of the Merger pursuant to Article VII hereof in order to otherwise benefit (or have the Company Stockholders otherwise benefit) from a IDP Sale or a IDP Closing pursuant to this Section 5.02. Neither the Parent nor the Surviving Corporation shall intentionally delay a IDP Closing of a IDP Sale in respect of which a IDP Agreement has been executed by the Company or its Subsidiaries prior to the Effective Time and which would otherwise entitle the holder of CVRs to any proceeds in respect thereof. For a period of 12 months following the Effective Time, Parent shall not, and shall cause the Surviving Corporation and its subsidiaries not to, enter into any IDP Agreement with any prospective purchaser (or any of its affiliates) of the IDP Business if, prior to the Effective Time, Purchaser shall have withheld its consent pursuant to Section 5.02(b) to a IDP Sale with such prospective purchaser (or its affiliates); provided that the terms of such IDP Agreement are on the same or similar terms as the IDP Sale pursuant to which Purchaser withheld its consent.

  (i)
  All references in this Section 5.02 to the "Company" shall include Subsidiaries of the Company.

        Section 5.03 Litigation. The Company shall notify Purchaser in writing promptly after learning of any Legal Proceeding by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or against it, or known by it to be threatened against it or any of its officers, directors, employees or stockholders in their capacity as such that would reasonably be expected to have a Company Material Adverse Effect.

        Section 5.04 Notification of Certain Matters. Purchaser shall give reasonably prompt notice to the Company, and the Company shall give reasonably prompt notice to Purchaser, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it becomes aware and would be likely to cause (x) any representation or warranty contained in this Agreement applicable to it to be untrue or inaccurate, in any material respect, or (y) any covenant, condition or agreement contained in this Agreement applicable to it not to be complied with or satisfied, in any material respect; and (ii) any failure or inability of it to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

ARTICLE VI.
ADDITIONAL AGREEMENTS

        Section 6.01 Company Stockholder Approval. (a) The Company shall reasonably promptly, after the date of this Agreement and in accordance with applicable Law, the Company's Certificate of Incorporation and Bylaws, convene a meeting of its stockholders (the "Stockholders Meeting") and, subject to its fiduciary obligations and the terms and conditions of this Agreement, use commercially reasonable efforts to obtain their approval and adoption of this Agreement, the Merger, and the other transactions contemplated by this Agreement.

        Section 6.02 Preparation of the Proxy Statement. Subject to the terms and conditions of this Agreement, as soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the adoption of this Agreement by the stockholders of the Company's at the Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"). The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Parent and Purchaser shall furnish all information concerning it as the Company may reasonably request and as may be required by Law and the Exchange Act in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company, without providing Purchaser a reasonable opportunity to review and comment on the portions thereof that relate to the Purchaser, the Parent, the Merger and the other transactions contemplated by this Agreement. The Company will advise Purchaser, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Purchaser, or any of their respective affiliates, officers or directors, should be discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any statements which, in light of the circumstances under which they were made, are false or misleading as to a material fact, or omits to state any material fact necessary to make the statements therein not false or misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. A copy of the opinion of Company's Financial Advisor shall be included in the Proxy Statement.

        Section 6.03 Access to Information; Confidentiality.

  (a)
  From the date of this Agreement to the Effective Time, subject to applicable Laws relating to the exchange of information and subject to attorney-client privilege, the Company shall: (i) provide Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the directors, officers, employees, agents, properties, offices, books, records and other facilities of the Company and the Subsidiaries and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as reasonably requested by Purchaser.

  (b)
  The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement, dated April 29, 2004 (the "Non-Disclosure Agreement"), between the Company and Purchaser. If this Agreement is, for any reason, terminated prior to the Closing, the Non-Disclosure Agreement shall continue in full force and effect in accordance with its terms.

        Section 6.04 No Solicitation of Transactions.

  (a)
  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, except as otherwise permitted hereby, the Company will not, nor shall it authorize or permit any of its officers and directors and it will use its commercially reasonable efforts to cause its agents, affiliates, employees and advisors not to,(i) solicit, initiate or knowingly encourage (including, but not limited to, by way of furnishing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or is reasonably expected to lead to, any Competing Transaction (as defined below), (ii) enter into or maintain or continue discussions or negotiations with any person in furtherance of such inquiries or to obtain a Competing Transaction, (iii) agree to any Competing Transaction or (iv) endorse any Competing Transaction; provided, however, that notwithstanding anything to the contrary contained herein, prior to the adoption of this Agreement and the approval of the Merger by the Company Stockholders, nothing in this Section 6.04 shall in any respect prohibit the Board of Directors of the Company or the officers, directors, agents, affiliates, employees or advisors of the Company or its Subsidiaries from furnishing or disclosing information to, or engaging in discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire the Company pursuant to a Competing Transaction (a "Competing Transaction Proposal"), if the Board of Directors of the Company acting in good faith determines after consultation with the Company's financial advisor, such proposal constitutes or could reasonably be expected to result in a Superior Proposal. A "Superior Proposal" shall mean any unsolicited, bona fide written Competing Transaction Proposal made by a third person on terms that the Board of Directors of the Company determines, taking into consideration such financial, legal, regulatory and other factors as they deem relevant, to be more favorable to the holders of Company Stock than those contemplated by this Agreement and is reasonably likely to be completed. The Company shall immediately cease and shall use its commercially reasonable efforts to cause its officers, directors, agents, affiliates, employees and advisors to cease any existing activities, discussions or negotiations with any parties other than Purchaser with respect to any Competing Transaction. Notwithstanding anything herein to the contrary, neither the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates, agents and advisors shall be prohibited in any manner from discussing, negotiating or soliciting offers or indications of interest or entering into agreements with respect to the sale of the IDP Business.

  (b)
  The Company shall promptly (within 48 hours) notify Purchaser after receipt by the Company (or any of its officers, directors, employees, agents or advisors or other representatives) of any Competing Transaction Proposal or any request for nonpublic information or inquiry which it reasonably believes could be expected to lead to a Competing Transaction Proposal and shall provide to Purchaser, in writing, the terms and conditions of any such Competing Transaction Proposal, or such request or inquiry and the identity of the person making the same. Prior to the Company furnishing information with respect to the Company, as permitted by Section 6.03(a) to any person making such a Competing Transaction Proposal, the Company shall enter into a confidentiality agreement with such person the terms of which are not materially less restrictive than the Non-Disclosure Agreement, provided that all such information (to the extent such information has not been provided to Purchaser) is provided or made available to Purchaser at such time such information is made available to such person.

  (c)
  Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Purchaser) or publicly propose to withdraw (or modify in a manner adverse to Purchaser) once made, its recommendation in favor of this Agreement or the transactions contemplated hereby (it being understood that taking a neutral position or no position with respect to a Competing Transaction Proposal shall be considered an adverse modification) or approve or recommend a Competing Transaction Proposal (any action described in this subsection being referred to as a ("Company Adverse Recommendation Change") or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any subsidiary thereof to execute, or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement or other business combination or acquisition agreement, joint venture agreement or other agreement constituting or relating to a Competing Transaction Proposal (other than a confidentiality agreement related thereto). Notwithstanding the foregoing, the Board of Directors of the Company may, prior to the adoption and approval of the Merger and this Agreement by the Company Stockholders, make a Company Adverse Recommendation Change in connection with a Superior Proposal if the Board of Directors determines in good faith (after consulting with its outside legal counsel) that the failure of the Board of Directors to effect a Company Adverse Recommendation Change is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Law; provided, that no Company Adverse Recommendation Change may be made in connection with a Superior Proposal until the second business day following Purchaser's receipt from the Company of (x) a notice that the Board of Directors of the Company has determined that such Competing Transaction Proposal constitutes a Superior Proposal and that it intends to make a Company Adverse Recommendation Change and (y) the terms and conditions of any offer or proposal in respect to the Superior Proposal (it being understood that any changes to the financial or material terms of such Superior Proposal shall require a new notice and two (2) day period). In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors shall take into account any changes to the terms of this Agreement or the Merger proposed by Purchaser (in response to a notice) in determining whether such proposal shall constitute a Superior Proposal.

  (d)
  Notwithstanding the foregoing, (i) the Board of Directors of the Company shall be permitted to disclose to the stockholders of the Company a position with respect to a Competing Transaction Proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act and (ii) the Board of Directors of the Company may withdraw, modify or amend the recommendation of the Merger and this Agreement by the Board of Directors of the Company or disclose any other information to the Stockholders of the Company at any time if, in each case, it determines, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Law.

  (e)
  A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets or debt or equity securities of such party; and (iii) a tender offer or exchange offer for a majority of the outstanding voting securities of such party.

        Section 6.05 Indemnification; Directors' and Officers' Insurance.

  (a)
  For a period of six years from and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless all past and present officers, directors and employee benefit plan fiduciaries of the Company and its Subsidiaries (each, an "Indemnified Party") to the same extent such persons are indemnified by the Company as of the date of this Agreement pursuant to the Company's Certificate of Incorporation or Bylaws, employment agreements, indemnification agreements identified on the Company Disclosure Schedule or under applicable Law for acts or omissions which occurred at or prior to the Effective Time (including acts or omissions occurring in connection with this Agreement and the transactions contemplated hereby). The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement and exculpation that are at least as favorable to the Indemnified Parties as those provisions contained in the Company's Certificate of Incorporation and Bylaws in effect on the date hereof, and such provisions shall not be amended, repealed or otherwise modified for a period of six years in a manner that would adversely affect the rights of the past and present officers and directors of the Company or any of its Subsidiaries (unless such modification is required by applicable Law).

  (b)
  For a period of six years from and after the Effective Time, the Surviving Corporation, and in the event the Surviving Corporation fails to do so, Parent, shall without any lapse in coverage provide to the past and present officers and directors of the Company directors' and officers' liability insurance with respect to acts or omissions occurring at or prior to the Effective Time covering each past and present officer and director of the Company who is covered by the Company's directors' and officers' liability insurance policy (a true and complete copy of which has been delivered to Purchaser). The terms and coverage amounts of the directors' and officers' liability insurance policy to be so provided shall be at least as favorable as the terms and coverage amounts of the liability insurance policies in effect on the date hereof; provided, however, that in no event shall the Surviving Corporation or Parent be required to expend annual premiums of more than 200% of the current aggregate annual premium expended by the Company (such 200% being the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if the Surviving Corporation and Parent are unable to obtain the insurance called for by this Section 6.05 without exceeding the Insurance Amount, the Surviving Corporation and Parent shall obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company shall use commercially reasonable efforts to provide any information reasonably required by the Surviving Corporation's insurance carrier for the purpose of obtaining such insurance; and, provided, further, that the Surviving Corporation and Parent reserve the right to substitute insurance carriers or insurance coverage as long as the substituted insurance coverage, which shall be provided without any lapse in coverage is at least as favorable to the past and present officers and directors as the terms and coverage amounts of the liability insurance policy in effect on the date hereof and so long as any such substitute insurance carriers have an AM Best Insurance/credit rating equal to or better than the AM Best insurance/credit rating for the existing Company's insurance carriers.

  (c)
  In addition to the other rights provided for in this Section 6.05 and not in limitation thereof, for six years from and after the Effective Time, Parent and the Surviving Corporation each shall jointly and severally and to the fullest extent permitted by applicable Law indemnify and hold harmless, the Indemnified Parties against all losses, claims, damages, judgments, fines, penalties or amounts paid in settlement (collectively, "Losses") in respect of any threatened, pending or completed claim, action suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director or officer of the Company or of any of its Subsidiaries or arising out of acts or omissions occurring on or prior to the Effective Time (collectively, an "Indemnifiable Claim"); provided, that neither the Surviving Corporation or Parent shall be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Parent and the Surviving Corporation, which consent shall not be unreasonably withheld or delayed. Each of Parent and the Surviving Corporation shall advance all reasonable expenses (including reasonable fees and expenses of counsel) incurred by or on behalf of an Indemnified Party in connection with an Indemnifiable Claim (including the cost of any investigation and the preparation incurred in connection therewith) within 10 days after receipt by it of a statement or statements from such Indemnified Party requesting such advance or advances from time to time, provided that prior thereto the Indemnified Party provides to the Surviving Corporation an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction (which determination shall have become final and non-appealable) that such person is not entitled to indemnification from the Surviving Corporation.

  (d)
  If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.05.

  (e)
  The provisions of this Section 6.05 are intended for the benefit of, and shall be enforceable by, all past and present officers and directors of the Company and his or her heirs and representatives. The rights of all past and present officers and directors of the Company under this Section 6.05 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract, applicable Law or otherwise.

        Section 6.06 Further Action; Consents; Filings.

  (a)
  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Purchaser or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, including those required under the HSR Act, and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

  (b)
  Purchaser and the Company shall file as soon as practicable after the date hereof (and in any event within ten Business Days) notifications under the HSR Act and any similar filings required by any other applicable competition, merger control, antitrust or similar law or regulation and each of Purchaser and the Company shall use commercially reasonable efforts to respond as promptly as practicable to all reasonable inquiries or requests and to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Anticompetition Laws"). Purchaser shall be responsible for all filing fees arising from the filings under the HSR Act contemplated by this Section 6.06(b).

  (c)
  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and Purchaser shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity in respect of any Anticompetition Laws.

        Section 6.07 Public Announcements. Except with respect to any Company Adverse Recommendation Change, Purchaser and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements (other than routine employee communications) with respect to the transactions contemplated by this Agreement, including the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may in its good faith judgment conclude may be required by Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement; provided, however, the Company will not disclose any information about Purchaser's financing sources, except as required by Law. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form attached hereto as Exhibit C.

        Section 6.08 Resignation of Directors. As of the Effective Time, the Company shall use its commercially reasonable efforts to cause each of its directors, and, to the extent reasonably requested by Parent, the directors of each of its Subsidiaries, to execute and deliver a letter effectuating his or her resignation as a director immediately prior to the Effective Time.

ARTICLE VII.
CONDITIONS TO THE MERGER

        Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company and Purchaser to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

  (a)
  Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the Company Stockholders in accordance with the DGCL;

  (b)
  No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

  (c)
  Consents. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any consents by a non-U.S. Governmental Entity that are material and are required to be obtained under Anticompetition Laws shall have been obtained; and

  (d)
  No Litigation. There shall not be any suit, action or proceeding pending by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated hereby.

        Section 7.02 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  (a)
  Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.04 and Section 3.09 of this Agreement (the "Specified Sections") shall be true and correct in all material respects; on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations made as of a specified date the accuracy of which will be determined as of the specified date) and (ii) the representations and warranties (other than the Specified Sections) made by the Company in this Agreement (which for purposes of this paragraph (a)(ii) shall be read as though none of them contained any Company Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations made as of a specified date the accuracy of which will be determined as of the specified date), except for changes permitted by Section 5.01 and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Company Material Adverse Effect; and Purchaser shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to that effect;

  (b)
  Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Purchaser shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect;

  (c)
  Dissenting Shares. No more than 15% of the outstanding shares of Company Stock shall be qualified to be Dissenting Shares as of the Effective Time; and

  (d)
  FIRPTA Certificate. The Company shall have provided to the Purchaser prior to the Closing Date a duly executed FIRPTA certificate for purposes of satisfying Purchaser's obligations under Treasury Regulation Section 1.1445-2(c).

        Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  (a)
  Representations and Warranties. The representations and warranties made by Parent and Purchaser in this Agreement shall be true and correct as of the Effective Time except (i) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date (subject to the following clauses (ii) and (iii)), (ii) for changes contemplated by this Agreement, and (iii) where the failure to be so true and correct would not have a Purchaser Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer of each of Parent and Purchaser to that effect; and

  (b)
  Agreements and Covenants. Each of Parent and Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of each of Parent and Purchaser to that effect.

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER

        Section 8.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement by the stockholders of the Company as follows:

  (a)
  by mutual written consent duly authorized by the Board of Directors of the Company and the Board of Governors of the Purchaser;

  (b)
  by either Purchaser or the Company, if the Effective Time shall not have occurred on or before June 6, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

  (c)
  by either Purchaser or the Company upon the issuance of any Order of a Governmental Entity which is final and nonappealable that prohibits the consummation of the Merger;

  (d)
  by Purchaser on written notice to the Company if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied, or if all conditions to the Company's obligations shall have been satisfied or waived and the Company fails to proceed with the Closing ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company prior to the Termination Date, Purchaser may not terminate this Agreement under this Section 8.01(d) prior to the first to occur of the Termination Date and 30 days following the receipt of written notice from Purchaser to the Company of such breach, provided that the Company continues to exercise reasonable efforts to cure such breach through such 30 day period (it being understood that Purchaser may not terminate this Agreement pursuant to this paragraph (d) if Parent or Purchaser shall have materially breached this Agreement or if such breach by the Company is cured within such 30 day period);

  (e)
  by the Company on written notice to Purchaser if there has been a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied, or if all conditions to Purchaser's obligations shall have been satisfied or waived and Purchaser fails to proceed with the Closing ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by Purchaser, the Company may not terminate this Agreement under this Section 8.01(e) prior to the first to occur of the Termination Date and 30 days following the receipt of written notice from the Company to Purchaser of such breach, provided that Purchaser continues to exercise reasonable efforts to cure such breach through such 30 day period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by the Purchaser is cured within such 30 day period);

  (f)
  by either Purchaser or the Company if the required adoption of this Agreement by the Company Stockholders as contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company Stockholders duly convened therefor or at any adjournment thereof;

  (g)
  by the Company upon the occurrence of a Company Adverse Recommendation Change in the manner set forth in Section 6.04;

  (h)
  by Purchaser if since the date of this Agreement, there shall have occurred a Company Material Adverse Effect; provided, however, that, if such Company Material Adverse Effect is curable by the Company, Purchaser may not terminate this Agreement under this Section 8.01(h) prior to the first to occur of the Termination Date and 30 days following the occurrence of such Company Material Adverse Effect, provided that the Company continues to exercise reasonable efforts to cure such Company Material Adverse Effect through such 30 day period (it being understood that Purchaser may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement or if such Company Material Adverse Effect is cured within such 30 day period); or

  (i)
  by the Company if, on or before March 1, 2005, Purchaser or Parent have not deposited or cause to have been deposited an aggregate of an additional $175 million (the "Remaining Amount") into the escrow fund referred to in the Second Escrow Agreement, or have not delivered Acceptable Commitment Letters (as such term is defined in the Second Escrow Agreement) which, in the aggregate, provide for financing equal to the Remaining Amount; provided, that the amount of financing provided by any Acceptable Commitment Letter shall be deemed to be the lesser of (i) the amount committed under such Acceptable Commitment Letter and (ii) the amount which, based on the terms of such commitment, can be borrowed in cash at the Closing Date to finance the consummation of the Merger (in each case, net of any upfront fees or other costs to be retained or charged by or to be reimbursed to such issuer); provided, further, that the amount of financing provided by any Acceptable Commitment Letter for purposes of this Section 8.01(i) shall be reduced dollar for dollar by the amount of any distribution of funds from the escrow account under the Second Escrow Agreement made pursuant to Section 3(c) thereof in connection with the delivery of such Acceptable Commitment Letter; and provided, further, that for the avoidance of doubt, an Acceptable Commitment Letter for purposes of this Section 8.01(i) is one that on or before March 1, 2005 is acceptable to the Company under Section 3(c) of the Second Escrow Agreement.

        Section 8.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Purchaser, the Parent or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that (i) Section 6.03(b), this Section 8.02, Section 8.04, Section 6.05 and Article IX shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the intentional breach of any of its representations or warranties or covenants or agreements set forth in this Agreement.

        Section 8.03 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) subject to applicable Law, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        Section 8.04 Termination Fee. If the Company shall have terminated this Agreement pursuant to Section 8.01(g), or if the Purchaser shall have terminated this Agreement pursuant to Section 8.01(d) or Section 8.01(h), then within seven days following the date of termination, the Company shall pay to Purchaser $15,000,000 in immediately available funds. If the Company shall have terminated this Agreement pursuant to Section 8.01(e) or Section 8.01(i), then within seven days following the date of termination, the Purchaser shall pay to the Company $40,000,000 in immediately available funds. If Purchaser shall have terminated this Agreement pursuant to Section 8.01(f), then within seven days following the date of termination, the Company shall reimburse Purchaser for all of its reasonable and actual documented fees and expenses incurred by Purchaser for its outside professionals (including its bankers, outside legal counsel and accountants) and reasonable actual travel expenses for its staff and its outside professionals (including its bankers, outside legal counsel and accountants) to conduct due diligence and to draft and negotiate this Agreement; provided, that such expenses shall not exceed $10,000,000. Purchaser and the Company agree that the agreements contained in this Section 8.04 are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if any party fails to pay to the other party any amounts due under this Section 8.04, it shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE IX.
GENERAL PROVISIONS

        Section 9.01 Survival of Representations and Warranties. The representations and warranties and covenants of the Company, Parent and Purchaser contained in this Agreement, or any certificate, document or instrument delivered pursuant to or in connection with this Agreement shall not survive the Effective Time except for any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

  (a)
  if to Parent:

      Petters Group Worldwide, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: Thomas J. Petters, Chairman

  with a copy to:

      Petters Consumer Brands, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: General Counsel

  with a copy to (which shall not constitute notice hereunder):

      Dorsey & Whitney LLP
      250 Park Avenue
      New York, New York 10177
      Facsimile No.: (212) 953-7201
      Attention: Owen C. Marx, Esq.

  (b)
  if to Purchaser:

      Petters Consumer Brands, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: Thomas J. Petters, Chairman

  with a copy to:

      Petters Consumer Brands, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: General Counsel

  with a copy to (which shall not constitute notice hereunder):

      Dorsey & Whitney LLP
      250 Park Avenue
      New York, New York 10177
      Facsimile No.: (212) 953-7201
      Attention: Owen C. Marx, Esq.

  (c)
  if to the Company:

      Polaroid Holding Company
      1265 Main Street
      Waltham Massachusetts 02451
      Facsimile No: (781) 833-6430
      Attention: J. Michael Pocock, President and Chief Executive Officer

  with a copy to:

      Polaroid Holding Company
      1265 Main Street
      Waltham Massachusetts 02451
      Facsimile No: (781) 833-3238
      Attention: Ira H. Parker, Esq., General Counsel

  with a copy to (which shall not constitute notice hereunder):

      Dechert LLP
      4000 Bell Atlantic Tower
      1717 Arch Street
      Philadelphia, PA 19103-2793
      Facsimile No.: (215) 994-2222
      Attention: Carmen J. Romano, Esq.

        Section 9.03 Certain Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

  (i)
  "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

  (ii)
  "business day" means any day on which banks are not required or authorized to close in New York, New York.

  (iii)
  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

  (iv)
  "knowledge" means, with respect to the Company, actual knowledge of the Section 16 Officers, Wendy Caswell and Gianfranco Palma.

  (v)
  "person" means an individual, corporation, partnership, limited partnership, a limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

  (vi)
  "Significant Subsidiary" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

  (vii)
  "subsidiary" means, with respect to any Person, each entity as to which such Person directly or indirectly owns beneficially or of record or has the power to vote or control, more than 50% of the voting securities of such entity or of any class of equity interests of such entity the holders of which are ordinarily entitled to vote for the election of the members of the Board of Directors or other persons performing similar functions.

  (b)
  The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth:

Term	Section
Accounting Rules	Section 3.08(a)
affiliate	Section 9.03(a)
Agreement	Preamble
Assets	Section 3.17
Assumed Value if IDP	Section 2.01(a)
Bankruptcy	Section 3.13(b)
business day	Section 9.03(a)
Certificate of Merger	Section 1.02
Certificates	Section 2.02(b)
Closing	Section 1.02
Closing Date	Section 1.02
COBRA	Section 3.11(d)
Code	Section 2.02(d)
Company	Preamble
Company Adverse Recommendation Change	Section 6.04(c)
Company Disclosure Schedule	Article III
Company ERISA Affiliate	Section 3.11(a)
Company Material Adverse Effect	Section 3.01
Company Options	Section 2.04(a)
Company Permits	Section 3.07
Company Plans	Section 3.11(a)
Company Preferred Stock	Section 3.04(a)
Company Restricted Shares	Section 2.04(b)
Company SEC Documents	Section 3.08(a)
Company Stock	Recitals
Company Stockholder	Recitals
Competing Transaction	Section 6.04(d)

Competing Transaction Proposal	Section 6.04(a)
Consideration	Section 2.01
control	Section 9.03(a)
CVR	Section 2.01
DGCL	Recitals
Dissenting Shares	Section 2.05(a)
Dorsey	Section 1.02
Effective Time	Section 1.02
Environmental Costs	Section 3.13(k)
Environmental Laws	Section 3.13(k)
Environmental Liabilities	Section 3.13(k)
Environmental Permits	Section 3.13(k)
Equity Interest	Section 3.15(q)
ERISA	Section 3.11(a)
Escrow Agreements	Section 1.06
Exchange Act	Section 3.06(b)
First Escrow Agreement	Section 1.06
Foreign Subsidiary	Section 3.15(q)
Governmental Entity	Section 3.06(b)
Dorsey	Section 1.02
GAAP	Section 3.08(a)
Hazardous Materials	Section 3.13(k)
HSR Act	Section 3.06(b)
IDP Agreement	Section 5.02(b)
IDP Business	Section 5.02(a)
IDP Closing	Section 5.02(b)
IDP Consideration	Section 2.01
IDP Purchaser	Section 5.02(a)
IDP Reserve Account	Section 5.02(d)
IDP Sale	Section 5.02(a)
Law	Section 3.06(a)
Leases	Section 3.19
Leased Real Property	Section 3.19
Legal Proceeding	Section 3.10
Letter of Transmittal	Section 2.02(b)
Liabilities	Section 3.08(a)
Licensed-In Intellectual Property Rights	Section 3.14(g)
Liquid Securities	Section 5.02(c)
List	Section 3.13(k)
Losses	Section 6.05(c)
Material Contracts	Section 3.12(a)
Merger	Recitals
Merger Consideration	Section 2.01
Merger Fund	Section 2.02(a)
Minimum IDP Sale Price	Section 5.02(c)
Non-Disclosure Agreement	Section 6.03(b)
Order	Section 7.01(b)
Owned Intellectual Property Rights	Section 3.14(g)
Owned Real Property	Section 3.18(a)
Parent	Preamble

Paying Agent	Section 2.02(a)
Purchaser	Preamble
Purchaser Material Adverse Effect	Section 4.03
Person	Section 9.03(a)
Principal Stockholders	Recitals
Proxy Statement	Section 6.02
Real Property	Section 3.13(k)
Referenced Balance Sheet	Section 3.08(b)
Registered Intellectual Property Rights	Section 3.14(g)
Regulatory Actions	Section 3.13(k)
Release	Section 3.13(k)
Representatives	Section 6.03(a)
SEC	Section 3.08(a)
Second Escrow Agreement	Section 1.06
Section 16 Officers	Section 5.01(q)
Securities Act	Section 3.08(a)
Short Period	Section 3.15(q)
Software	Section 3.14(g)
Specified Sections	Section 7.02(a)
Stock Plan	Section 3.04(a)
Subsidiaries	Section 3.03(a)
Superior Proposal	Section 6.04(a)
Surviving Corporation	Section 1.01
Tax	Section 3.15(q)
Taxable	Section 3.15(q)
Taxable Period	Section 3.15(q)
Tax Authority	Section 3.15(q)
Tax Returns	Section 3.15(q)
Taxes	Section 3.15(q)
Terminating Company Breach	Section 8.01(d)
Terminating Purchaser Breach	Section 8.01(e)
Termination Date	Section 8.01(b)
Third-Party Intellectual Property Rights	Section 3.14(g)
Voting Agreement	Recitals

        Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties and any attempt to do so will be void; provided, however, Purchaser may assign this Agreement to a wholly-owned subsidiary of Parent or Purchaser without the prior written consent of the Company by having such assignee execute and deliver a counterpart signature page hereto acknowledging its obligations hereunder as a party to this Agreement and as a constituent; provided, further, however that (a) at the time of and as a condition to any such assignment Parent and Purchaser guarantee the obligations hereunder of such assignee in a manner reasonably acceptable to the Company and (b) such assignment (i) is permissible under the DGCL and (ii) does not delay or adversely affect the consummation of the Merger. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Other than under Section 6.05, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 9.06 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the Company's Board of Directors and the Parent's or Purchaser's respective Board of Governors at any time prior to the Effective Time whether before or after stockholder approval; provided, however, that after stockholder approval no amendment shall be made which by Law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 9.07 Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        Section 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

        Section 9.09 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. The parties agree to the exclusive jurisdiction of the Courts of the State of Delaware with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

        Section 9.10 Construction and Interpretation.

  (a)
  For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

  (b)
  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

  (c)
  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

  (d)
  Except as otherwise indicated, all references in this Agreement to "Appendixes," "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to an Appendix, Article or Section of, or Schedule or Exhibit to, this Agreement.

  (e)
  Except as otherwise indicated, all references (i) to any agreement (including this Agreement), contract or Law are to such agreement, contract or Law as amended, modified, supplemented or replaced from time to time, and (ii) to any Governmental Entity include any successor to that Governmental Entity.

        Section 9.11 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        Section 9.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 9.14 Entire Agreement. This Agreement (including the Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        Section 9.15 Obligation of Parent. Notwithstanding anything to the contrary in this Agreement, whenever this Agreement requires Purchaser or Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser or Surviving Corporation to take such action and a guarantee of performance thereof.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of Parent, Purchaser, and the Company has executed or has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

PETTERS GROUP WORLDWIDE, LLC
By:	/s/ THOMAS J. PETTERS Name: Thomas J. Petters Title: Chairman
PETTERS CONSUMER BRANDS, LLC
By:	/s/ THOMAS J. PETTERS Name: Thomas J. Petters Title: Chairman
POLAROID HOLDING COMPANY
By:	/s/ J. MICHAEL POCOCK Name: J. Michael Pocock Title: President and Chief Executive Officer

EXHIBIT A
Form of Voting Agreement

EXHIBIT B-1
First Escrow Agreement

EXHIBIT B-2
Second Escrow Agreement

EXHIBIT C
Form of Press Release

Annex B

EXECUTION COPY

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of January 7, 2005 (the "Agreement"), is entered into among PETTERS GROUP WORLDWIDE, LLC, a Delaware limited liability Company ("Parent"), PETTERS CONSUMER BRANDS, LLC, a Delaware limited liability company ("Purchaser"), and the principal stockholder of POLAROID HOLDING COMPANY, a Delaware corporation (the "Company"), whose signature appears on the signature page to this Agreement (the "Principal Stockholder").

W I T N E S S E T H:

        WHEREAS, Parent, Purchaser and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of the Purchaser into the Company (the "Merger");

        WHEREAS, as of the date hereof, the Principal Stockholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of shares of common stock, par value $0.001 per share, of the Company (the "Company Stock") as set forth opposite the Principal Stockholder's name on Exhibit A hereto (all such Company Stock and any shares of Company Stock of which ownership of record or beneficially or the power to vote is hereafter acquired by the Principal Stockholder prior to the termination of this Agreement being referred to herein as the "Shares"); and

        WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has requested that the Principal Stockholder enter into this Agreement, and, in order to induce Purchaser to enter into the Merger Agreement, the Principal Stockholder has agreed to enter into this Agreement solely in the Principal Stockholder's capacity as a stockholder of the Company.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
TRANSFER AND VOTING OF SHARES

        Section 1.01 Transfer of Shares. The Principal Stockholder shall not, directly or indirectly, until the earlier of the termination of this Agreement or the approval of the Merger by the Company Stockholders (a) sell, pledge, encumber, assign, transfer, grant an option with respect to or otherwise dispose of any or all of the Principal Stockholder's Shares or any interest in such Shares, except pursuant to the Merger Agreement, (b) deposit any Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated herein), or (c) enter into any contract, commitment, option or other arrangement or undertaking (other than the Merger Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer, option with respect to, or other disposition of any Shares. Notwithstanding the provisions in the previous sentence, prior to the Effective Time, the Principal Stockholder may transfer, sell, exchange, pledge or otherwise dispose of or encumber, Shares to any affiliate of the Principal Stockholder, provided that each such transferee or assignee, prior to the completion of the transfer, sale, exchange, pledge or encumbrance, shall have executed documents assuming all of the obligations of the Principal Stockholder under this Agreement and shall have executed a proxy in the form attached hereto as Exhibit B (the "Proxy") with respect to the transferred securities.

        Section 1.02 Grant of Irrevocable Proxy. Concurrently with the execution of this Agreement, the Principal Stockholder agrees to deliver to Purchaser the Proxy, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law. Such proxy will survive the death, incompetence or disability of a holder of the Principal Stockholder's stock and the merger or dissolution of the Principal Stockholder. The Principal Stockholder represents and warrants that any proxies heretofore given in respect of the Principal Stockholder's Company Stock that may still be in effect are not irrevocable and that any such proxies are hereby revoked.

        Section 1.03 Vote in Favor of the Merger. If for any reason the Proxy is deemed to be invalid, during the period commencing on the date hereof and terminating at the Effective Time, the Principal Stockholder, solely in the Principal Stockholder's capacity as a stockholder of the Company, agrees to vote (or cause to be voted) all of the Shares at any meeting of the stockholders of the Company or any adjournment thereof, and in any action by written consent of the stockholders of the Company (whether held directly or beneficially and whether now owned or hereafter acquired), (i) in favor of the adoption of the Merger Agreement and approval of the Merger, and in favor of the other transactions contemplated by the Merger Agreement and (ii) in favor of any other matter directly relating to the consummation of the transactions contemplated by the Merger Agreement. If the Principal Stockholder is the beneficial owner, but not the record holder, of the Company Stock, the Principal Stockholder agrees to take all commercially reasonable actions necessary to cause the record holder and any nominees to vote all of the Company Stock in accordance with the foregoing provisions.

        Section 1.04 Termination. This Agreement, the Proxies granted hereunder and the obligations of the Principal Stockholder pursuant to this Agreement shall terminate upon the earliest of (a) the date of the termination of the Merger Agreement pursuant to Article VIII thereof, (b) the date upon which the Board of Directors of the Company approves or recommends a Superior Proposal (as defined in the Merger Agreement), (c) the Effective Time and (d) any material amendment to the Merger Agreement without the prior written consent of the Principal Stockholder.

        Section 1.05 Fiduciary Responsibilities. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall be construed as preventing any officer, employee or partner of the Principal Stockholder who is a director of the Company from fulfilling the obligations of such office.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        The Principal Stockholder hereby represents and warrants to Purchaser as follows:

        Section 2.01 Authorization; Binding Agreement. The Principal Stockholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of the Principal Stockholder and, assuming their due authorization, execution and delivery by or on behalf of Parent and the Purchaser, constitute the legal, valid and binding obligations of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally.

        Section 2.02 No Conflict; Required Filings and Consents.

  (a)
  Assuming the expiration or termination of the waiting period under the HSR Act (and the satisfaction or obtaining of any requirements and any required consents under other Anti-competition Laws), the filing of proxy materials with the SEC and compliance with the Exchange Act, the execution and delivery of this Agreement and the grant of the Proxy to Purchaser by the Principal Stockholder do not, and the performance of this Agreement and the grant of the Proxy to Purchaser by the Principal Stockholder will not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to the Principal Stockholder or by which the Principal Stockholder or any of the Principal Stockholder's material properties or assets is bound or affected, (ii) violate or conflict with the Certificate of Incorporation, Bylaws or other equivalent organizational documents of the Principal Stockholder, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of the Principal Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholder is a party or by which the Principal Stockholder or any of the Principal Stockholder's material properties or assets is bound or affected; except in the case of the foregoing clauses (i), (ii) and (iii), where such violation, conflict, breach, default, right of termination, amendment, acceleration or cancellation, lien, encumbrance or restriction would not, or would reasonably be expected not to, prevent or materially delay the performance by the Principal Stockholder of the Principal Stockholder's obligations under this Agreement. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Principal Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Principal Stockholder of the transactions contemplated by this Agreement.

  (b)
  The execution and delivery of this Agreement and the grant of the Proxy to Purchaser by the Principal Stockholder do not, and the performance of this Agreement and the grant of the Proxy to Purchaser by the Principal Stockholder will not, require any consent, approval, order, permit or governmental, authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign, except as may be required under the Exchange Act, the HSR Act or Anti-competition Laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, or would reasonably be expected not to, prevent or materially delay the performance by the Principal Stockholder of the Principal Stockholder's obligations under this Agreement. The Principal Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares owned by the Principal Stockholder, other than those agreements set forth in the Amended and Restated Securities Holders Agreement dated as of February 5, 2003, as amended (the "Stockholders' Agreement") as to which this Agreement and the Proxy do not violate.

        Section 2.03 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Principal Stockholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against the Principal Stockholder or any of its respective material properties or any of its respective partners, officers or directors (in their capacities as such) that would prevent, enjoin, materially delay or impair the Principal Stockholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Principal Stockholder, or, to the knowledge of the Principal

Stockholder or any of its directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, would have a material adverse effect on the Principal Stockholder's ability to consummate the transactions contemplated by this Agreement.

        Section 2.04 Title to Shares. As of the date of this Agreement, the Principal Stockholder is the record or beneficial owner of the Shares set forth opposite the Principal Stockholder's name on Exhibit A hereto, free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than as set forth in the Stockholders' Agreement and this Agreement. The shares of Company Stock, including the options, warrants or other rights to acquire such stock, set forth opposite the Principal Stockholder's name on Exhibit A hereto, are all of the securities of the Company owned, directly or indirectly, of record or beneficially by the Principal Stockholder on the date of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
PARENT AND PURCHASER

        Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Principal Stockholder as follows:

        Section 3.01 Authorization; Binding Agreement. Each of Parent and Purchaser has all legal right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by or on behalf of Parent and Purchaser and, assuming their due authorization, execution and delivery by or on behalf of the Principal Stockholder, constitutes the legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally.

        Section 3.02 No Conflict; Required Filings and Consents.

  (a)
  Assuming the expiration or termination of the waiting period under the HSR Act (and the satisfaction or obtaining of any requirements and any required consents under other Anti-competition Laws), the execution and delivery of this Agreement by Parent and Purchaser will not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to the Parent or Purchaser or by which Parent or Purchaser or any of the Parent or Purchaser's material properties or assets is bound or affected, (ii) violate or conflict with the Certificate of Incorporation, Bylaws or other equivalent organizational documents of Parent or Purchaser, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of the Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Purchaser is a party or by which the Parent or Purchaser or any of the Parent or Purchaser's material properties or assets is bound or affected; except in the case of the foregoing clauses (i), (ii) and (iii), where such violation, conflict, breach, default, right of termination, amendment, acceleration or cancellation, lien, encumbrance or restriction would not, or would reasonably be expected not to, prevent or materially delay the performance by the Parent or Purchaser of any of their obligations under this Agreement.

  (b)
  The execution and delivery of this Agreement by the Parent and Purchaser do not, and the performance of this Agreement by the Parent and Purchaser will not, require any consent, approval, order, permit or governmental, authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign, except as may be required under the Exchange Act, the HSR Act or Anti-competition Laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, or would reasonably be expected not to, prevent or materially delay the performance by the Parent or Purchaser of the Parent or Purchaser's obligations under this Agreement.

ARTICLE IV
COVENANTS OF PRINCIPAL STOCKHOLDERS

        Section 4.01 Further Assurances. From time to time and without additional consideration, the Principal Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Purchaser may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. The Principal Stockholder shall, at the written direction of the Purchaser exercise its "drag along" rights under Section 2.02 of the Stockholders Agreement.

ARTICLE V
GENERAL PROVISIONS

        Section 5.01 Entire Agreement; Amendments. This Agreement, the Merger Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

        Section 5.02 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as provided in Section 1.01 of this Agreement, any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by the Principal Stockholder without the prior written consent of Purchaser shall be void.

        Section 5.03 Fees and Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        Section 5.04 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight delivery cable, telecopy, facsimile, telegram or telex or by certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 5.04):

  (a)
  if to Parent:

      Petters Group Worldwide, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: Thomas J. Petters, Chairman
      Attention: General Counsel

      with a copy to:

      Dorsey & Whitney LLP
      250 Park Avenue
      New York, New York 10177
      Facsimile No.: (212) 953-7201
      Attention: Owen C. Marx, Esq.

  (b)
  if to Purchaser:

      Petters Consumer Brands, LLC
      4400 Baker Road
      Minnetonka, MN 55343
      Facsimile No.: (952) 934-9918
      Attention: Thomas J. Petters, Chairman
      Attention: General Counsel

      with a copy to:

      Dorsey & Whitney LLP
      250 Park Avenue
      New York, New York 10177
      Facsimile No.: (212) 953-7201
      Attention: Owen C. Marx, Esq.

  (c)
  If the Principal Stockholder at the address and facsimile number set forth under its name on the signature page hereof.

        Section 5.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 5.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

        Section 5.07 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Principal Stockholder agrees that, in the event of any breach or threatened breach by the Principal Stockholder of any covenant or obligation contained in this Agreement, Purchaser shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

        Section 5.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws. In any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

        Section 5.09 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 5.11 Survival. The representations, warranties and agreement of the parties contained in this Agreement shall not survive the termination of this Agreement; provided, that no such termination shall relieve any party hereto from any liability from an intentional breach of this Agreement prior to the date of termination.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of Purchaser and Principal Stockholder has executed or has caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

PETTERS GROUP WORLDWIDE, LLC
By:	/s/ THOMAS J. PETTERS Name: Thomas J. Petters Title: Chairman
PETTERS CONSUMER BRANDS, LLC
By:	/s/ THOMAS J. PETTERS Name: Thomas J. Petters Title: Chairman
ONE EQUITY PARTNERS LLC
By:	/s/ JACQUES NASSER Name: Jacques Nasser Title: Senior Partner
	Address:	320 Park Avenue, 18th Floor New York, NY 10022 Attention: Mark Amrhein
	Facsimile No.:	(212) 277-1533

EXHIBIT A
SHARES OWNED

Name of Principal Stockholder	Common Stock	Total Number of Shares	Shares Issuable upon Exercise of Options, etc.
One Equity Partners LLC	18,521,400	18,521,400	0

EXHIBIT B
IRREVOCABLE PROXY

        Subject to the last sentence hereof, the undersigned registered stockholder of                        , a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints [Insert names of proxy holders], the [Insert titles] of                        , a Delaware corporation ("Parent"), and each of them, as the sole and exclusive lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain voting agreement of even date herewith between Purchaser, Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Purchaser entering into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 7, 2005, among Parent, and the Company. The Merger Agreement provides for the merger of Purchaser with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earliest to occur of (a) the date of the termination of the Merger Agreement pursuant to Article VIII thereof, (b) the date upon which the Board of Directors of the Company approves or recommends a Superior Proposal (as defined in the Merger Agreement), (c) the Effective Time (as defined in the Merger Agreement) and (d) any material amendment to the Merger Agreement without the prior written consent of the Principal Stockholder.

        The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's true and lawful attorneys-in-fact and proxies to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver in the undersigned's name any consent, certificate or other document that may be required by law) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and (ii) in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement.

        The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned may vote the Shares on all other matters. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: January 7, 2005

Signature of Principal Stockholder:
Print Name of Principal Stockholder:	One Equity Partners LLC
Title of Principal Stockholder (if applicable):

Shares beneficially owned:

Stock	Number of Common Shares
Common Stock	18,521,400
TOTAL	18,521,400

Annex C

January 7, 2005

Board of Directors
Polaroid Holding Company
1265 Main Street
Waltham, Massachusetts 02451

Members of the Board:

        We understand that Polaroid Holding Company ("Polaroid" or the "Company") intends to enter into a transaction (the "Proposed Transaction") with Petters Group Worldwide, LLC ("Petters" or "Parent"), pursuant to which (i) Petters Consumer Brands, LLC ("Purchaser"), a wholly-owned subsidiary of Petters, will be merged with and into Polaroid, with Polaroid surviving as a wholly-owned subsidiary of Petters, and (ii) each share of common stock of Polaroid ("Polaroid Stock") shall be converted into the right to receive an amount in cash equal to $12.08 per share. We further understand that the holders of Polaroid Stock will be entitled to a non-transferable contingent value right in respect of each of their shares, which could result in additional consideration to such holders depending on the timing and price of a sale of the Company's IDP business. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated January 7, 2005, between the Company, Petters and Purchaser (the "Agreement").

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address: (i) the Company's underlying business decision to proceed with or effect the Proposed Transaction, or (ii) the ability of the acquiror to finance the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including the escrow requirements and the provisions in the Agreement relating to the "break-up" fee, (2) publicly available information concerning Polaroid that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 26, 2004, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including the financial projections of the Company prepared by management of the Company, (4) a trading history of the Company's common stock from the date the Company's stock began to trade on the OTC Bulletin Board on May 14, 2004, to the present and a comparison of that trading history with those of other publicly traded companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other publicly traded companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (7) the results of efforts by the Company and its financial advisor to solicit indications of interest from other potential buyers with respect to a potential acquisition of, or business combination with, Polaroid, as well as an acquisition of, or investment in, Polaroid's IDP business, and (8) the alternatives available to the Company on a stand-alone basis. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the

C-1

Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have been retained solely for the purpose of rendering this opinion and are receiving a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of our opinion. We also have performed various investment banking services for the Company's majority shareholder and to the entity from which the Company purchased its assets in July 2002 in the past and have received customary fees for such services.

        This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours, LEHMAN BROTHERS

C-2

Annex D

[JPMorgan letterhead]

January 6, 2005
The Board of Directors
Polaroid Holding Company
1265 Main Street W3-3
Waltham, MA 02451

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of Polaroid Holding Company (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of Petters Consumer Brands, LLC, a Delaware limited liability company ("Purchaser") and a wholly-owned subsidiary of Petters Group Worldwide, LLC ("Parent"), with and into the Company. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Parent and Purchaser, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of Company Common Stock, other than shares of Company Common Stock (i) held in treasury, (ii) owned by Purchaser or any direct or indirect subsidiary of Purchaser and (iii) owned by stockholders of the Company who perfect their statutory dissenters' rights, will be converted into the right to receive:

  (A)
  an amount in cash equal to $12.08 per share (the "Cash Merger Consideration"); and

  (B)
  a CVR (as defined in the Merger Agreement) representing the right to receive an amount in cash equal to (1) the excess, if any, of the gross proceeds of an IDP Sale (as defined in the Merger Agreement) over the Minimum IDP Sale Price (as defined in the Merger Agreement) (the amount of any such excess, the "Excess IDP Sale Proceeds"), divided by (2) the aggregate number of CVRs outstanding, which Excess IDP Sale Proceeds shall be payable in accordance with the Merger Agreement and only if (x) an IDP Closing (as defined in the Merger Agreement) occurs prior to the effective time of the Merger (the "Effective Time") and the Company has not distributed the Excess IDP Sale Proceeds to its stockholders prior to the Effective Time or (y) an IDP Agreement (as defined in the Merger Agreement) is executed prior to the Effective Time and the IDP Closing relating thereto occurs not later than 60 days following the Effective Time.

        Furthermore, if an IDP Closing occurs prior to the Effective Time and, in connection therewith, there are Excess IDP Sale Proceeds, the Company may distribute such Excess IDP Sale Proceeds to its stockholders in the form of a dividend at any time prior to the Effective Time.

        For purposes of our analyses, you have instructed us to assume that (i) any sale of the IDP Business (as defined in the Merger Agreement) will be consummated only in accordance with the Merger Agreement and (ii) there will be no Excess IDP Sale Proceeds in connection with any IDP Closing (whether such closing occurs before or after the Effective Time).

        We also understand that, concurrently with the execution of the Merger Agreement, the Company, Parent, Purchaser and Wells Fargo Bank, National Association (the "Escrow Agent") will enter into (i) an Escrow Agreement (the "First Escrow Agreement") pursuant to which the Purchaser will deposit $40,000,000 in cash in an escrow account to be used to (A) satisfy any fees payable by Purchaser to the Company pursuant to the Merger Agreement upon any termination thereof or (B) fund a portion of the aggregate Cash Merger Consideration at the Effective Time, and (ii) an Escrow Agreement (the "Second Escrow Agreement"; and, together with the First Escrow Agreement, the "Escrow

Agreements") pursuant to which the Purchaser will deposit $201,000,000 in cash in an escrow account to be used to fund a portion of the aggregate Cash Merger Consideration at the Effective Time. Pursuant to the terms of the Second Escrow Agreement, upon the delivery by the Purchaser to the Company of an Acceptable Commitment Letter (as defined in the Second Escrow Agreement) and receipt by the Escrow Agent of a certificate certifying the delivery of such a commitment letter, the Escrow Agent shall release to the Purchaser or a designee thereof an amount equal to the lesser of (x) the amount committed under such commitment letter to finance the consummation of the Merger and (y) the amount which, based on the terms of such commitment, can actually be borrowed in cash on the closing date of the Merger to finance the consummation of the Merger (net of any upfront fees and other costs). In addition, we understand that, pursuant to the Merger Agreement, should Purchaser or Parent have not desposited or caused to be deposited an additional aggregate amount of $175,000,000 in cash into the escrow fund under the Second Escrow Agreement or delivered Acceptable Commitment Letters which provide for financing equal to such additional amount, in each case, on or before March 1, 2005, the Company shall have the right to terminate the Merger Agreement.

        In arriving at our opinion, we have (i) reviewed drafts dated January 6, 2005 of each of the Merger Agreement, the Escrow Agreements and a Voting Agreement among Parent, Purchaser, the Company and certain stockholders of the Company (the "Voting Agreement"); (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business including certain estimates relating to its instant imaging business (the "Instant Imaging Business") and the IDP Business, respectively; (vi) reviewed certain independent appraisals of the Company's owned real estate provided by the Company (collectively, the "Real Estate Valuation Reports") and the adjustments to the estimates contained in such reports made by the management of the Company; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company and Parent with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us (other than the Real Estate Valuation Reports). In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company, the Instant Imaging Business or the IDP Business (as applicable) to which such analyses or forecasts relate. We have assumed that the definitive Merger Agreement, the definitive Escrow Agreements and the definitive Voting Agreement will not differ in any material respects from the drafts thereof furnished to us. We have also assumed that the Merger will be consummated as described in the

Merger Agreement and the Escrow Agreements. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to (i) the underlying decision by the Company to engage in the Merger or (ii) Purchaser's or Parent's ability to pay the aggregate Cash Merger Consideration.

        We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. Portions of this fee will be payable by the Company upon the delivery of this opinion and upon the announcement of the proposed Merger, and we will receive an additional fee if the proposed Merger is consummated. Please note that in 2002, certain funds managed by our affiliate, One Equity Partners (the "OEP Funds"), acquired the business and operations of the Company's predecessor in exchange for cash and a 35% interest in the Company. Currently, four of the directors on the Company's board of directors (Mr. Jacques A. Nasser, Mr. Charles F. Auster, Mr. Lee M. Gardner and Mr. James W. Koven) are partners or employees of the OEP Funds. As of the close of business on January 5, 2005, the OEP Funds owned, in the aggregate, 18,750,000 shares of Company Common Stock. Mr. Rick A. Lazio, an employee of our affiliate, JPMorgan Chase Bank, also serves on the Company's board of directors. In addition, please be advised that we and our affiliates have performed, in the past, certain investment banking and commercial banking services for the Company (and its predecessors), in each case for customary compensation. In this respect, please note that it is contemplated that our affiliate, JPMorgan Chase Bank, may arrange or provide to Parent a portion of its financing of the aggregate Cash Merger Consideration.

        In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Parent or their affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

        This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
J.P. MORGAN SECURITIES INC.

Annex E

DELAWARE CODE
TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATION LAW
SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

§ 262. Appraisal Rights.

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

  c.
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

  d.
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY	PROXY

SPECIAL MEETING OF STOCKHOLDERS

of

POLAROID HOLDING COMPANY

                                                 , 2005

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF

POLAROID HOLDING COMPANY

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement dated                        , 2005, receipt of which are hereby acknowledged, hereby appoint(s) J. Michael Pocock and Ira H. Parker and each of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of Polaroid Holding Company to be held at                        , which is located at                        , on            , 2005 at 10:00 a.m., local time (the "Special Meeting"), and all continuations, adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes. Unless otherwise marked, the proxies are appointed with the power and authority to vote the undersigned's shares "FOR" the proposal described on this proxy card. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.

The Board of Directors recommends a vote FOR:

        1.    Adoption of the Agreement and Plan of Merger, dated as of January 7, 2005, among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, a wholly owned subsidiary of Petters Group Worldwide, LLC, and Polaroid Holding Company.

FOR ☐                        AGAINST ☐                        ABSTAIN ☐

(continued, and to be signed and dated, on reverse side)

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

NAME(S):
DATE:
NOTE:
Please sign you name exactly as it appears on your stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full.

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POLAROID HOLDING COMPANY NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2005
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY TERM SHEET
THE COMPANIES
THE SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
VOTING AGREEMENT
ESCROW AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
2004 EQUITY COMPENSATION PLAN INFORMATION
MARKET PRICE AND DIVIDEND DATA
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
AGREEMENT AND PLAN OF MERGER by and among PETTERS GROUP WORLDWIDE, LLC, PETTERS CONSUMER BRANDS, LLC and POLAROID HOLDING COMPANY January 7, 2005
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
W I T N E S S E T H
ARTICLE I. THE MERGER
ARTICLE II. MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
ARTICLE V. CONDUCT OF BUSINESSES PENDING THE MERGER
ARTICLE VI. ADDITIONAL AGREEMENTS
ARTICLE VII. CONDITIONS TO THE MERGER
ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER
ARTICLE IX. GENERAL PROVISIONS
EXHIBIT A Form of Voting Agreement
EXHIBIT B-1 First Escrow Agreement
EXHIBIT B-2 Second Escrow Agreement
EXHIBIT C Form of Press Release
VOTING AGREEMENT
W I T N E S S E T H
ARTICLE I TRANSFER AND VOTING OF SHARES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
ARTICLE IV COVENANTS OF PRINCIPAL STOCKHOLDERS
ARTICLE V GENERAL PROVISIONS
EXHIBIT A SHARES OWNED
EXHIBIT B IRREVOCABLE PROXY
SPECIAL MEETING OF STOCKHOLDERS of POLAROID HOLDING COMPANY , 2005 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF POLAROID HOLDING COMPANY